As filed with the Securities and Exchange Commission on October 15, 2015

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amarantus BioScience Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	2834	26-0690857
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

655 Montgomery Street, Suite 900

San Francisco, CA 94111

Telephone: (408) 737-2734

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gerald Commissiong

Chief Executive Officer

655 Montgomery Street, Suite 900

San Francisco, CA 94111

Telephone: (408) 737-2734

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeff Fessler, Esq.

Marcelle S. Balcombe, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Shares of Common Stock, par value $0.001 per share	9,212,927	(1)(2)	$1.06	(3)	$9,765,703	$983.41

(1)	Consists of 6,076,556 shares of common stock issuable upon conversion of the Company’s 12% Senior Secured Convertible Promissory Notes, 2,597,224 shares of common stock issuable upon exercise of warrants and 539,147 outstanding shares of common stock.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock, as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices as reported on the OTCQX on October 14, 2015.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 15, 2015

Up to 9,212,927 Shares of Common Stock

We are registering an aggregate of 9,212,927 shares of common stock, $0.001 par value per share of Amarantus BioScience Holdings, Inc. (referred to herein as “we” ,“us”, “our”, “Amarantus”, “Registrant”, or the “Company”) for resale by certain entities identified in this prospectus, including an aggregate of 6,076,556 shares issuable upon conversion of the Company’s 12% Senior Secured Convertible Promissory Note and 2,597,224 shares of common stock issuable upon exercise of warrants issued by the Company. In addition, we are registering 539,147 shares of Common Stock held by one of our shareholders. Please see “Selling stockholders” beginning at page 46.

The selling stockholders may offer to sell the shares included in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices, and will pay all brokerage commissions and discounts attributable to the sale of such shares. The selling stockholders will receive all of the net proceeds from the offering of their shares, except we may receive the exercise price of any shares we issue to the selling stockholders who hold the warrants included in this prospectus.

The shares may be sold by the selling stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” in this Prospectus.

Our common stock is currently quoted on the OTCQX under the symbol “AMBS”. On October 14, 2015, the last reported sale price of our common stock on the OTCQX was $1.19.

Our business and an investment in our securities involve a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October        , 2015

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You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Unless otherwise stated all references to “us,” “our,” “Amarantus,” “we,” the “Company” and similar designations refer to, Amarantus Bioscience Holdings , Inc., a Nevada corporation.

Overview

We are a California based biopharmaceutical company founded in January 2008. We own or have exclusive licenses to various product candidates in the biopharmaceutical and diagnostic areas of the healthcare industry. We are developing our diagnostic product candidates in the field of neurology, and our therapeutic product candidates in the areas of neurology, psychiatry, ophthalmology and regenerative medicine. Our business model is to develop our product candidates through various de-risking milestones that we believe will be accretive to shareholder value, and will position them to be strategically partnered with pharmaceutical companies, diagnostic companies and/or other stakeholders in order to more efficiently achieve regulatory approval and commercialization.

We have three operating divisions: the diagnostics division; the therapeutics division; and the other drug discovery division.

Diagnostics Division

Within our diagnostics division, we are developing the following product candidates:

LymPro Test ®

The Lymphocyte Proliferation Test (“LymPro Test®”, or “LymPro”) is a diagnostic blood test for Alzheimer’s disease originally developed by the University of Leipzig in Germany. The test works by evaluating the cell surface marker CD69 on peripheral blood lymphocytes following a mitogenic stimulation. The underlying scientific basis for LymPro is that Alzheimer’s patients have a dysfunctional cellular machinery division process that inappropriately allows mature neurons in the brain to enter the mitotic process (cell division /cell cycle). When this happens the neurons start the cell division process, but cannot complete the process. As a result, a number of cytokines and other genes are up-regulated, ultimately leading to cell death by apoptosis. This inappropriate cell division activation process is also present in the lymphocytes of Alzheimer’s patients, as lymphocytes share similar cellular division machinery with brain neurons. We measure the integrity of this cellular machinery division process by measuring CD69 up-regulation in response to the mitogenic stimulation. If CD 69 is up-regulated it means that the cellular machinery division process is correct and Alzheimer’s is not present. If CD69 is not up-regulated, it means there is a dysfunctional cellular machinery division process, and Alzheimer’s is more likely. Data has been published in peer-reviewed publications on LymPro with 160 patients, demonstrating 92% co-positivity and 91% co-negativity with an overall 95% accuracy rating for LymPro.

In 2014, we completed a 'Fit-for-Purpose' assay validation for LymPro at Icon Central Laboratories in Farmingdale, NY, enabling LymPro to be offered to the pharmaceutical industry for diagnosis of patients entering clinical trials for Alzheimer’s disease, as a means of mitigating the risk of selecting the wrong patients for inclusion in such clinical studies. Biomarker services using LymPro Test® biomarker data are now available to the pharmaceutical industry for Investigational Use Only (IUO), in such pharmaceutical therapeutic clinical development programs.

MSPrecise®

In January 2015, we acquired MSPrecise®, which is a proprietary next-generation DNA sequencing (NGS) assay for the identification of patients with relapsing-remitting multiple sclerosis (RRMS) at first clinical presentation. MSPrecise ® utilizes next-generation sequencing to measure DNA mutations found in rearranged immunoglobulin genes in immune cells initially isolated from cerebrospinal fluid. If successful, MSPrecis ® should augment the current standard of care for the diagnosis of MS, by providing a more accurate assessment of a patient's immune response to a challenge within the central nervous system. MSPrecise ® offers a novel method of measuring changes in adaptive human immunity and may also be able to discern individuals whose disease is more progressive and requires more aggressive treatment.

Final results from a pivotal clinical validation study demonstrated that MSPrecise® met the primary study endpoint in patients suspected of having RRMS. MSPrecise ® provided a clear improvement in classifying early-stage RRMS patients when compared with the published performance for the current diagnostic standard of care by cerebrospinal fluid (CSF) analysis. In this study, MSPrecise ® not only performed well as a standalone test but, when combined with the current standard of diagnosis, oligoclonal banding (OCB), it demonstrated that it can substantially reduce the number of both false positives and false negatives as compared to use of OCB alone.

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Additional Diagnostic Biomarkers

In January 2015, we entered into a one-year, option agreement with Georgetown University for an exclusive license of patent rights related to certain blood based biomarkers for memory loss that Georgetown University and University of Rochester jointly developed and own (the “Georgetown Biomarkers”). In the event that we exercise this option, conditions and milestones will be defined; such as, providing Georgetown with development and commercialization plans for the biomarkers and recruiting a senior executive to lead our diagnostics division, as well as other requirements defined in the option agreement. The diagnostic technologies subject to this option agreement are based on metabolic, genetic and exosomal biomarkers. We believe these may hold additional potential for identifying distinguishing factors in dementia and Alzheimer's disease that will be complementary to our LymPro Test ® diagnostic for Alzheimer’s disease. With the potential addition of the Georgetown Biomarkers to our Alzheimer's diagnostics portfolio, we are positioning ourselves to provide all three modalities (cell cycle dysregulation, lipidomics and exosomes) for diagnosis of Alzheimer’s disease.

In May 2013, we acquired the intellectual property rights to two diagnostic blood test platforms known as NuroPro and BC-SeraPro from the bankruptcy estate of Power3 Medical Products. NuroPro is a neurodegenerative disease diagnostic platform with a lead application in Parkinson’s disease. BC-SeraPro is an oncology diagnostic platform with a lead application in breast cancer. Further development of our NuroPro and BC-SeraPro diagnostic platforms are on hold, as we apply our resources to the continuing development of our LymPro Test ® and MSPrecise diagnostics, as well as our planned development of the Georgetown Biomarkers.

Therapeutics Division

Within the therapeutics division, we are developing the following product candidates:

Eltoprazine

Eltoprazine is a small molecule 5HT1a/1b partial agonist in clinical development for the treatment of Parkinson's disease levodopa-induced dyskinesia (PD LID) and Adult Attention Deficit Hyperactivity Disorder (“Adult ADHD”). Eltoprazine has been evaluated in over 600 human subjects to date, with a very strong and well-established safety profile. Eltoprazine was originally developed by Solvay Pharmaceuticals for the treatment of aggression. Solvay out-licensed the Eltoprazine program to PsychoGenics. PsychoGenics licensed Eltoprazine to Amarantus following successful Phase 2a studies in both PD-LID and Adult ADHD, in which both primary and secondary endpoints were met.

In September 2014, we submitted a request to the FDA for a review and written feedback of our Phase 2b program clinical trial design for Eltoprazine in PD LID. We have received feedback from the FDA on our trial design, and are in the process of preparing a full IND submission for this important therapeutic indication. Following initiation of our Phase 2b program clinical study of Eltoprazine in PD LID, we will submit a request to the FDA regarding further clinical development of Eltoprazine in Adult ADHD. In March 2015, the company received notification of approval from the FDA that IND 124224 was approved and allows the company to commence this clinical trial.

MANF

MANF (mesencephalic-astrocyte-derived neurotrophic factor) is believed to have broad potential because it is a naturally-occurring protein produced by the body for the purpose of reducing and preventing apoptosis (cell death) in response to injury or disease, via the unfolded protein response. MANF was discovered by the Company’s Chief Scientific Officer, Dr. John Commissiong. By manufacturing MANF and administering it to the body, Amarantus is seeking to use a regenerative medicine approach to assist the body with higher quantities of MANF when needed. Amarantus is the front-runner and primary holder of intellectual property around MANF, and is focusing on the development of MANF-based protein therapeutics. MANF has demonstrated efficacy as a disease-modifying treatment in various animal models, including retinitis pigmentosa, Parkinson’s disease, cardiac ischemia and stroke.

We made a strategic decision to focus the development of MANF in orphan indications. The FDA Orphan Drug Designation program provides a special status to drugs and biologics intended to treat, diagnose or prevent so-called orphan diseases and disorders that affect fewer than 200,000 people in the U.S. This designation provides for a seven-year marketing exclusivity period against competition, as well as certain incentives, including federal grants, tax credits and a waiver of PDUFA filing fees.

In December 2014, the FDA granted MANF orphan drug designation for the treatment of retinitis pigmentosa (RP). RP refers to a group of inherited diseases causing retinal degeneration often leading to blindness. Pre-clinical data showed that MANF provided protective functional effects in an animal model of RP. Moreover, toxicology studies have demonstrated that MANF was well tolerated following a single intravitreal administration of a therapeutically relevant dose. Our goal is to continue to build value in our MANF program by seeking other orphan drug designations for MANF, and by continuing work to advance this promising product candidate toward clinical testing in multiple therapeutic areas.

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Option to Acquire Additional Product Candidate - Engineered Skin Substitute

In November 2014, we entered into an exclusive option agreement to acquire Engineered Skin Substitute (ESS), an autologous skin replacement product for the treatment of Stage 3 and Stage 4 intractable severe burns. As part of the option agreement, we have also agreed to engage Lonza Walkersville, Inc., a subsidiary of Lonza Group Ltd., to produce ESS for human clinical trials and subsequent commercial distribution.

ESS is a tissue-engineered skin prepared from autologous (patient's own) skin cells. It is a combination of cultured epithelium with a collagen-fibroblast implant that produces a skin substitute that contains both epidermal and dermal components. This model has been shown in preclinical studies to generate a functional skin barrier. Most importantly, the researchers consider self-to-self skin grafts for autologous skin tissue to be ideal because they are less likely to be rejected by the immune system of the patient, unlike with porcine or cadaver grafts in which immune system rejection is an important possibility.

ESS has the potential to become a revolutionary new treatment for severe burns. The product is produced from a small sample of the patient's own healthy skin. The sample is harvested from a portion of healthy skin remaining on a burn patient's body and is then shipped to Lonza’s central laboratory facility for expansion. The proprietary ESS technology can then be applied to produce an expanded sample or graft that is sufficiently large enough to close severe wounds covering the majority of an individual's body, including both the epidermal and dermal layers of the skin. The expanded skin samples are then shipped back in rectangular shapes, with the dimensions of approximately 10 inches by 10 inches, to the severe burn center for surgical transplantation onto the original patient to facilitate wound closure. Wound closure is of critical importance in this setting to promote healing and to reduce the risk of a variety of infections, including sepsis.

ESS is being developed with support from a grant from the Armed Forces Institute for Regenerative Medicine (AFIRM). The AFIRM grant was awarded to support the IND and initial clinical studies. Upon execution of our option to acquire ESS, we anticipate initiating, during the second quarter of 2015, a 10 patient Phase 2 clinical study to evaluate the efficacy of ESS versus meshed split thickness autograft, the current standard of care for the treatment of Stage 3 and Stage 4 intractable severe burns.

Drug Discovery Division

MANF was discovered utilizing our proprietary PhenoGuard protein discovery technology, and we believe that this drug discovery platform can be used to discover other, similar neurrotrophic factors. Our PhenoGuard technology currently consists of 88 cell lines, and we intend to expand the number of such cell lines as we conduct research directed towards the discovery of such additional neurotrophic factors.

Recent Developments

Series H Preferred Stock and Warrants

 On September 30, 2015, the Company entered into a Securities Purchase Agreement with an institutional investor for the sale of 3,055.556 (including 10% OID) shares of the Company’s 12% Series H Preferred Stock and a warrant to purchase 1,298,612 shares of common stock in a registered direct offering, subject to customary closing conditions.   The gross proceeds to the Company from the offering were $2,750,000. Each share of Series H Preferred Stock has a stated value of $1,000 and is convertible into shares of common stock at an initial conversion price of the lower of (i) $2.50, subject to adjustment and (ii) 75%, subject to adjustment, of the lowest volume weighted average price, or VWAP, during the fifteen (15) trading days immediately prior to the date a conversion notice is sent to the Company by a holder, at any time at the option of the holder.

The warrant is exercisable at an exercise price of $2.00 per share at any time on or after the earlier to occur of (i) all shares of common stock underlying the warrant are registered for resale under the Securities Act of 1933, and (ii) the date six (6) months from September 30, 2015 and on or prior to the close of business on the five-year anniversary of the date the warrant is initially exercisable.

On September 30, 2015, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series H 12% Convertible Preferred Stock with the Secretary of State of the State of Nevada.

The Series H Preferred Stock and the warrant were issued pursuant to a prospectus supplement dated September 30, 2015 filed with the Securities and Exchange Commission on September 30, 2015, in connection with a takedown from the Registration Statement on Form S-3 (File No. 333-203845), which was declared effective by the SEC on May 22, 2015.

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12% Senior Secured Convertible Promissory Note and Warrants

On September 30, 2015, the Company entered into a Securities Purchase Agreement with an institutional investor for the sale of an aggregate principal amount $3,055,556 (including 10% OID) 12% Senior Secured Convertible Promissory Note due September 29, 2016 and a warrant to purchase 1,298,612 shares of common stock in a private placement offering . The gross proceeds to the Company from the private placement offering were $2,750,000.

  The principal amount of the Senior Secured Note shall accrue interest at a rate equal to 12% per annum, payable on the maturity date in cash, or, at the Company’s option, in common stock or a combination thereof. At any time upon five (5) days written notice to the investor, the Company may prepay any portion of the principal amount of the Senior Secured Note and any accrued and unpaid interest at an amount equal to 120% of the then outstanding principal amount of the Senior Secured Note and accrued interest or 130% if a Qualified Financing (as defined in the Senior Secured Note) has occurred.

At any time after the issuance date of the Senior Secured Note until all amounts due have been paid in full, the Senior Secured Note shall be convertible, in whole or in part, into shares of common stock at the option of the holder, at any time and from time to time. The conversion price in effect on any conversion date shall be equal to the lowest of (i) $2.50, (ii) 75% of the lowest daily VWAP in the fifteen (15) trading days prior to the conversion date, or (iii) (A) if a Public Offering (as defined in the Senior Secured Note) that is not a Qualified Public Offering (as defined in the Senior Secured Note) has occurred, 75% or (B) if a Qualified Public Offering has occurred, 80% of the lowest of the (x) per share price of shares of common stock, and (y) the lowest conversion price, exercise price or exchange price of any common stock equivalents, that are sold or issued to the public in the Public Offering or the Qualified Public Offering, respectively.

Effective on the closing of a Qualified Public Offering, the Qualified Public Offering Conversion Amount (as defined in the Senior Secured Note) shall automatically (without further act or deed of the Holder or the Company) convert (the “Mandatory Conversion”) into such number of shares of common stock as shall equal the quotient of (i) the Qualified Public Offering Conversion Amount outstanding as of and including the Mandatory Conversion Date, divided by (ii) a conversion price equal to the lowest of (i) the Conversion Price on the Mandatory Conversion Date, and (ii) eighty percent (80%) of the lowest of (x) the price per share at which the Company sells shares of common stock, and (y) the lowest conversion price, exercise price or exchange price of any common stock equivalents, if any, sold and or issued to the public in a Qualified Public Offering, if any,

The Senior Secured Note contains certain customary Events of Default (including, but not limited to, default in payment of principal or interest thereunder, breaches of covenants, agreements, representations or warranties thereunder, the occurrence of an event of default under certain material contracts of the Company, including the transaction documents relating to the Offering, changes in control of the Company, filing of bankruptcy and the entering or filing of certain monetary judgments against the Company). Upon the occurrence of any such Event of Default the outstanding principal amount of the Senior Secured Note, plus accrued but unpaid interest, liquidated damages, and other amounts owing in respect thereof through the date of acceleration, shall become, at the Investor’s election, immediately due and payable in cash. Upon any Event of Default that results in acceleration of the Senior Secured Note, the interest rate on the Senior Secured Note shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law.

In connection with the issuance of the Senior Secured Note, effective on September 30, 2015, the Company entered into a Security Agreement and a Patent and Trademark Security Agreement with the investor pursuant to which the Company agreed to grant a security interest in all of its assets to the investor in order to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Senior Secured Note.

The warrant issued in the private placement offering is exercisable at an exercise price of $2.00 at any time on or after the earlier to occur of (i) all shares of common stock underlying the such warrant are registered for resale under the Securities Act of 1933, and (ii) the date six (6) months from September 30, 2015 and on or prior to the close of business on the five-year anniversary of the date the warrant is initially exercisable.

Other Agreements

On September 30, 2015, the Company entered into an exchange agreement with an existing institutional investor pursuant to which the existing investor exchanged $3,021,000 (including OID and make-whole) aggregate principal amount of Senior Secured Convertible Notes of the Company for $3,021,000 aggregate principal amount of Senior Secured Notes and a warrant to purchase 1,298,612 shares of common stock. The purpose of the exchange was to simplify the Company’s capital structure with a single series of convertible secured notes outstanding. The exchange of the Senior Secured Convertible Notes for the Senior Secured Notes was made in reliance on the exemption from registration afforded under Section 3(a)(9) of the Securities Act of 1933, as amended.

In connection with the issuance of the Senior Secured Notes, effective on September 30, 2015, the existing institutional investor entered into the Security Agreement and the Patent and Trademark Security Agreement referenced above pursuant to which the Company agreed to grant a security interest in all of its assets to the investor in order to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Senior Secured Notes.

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  On September 30, 2015, the Company entered into a registration rights agreement with certain investors pursuant to which the Company agreed to register for resale on Form S-1 the shares of common stock underlying the Senior Secured Notes, the shares of common stock issuable upon exercise of the PP Warrants and shares of common stock held by certain other holders. Pursuant to the Registration Rights Agreement, the Company agreed to file the registration statement by October 10, 2015. The Company would be obligated to pay financial penalties of 3% of the subscription amount paid by each holder to the holders in the event the registration statement is filed after October 10, 2015 or the registration statement is not declared effective by the SEC within 60 days after October 10, 2015. The holders have verbally agreed to waive any penalties that accrued because of the Company’s failure to file the registration statement on October 10, 2015.

In connection with the financings described above, on September 30, 2015, the Company entered into a letter agreement with certain investors in which the Company agreed to hold a special stockholder’s meeting by mid- December 2015 to approve an increase in its authorized common stock. In the event, the Company fails to obtain such approval, the Company will be obligated to pay financial penalties to such investors.

On September 25, 2015, the Company entered into a repurchase agreement with the holder of all of the Company’s issued and outstanding Series G Preferred Stock pursuant to which the Company has repurchased all of the issued and outstanding shares of Series G Preferred Stock and all shares of common stock held by the Series G Holder for an aggregate purchase price of $4,750,000. As of October 1, 2015, there are no more shares of Series G Preferred Stock issued and outstanding.

The Transactions under which the shares included in this Prospectus may be or were issued

12% Senior Secured Convertible Promissory Note and Warrants

An aggregate of 3,055,556 shares underlying the Company’s 12% Senior Secured Convertible Promissory Note and 1,298,612 shares underlying warrants issued to the holders of the Company’s 12% Senior Secured Convertible Promissory Note described above under “Recent Developments” are included in this Prospectus.

Other Agreements

An aggregate of 3,021,000 shares underlying the Company’s 12% Senior Secured Convertible Promissory Note and 1,298,612 shares underlying warrants issued to the holders of the Company’s 12% Senior Secured Convertible Promissory Note described above under “Recent Developments” are included in this Prospectus.

Agreement and Plan of Merger with Diogenix, Inc.

Also included in this prospectus are 539,147 shares by the Company pursuant to Agreement and Plan of Merger entered into on January 8, 2015 with DioGenix, Inc., a Delaware corporation (“DioGenix”), Neuro Acquisition Corporation, a wholly-owned subsidiary of the Company and Nerveda, LLC, as the Securityholder Representative.

The Agreement and Plan of Merger provided for the merger of Neuro Acquisition Corporation with and into DioGenix, with DioGenix surviving the merger as a wholly-owned subsidiary of the Company. The aggregate consideration for all of the outstanding equity interests of DioGenix is 662,526 shares of our common. The Agreement and Plan of Merger also provides for additional payments to DioGenix stockholders of up to $2,000,000 in cash and/or common stock conditioned on the achievement of certain milestones related to results of clinical testing and future revenue from products in development. A portion of the consideration was placed into escrow to satisfy certain indemnification obligations of DioGenix stockholders described in the Agreement and Plan of Merger. The shares of our common stock issued in the merger, may, upon our request, be made subject to lock-up agreements precluding sale of such shares as described in the Agreement and Plan of Merger.

Risks Associated With Our Business

Our business is subject to numerous risks described in the section entitled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks before making an investment. Some of these risks include:

·	We are largely dependent on the success of our lead product candidates, LymPro Eltoprazine, and MANF, and we may not be able to successfully commercialize these products;

·	If we fail to obtain U.S. regulatory approval of LymPro, Eltoprazine, MANF or any of our other current or future product candidates, we will be unable to commercialize these potential products in the United States;

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·	Our proprietary rights may not adequately protect our intellectual property and product candidates and if we cannot obtain adequate protection of our intellectual property and product candidates, we may not be able to successfully market our product candidates;

·	If our product candidates, including LymPro, Eltoprazine, MANF, do not gain market acceptance among physicians, patients and the medical community, we will be unable to generate significant revenue, if any.;

·	Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing;

·	We are at an early stage of development as a company and currently have no source of revenue and may never become profitable.

We do not have any products that are approved for commercial sale and therefore do not expect to generate any revenues from product sales in the foreseeable future, if ever;

·	We have incurred significant losses since inception and anticipate that we will incur continued losses for the foreseeable future;

·	We will need to raise substantial additional capital to fund our operations, and our failure to obtain funding when needed may force us to delay, reduce or eliminate certain product development programs;

We may require additional financing to sustain our operations and without it we may not be able to continue operations.

·	If we are unable to hire and retain key personnel, we may not be able to implement our business plan;

·	Our stock price may be volatile;

·	We have not and do not anticipate paying any dividends on our common stock;

·	If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock;

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares;

·	Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline;

·	Our certificate of incorporation allows for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Corporate Information

We were incorporated on January 14, 2008 in the state of Delaware and were reincorporated in Nevada on March 22, 2013. The Company is a development stage biopharmaceutical drug development holding company dedicated to sourcing high-potential therapeutic and diagnostic platform technologies and aligning their development with complementary biopharmaceutical assets to reduce overall enterprise risk. Our principal executive offices are located at 655 Montgomery Street, Suite 900, San Francisco, CA 94111 and our telephone number is (415) 688-4484. Our website address is http://www.amarantus.com/. The information on, or that can be accessed through, our website is not part of this prospectus.

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Summary of the Offering

Securities Offered	9,212,927 shares of Common Stock, which includes 6,076,556 shares issuable upon conversion of notes, 2,597,224 shares of common stock issuable upon exercise of warrants, and 539,147 shares of common stock.

Common Stock to be outstanding after the offering	17,993,527*

Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders in this offering. We may receive the exercise price of the common stock we may issue to the selling stockholders who hold the warrants included in this prospectus, upon exercise of their outstanding warrants. However, the holders may exercise the warrants on a cashless basis if at any time after the warrants are exercisable there is no effective registration statement or current prospectus available for the resale of the shares underlying the warrants, in which case we will not receive any proceeds from such exercise. Any proceeds received upon exercise of the warrants will be used for general corporate purposes. See “Use of Proceeds.”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

Symbol on OTC Markets	AMBS

* Based upon 9,319,747 shares issued and outstanding as of October 5, 2015 and assumes the sale of all the shares underlying the notes and the warrants offered.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our securities. Our business, financial condition and results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

We are largely dependent on the success of our lead product candidates, LymPro, Eltoprazine and MANF, and we may not be able to successfully commercialize these products.

We have incurred and will continue to incur significant costs relating to the development of our lead product candidates, LymPro, Eltoprazine and MANF. We have not obtained approval to commercialize LymPro, Eltoprazine and MANF in any jurisdiction and we may never be able to obtain approval or, if approvals are obtained, to commercialize LymPro, Eltoprazine and MANF successfully.

If we fail to successfully commercialize our products, we may be unable to generate sufficient revenue to sustain and grow our business, and our business, financial condition and results of operations will be adversely affected.

If we fail to obtain U.S. regulatory approval of LymPro, Eltoprazine, MANF or any of our other current or future product candidates, we will be unable to commercialize these potential products in the United States.

The development, testing, manufacturing and marketing of our product candidates are subject to extensive regulation by governmental authorities in the United States. In particular, the process of obtaining FDA approval is costly and time consuming, and the time required for such approval is uncertain. Our product candidates must undergo rigorous preclinical and clinical testing and an extensive regulatory approval process mandated by the FDA. Such regulatory review includes the determination of manufacturing capability and product performance. Generally, only a small percentage of pharmaceutical products are ultimately approved for commercial sale.

We can give no assurance that our current or future product candidates will be approved by the FDA or any other governmental body. In addition, there can be no assurance that all necessary approvals will be granted for future product candidates or that FDA review or actions will not involve delays caused by requests for additional information or testing that could adversely affect the time to market for and sale of our product candidates. Further failure to comply with applicable regulatory requirements can, among other things, result in the suspension of regulatory approval as well as possible civil and criminal sanctions.

Our proprietary rights may not adequately protect our intellectual property and product candidates and if we cannot obtain adequate protection of our intellectual property and product candidates, we may not be able to successfully market our product candidates.

Our commercial success will depend in part on obtaining and maintaining intellectual property protection for our technologies and product candidates. We will only be able to protect our technologies and product candidates from unauthorized use by third parties to the extent that valid and enforceable patents cover them, or those other market exclusionary rights apply.

While we have issued enforceable patents covering our product candidates, the patent positions of life sciences companies, like ours, can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in such companies' patents has emerged to date in the United States. The general patent environment outside the United States also involves significant uncertainty. Accordingly, we cannot predict the breadth of claims that may be allowed or that the scope of these patent rights would provide a sufficient degree of future protection that would permit us to gain or keep our competitive advantage with respect to these products and technology.

Our issued patents may be subject to challenge and possibly invalidated by third parties. Changes in either the patent laws or in the interpretations of patent laws in the United States or other countries may diminish the market exclusionary ability of our intellectual property.

In addition, others may independently develop similar or alternative compounds and technologies that may be outside the scope of our intellectual property. Should third parties obtain patent rights to similar compounds or radiolabeling technology, this may have an adverse effect on our business.

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To the extent that consultants or key employees apply technological information independently developed by them or by others to our product candidates, disputes may arise as to the proprietary rights of the information, which may not be resolved in our favor. Consultants and key employees that work with our confidential and proprietary technologies are required to assign all intellectual property rights in their discoveries to us. However, these consultants or key employees may terminate their relationship with us, and we cannot preclude them indefinitely from dealing with our competitors. If our trade secrets become known to competitors with greater experience and financial resources, the competitors may copy or use our trade secrets and other proprietary information in the advancement of their products, methods or technologies. If we were to prosecute a claim that a third party had illegally obtained and was using our trade secrets, it would be expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets than courts in the United States. Moreover, if our competitors independently develop equivalent knowledge, we would lack any contractual claim to this information, and our business could be harmed.

If our product candidates, including LymPro, Eltoprazine, MANF, do not gain market acceptance among physicians, patients and the medical community, we will be unable to generate significant revenue, if any.

The products that we develop may not achieve market acceptance among physicians, patients, third-party payers and others in the medical community. If we, or any of our partners, receive the regulatory approvals necessary for commercialization, the degree of market acceptance will depend upon a number of factors, including:

-	limited indications of regulatory approvals;

-	the establishment and demonstration in the medical community of the clinical efficacy and safety of our product candidates and their potential advantages over existing diagnostic compounds;

-	the prevalence and severity of any side effects;

-	our ability to offer our product candidates at an acceptable price;

-	the relative convenience and ease of administration of our products;

-	the strength of marketing and distribution support; and

-	sufficient third-party coverage or reimbursement.

The market may not accept LymPro, Eltoprazine or MANF based products based on any number of the above factors. The market may choose to continue utilizing the existing products for any number of reasons, including familiarity with or pricing of these existing products. The failure of any of our product candidates to gain market acceptance could impair our ability to generate revenue, which could have a material adverse effect on our future business and prevent us from obtaining the necessary partnerships to further our business strategy.

Risks Associated with Our Financial Condition

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our consolidated financial statements as of December 31, 2014 were prepared under the assumption that we will continue as a going concern for the next twelve months. Our independent registered public accounting firm has issued a report that included an explanatory paragraph which raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity or debt financing, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate revenue. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are at an early stage of development as a company and currently have no source of revenue and may never become profitable.

We are a development stage biopharmaceutical company. Currently, we have no products approved for commercial sale and, to date, we have not generated any revenue. Our ability to generate revenue depends heavily on:

-	demonstration in future clinical trials that our product candidate, MANF for the treatment of PD is safe and effective;

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-	our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking;

-	successful manufacture and commercialization of our product candidates; and

-	market acceptance of our products.

All of our existing product candidates are in various stages of development and will require extensive additional preclinical and clinical evaluation, regulatory review and approval, significant marketing efforts and substantial investment before they could provide us with any revenue. As a result, if we do not successfully develop, achieve regulatory approval and commercialize LymPro, Eltoprazine and/or MANF, we will be unable to generate any revenue for many years, if at all. We do not anticipate that we will generate revenue for several years, at the earliest, or that we will achieve profitability for at least several years after generating material revenue, if at all. If we are unable to generate revenue, we will not become profitable, and we may be unable to continue our operations.

We do not have any products that are approved for commercial sale and therefore do not expect to generate any revenues from product sales in the foreseeable future, if ever.

We currently do not have any products that are approved for commercial sale. To date, we have funded our operations primarily from grants and sales of our securities. We have not received, and do not expect to receive for at least the next several years in the case of Eltoprazine and MANF and until the first half of 2015 in the case of LymPro, if at all, any revenues from the commercialization of our product candidates. To obtain revenues from sales of our product candidates, we must succeed, either alone or with third parties, in developing, obtaining regulatory approval for, manufacturing and marketing drugs with commercial potential. We may never succeed in these activities, and may not generate sufficient revenues to continue our business operations or achieve profitability.

We have incurred significant losses since inception and anticipate that we will incur continued losses for the foreseeable future.

As of December 31, 2014 we had an accumulated deficit of approximately $55 million. We have incurred significant losses since inception. We expect to incur significant and increasing operating losses for the next several years as we expand our research and development, advance product candidates into clinical development, complete clinical trials, seek regulatory approval and, if we receive FDA approval, commercialize our products. Because of the numerous risks and uncertainties associated with product development efforts, we are unable to predict the extent of any future losses or when we will become profitable, if at all. If we are unable to achieve and then maintain profitability, the market value of our common stock will likely decline.

We will need to raise substantial additional capital to fund our operations, and our failure to obtain funding when needed, may force us to delay, reduce or eliminate certain product development programs.

We expect to continue to spend substantial amounts to:

-	continue development of our product candidates;

-	finance our general and administrative expenses;

-	license or acquire additional technologies;

-	manufacture product for clinical trials;

-	launch and commercialize our product candidates, if any such product candidates receive regulatory approval; and

-	develop and implement commercial manufacturing, sales, marketing and distribution capabilities.

We will be required to raise additional capital to complete the development and commercialization of our product candidates and to continue to fund operations at the current cash expenditure levels. Our future funding requirements will depend on many factors, including, but not limited to:

-	the rate of progress and cost of our clinical trials and other development activities;

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-	any future decisions we may make about the scope and prioritization of the programs we pursue;

-	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

-	the costs of manufacturing product;

-	the costs and timing of regulatory approval;

-	the costs of establishing sales, marketing and distribution capabilities;

-	the effect of competing technological and market developments;

-	the terms and timing of any collaborative, licensing and other arrangements that we may establish; and

-	general market conditions for offerings from biopharmaceutical companies.

Worldwide economic conditions and the international equity and credit markets have recently significantly deteriorated and may remain depressed for the foreseeable future. These developments could make it more difficult for us to obtain additional equity or credit financing, when needed.

We cannot be certain that funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue the development and/or commercialization of one or more of our product candidates. We also may be required to:

-	seek collaborators for our product candidates at an earlier stage than otherwise would be desirable and on terms that are less favorable than might otherwise be available; and/or

-	relinquish license or otherwise dispose of rights to technologies, product candidates or products that we would otherwise seek to develop or commercialize ourselves on unfavorable terms. if we are unable to fund our operations, we may be forced to discontinue and wind down our business.

We may require additional financing to sustain our operations and without it we may not be able to continue operations.

At December 31, 2014, we had a working capital deficit of approximately $5,900,000. We have never had positive operating cash flow. For the year ended December 31, 2014, we incurred an operating cash flow deficit of approximately $11,331,000. We do not currently have sufficient financial resources to fund our operations or those of our subsidiaries. Therefore, we need additional funds to continue these operations.

Risks Associated with Management

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the products we plan to sell and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

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Risks Related to Our Common Stock

Our stock price may be volatile.

The stock market, particularly in recent years, has experienced significant volatility particularly with respect to pharmaceutical, biotechnology and other life sciences company stocks. The volatility of pharmaceutical, biotechnology and other life sciences company stocks often does not relate to the operating performance of the companies represented by the stock. Factors that could cause this volatility in the market price of our common stock include:

-	results from and any delays in our clinical trials;

-	failure or delays in entering additional product candidates into clinical trials;

-	failure or discontinuation of any of our research programs;

-	research publications that are unfavorable;

-	delays in establishing new strategic relationships;

-	delays in the development or commercialization of our potential products;

-	market conditions in the pharmaceutical and biotechnology sectors and issuance of new or changed securities analysts' reports or recommendations;

-	actual and anticipated fluctuations in our financial and operating results;

-	developments or disputes concerning our intellectual property or other proprietary rights;

-	introduction of technological innovations or new commercial products by us or our competitors;

-	issues in manufacturing our potential products;

-	market acceptance of our potential products;

-	third-party healthcare reimbursement policies;

-	FDA or other domestic or foreign regulatory actions affecting us or our industry;

-	litigation or public concern about the safety of our product candidates; and

-	additions or departures of key personnel.

These and other external factors may cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. In the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management.

We have not and do not anticipate paying any dividends on our common stock.

We have paid no dividends on our common stock to date and it is not anticipated that any dividends will be paid to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, it is currently anticipated that any earnings will be retained to finance our future expansion and for the implementation of our business plan. As an investor, you should take note of the fact that a lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment in our Company.

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If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act.  The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities.  If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our certificate of incorporation allows for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock and has designated 250,000 preferred shares as Series A Convertible Preferred Stock, 3,000,000 as Series B Convertible Preferred Stock, 750,000 as Series C Convertible Preferred Stock, 1,300 as Series D 8% Convertible Preferred Stock, 13,335 as Series E 12% Convertible Preferred Stock, 10,000 as Series G Preferred Stock and 10,000 as Series H Preferred Stock. Our board of directors also has the authority to issue additional shares of our preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

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You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors” beginning on page 8 of this prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

This prospectus also includes estimates of market size and industry data that we obtained from industry publications and surveys and internal company sources. The industry publications and surveys used by management to determine market size and industry data contained in this prospectus have been obtained from sources believed to be reliable.

USE OF PROCEEDS

This prospectus relates to shares of common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders in this offering. We may receive the exercise price of the common stock we may issue to the selling stockholders who hold the warrants included in this prospectus, upon exercise of their outstanding warrants. However, the holders may exercise the warrants on a cashless basis if at any time after the warrants are exercisable there is no effective registration statement or current prospectus available for the resale of the shares underlying the warrants, in which case we will not receive any proceeds from such exercise. Any proceeds received upon exercise of the warrants will be used for general corporate purposes

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTC Markets or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

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Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

 In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

PRICE RANGE OF COMMON STOCK

The Company’s common stock is currently quoted on the OTCQX (“OTCQX”). The OTCQX is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information. The Company’s common stock is quoted on the OTCQX under the symbol “AMBS”.

There is no established public trading market for our securities with only periodic sporadic activity. There can be no assurance that a regular trading market will develop or if developed, may not be sustained. The following table sets forth, for the calendar periods indicated the range of the high and low last reported of the Company’s common stock, as reported by the OTCQX.  The quotations represent inter-dealer prices without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.  The quotations may be rounded for presentation.

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Period	High	Low
First Quarter 2015	$15.14	$7.50
Second Quarter 2015	10.79	5.50

Period	High	Low
First Quarter 2014	$20.85	$9.38
Second Quarter 2014	$19.20	$9.72
Third Quarter 2014	$29.40	$12.45
Fourth Quarter 2014	$15.23	$10.05

Period	High	Low
First Quarter 2013	$29.25	$6.80
Second Quarter 2013	$13.50	$4.05
Third Quarter 2013	$13.35	$4.19
Fourth Quarter 2013	$13.88	$5.87

As of October 5, 2015, our shares of common stock are held by 86 stockholders of record.

Transfer Agent

The Company's registrar and transfer agent is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

DIVIDEND POLICY

We have not previously paid any cash dividends on our Common Stock and do not anticipate or contemplate paying dividends on our Common Stock in the foreseeable future. We currently intend to utilize all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements.” These forward-looking statements generally are identified by the words believes,” project,” expects,” anticipates,” estimates,” intends,” strategy,” plan,” may,” will,” would,” will be,” will continue,” will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Overview

Principal Products in Development

Amarantus Bioscience has three operating divisions: the diagnostics division; the therapeutics division; and the other drug discovery division.

Diagnostics Division

Within our diagnostics division, we are developing the following product candidates:

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LymPro Test ®

The Lymphocyte Proliferation Test (“LymPro Test®”, or “LymPro”) is a diagnostic blood test for Alzheimer’s disease originally developed by the University of Leipzig in Germany. The test works by evaluating the cell surface marker CD69 on peripheral blood lymphocytes following a mitogenic stimulation. The underlying scientific basis for LymPro is that Alzheimer’s patients have a dysfunctional cellular machinery division process that inappropriately allows mature neurons in the brain to enter the mitotic process (cell division /cell cycle). When this happens the neurons start the cell division process, but cannot complete the process. As a result, a number of cytokines and other genes are up-regulated, ultimately leading to cell death by apoptosis. This inappropriate cell division activation process is also present in the lymphocytes of Alzheimer’s patients, as lymphocytes share similar cellular division machinery with brain neurons. We measure the integrity of this cellular machinery division process by measuring CD69 up-regulation in response to the mitogenic stimulation. If CD 69 is up-regulated it means that the cellular machinery division process is correct and Alzheimer’s is not present. If CD69 is not up-regulated, it means there is a dysfunctional cellular machinery division process, and Alzheimer’s is more likely. Data has been published in peer-reviewed publications on LymPro with 160 patients, demonstrating 92% co-positivity and 91% co-negativity with an overall 95% accuracy rating for LymPro.

In 2014, we completed a 'Fit-for-Purpose' assay validation for LymPro at Icon Central Laboratories in Farmingdale, NY, enabling LymPro to be offered to the pharmaceutical industry for diagnosis of patients entering clinical trials for Alzheimer’s disease, as a means of mitigating the risk of selecting the wrong patients for inclusion in such clinical studies. Biomarker services using LymPro Test® biomarker data are now available to the pharmaceutical industry for Investigational Use Only (IUO), in such pharmaceutical therapeutic clinical development programs.

MSPrecise®

In January 2015, we acquired MSPrecise®, which is a proprietary next-generation DNA sequencing (NGS) assay for the identification of patients with relapsing-remitting multiple sclerosis (RRMS) at first clinical presentation. MSPrecise ®  utilizes next-generation sequencing to measure DNA mutations found in rearranged immunoglobulin genes in immune cells initially isolated from cerebrospinal fluid. If successful, MSPrecis ®  should augment the current standard of care for the diagnosis of MS, by providing a more accurate assessment of a patient's immune response to a challenge within the central nervous system. MSPrecise ®  offers a novel method of measuring changes in adaptive human immunity and may also be able to discern individuals whose disease is more progressive and requires more aggressive treatment.

Final results from a pivotal clinical validation study demonstrated that MSPrecise® met the primary study endpoint in patients suspected of having RRMS. MSPrecise ®  provided a clear improvement in classifying early-stage RRMS patients when compared with the published performance for the current diagnostic standard of care by cerebrospinal fluid (CSF) analysis. In this study, MSPrecise ®  not only performed well as a standalone test but, when combined with the current standard of diagnosis, oligoclonal banding (OCB), it demonstrated that it can substantially reduce the number of both false positives and false negatives as compared to use of OCB alone.

Additional Diagnostic Biomarkers

In January 2015, we entered into a one-year; option agreement with Georgetown University for an exclusive license of patent rights related to certain blood based biomarkers for memory loss that Georgetown University and University of Rochester jointly developed and own (the “Georgetown Biomarkers”). In the event that we exercise this option, conditions and milestones will be defined; such as, providing Georgetown with development and commercialization plans for the biomarkers and recruiting a senior executive to lead our diagnostics division, as well as other requirements defined in the option agreement. The diagnostic technologies subject to this option agreement are based on metabolic, genetic and exosomal biomarkers. We believe these may hold additional potential for identifying distinguishing factors in dementia and Alzheimer's disease that will be complementary to our LymPro   Test ®  diagnostic for Alzheimer’s disease. With the potential addition of the Georgetown Biomarkers to our Alzheimer's diagnostics portfolio, we are positioning ourselves to provide all three modalities (cell cycle dysregulation, lipidomics and exosomes) for diagnosis of Alzheimer’s disease.

In May 2013, we acquired the intellectual property rights to two diagnostic blood test platforms known as NuroPro and BC-SeraPro from the bankruptcy estate of Power3 Medical Products. NuroPro is a neurodegenerative disease diagnostic platform with a lead application in Parkinson’s disease. BC-SeraPro is an oncology diagnostic platform with a lead application in breast cancer. Further development of our NuroPro and BC-SeraPro diagnostic platforms are on hold, as we apply our resources to the continuing development of our LymPro Test ®  and MSPrecise diagnostics, as well as our planned development of the Georgetown Biomarkers.

Drug Discovery Division

MANF was discovered utilizing our proprietary PhenoGuard protein discovery technology, and we believe that this drug discovery platform can be used to discover other, similar neurrotrophic factors. Our PhenoGuard technology currently consists of 88 cell lines, and we intend to expand the number of such cell lines as we conduct research directed towards the discovery of such additional neurotrophic factors.

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Mesencephalic Astrocyte-derived Neurotrophic Factor (“MANF”) is an endogenous, evolutionally conserved and widely expressed protein that was discovered by the Company’s Chief Scientific Officer Dr. John Commissiong. MANF acts on a variety of molecular functions, including as a part of the endoplasmic reticulum stress response (“ER-SR”) system of the unfolded protein response (“UPR”). MANF has demonstrated efficacy as a disease-modifying treatment in various animal models, including Parkinson’s disease, retinitis pigmentosa, cardiac ischemia and stroke. The Company has made a strategic decision to focus the development of MANF in orphan indications and is currently evaluating the most appropriate indication for development based on data currently being assembled internally, by contract research organizations and academic collaborators.

Therapeutics Division

Within the therapeutics division, we are developing the following product candidates:

Eltoprazine

Eltoprazine is a small molecule 5HT1a/1b partial agonist in clinical development for the treatment of Parkinson's disease levodopa-induced dyskinesia (PD LID) and Adult Attention Deficit Hyperactivity Disorder (“Adult ADHD”). Eltoprazine has been evaluated in over 600 human subjects to date, with a very strong and well-established safety profile. Eltoprazine was originally developed by Solvay Pharmaceuticals for the treatment of aggression. Solvay out-licensed the Eltoprazine program to PsychoGenics. PsychoGenics licensed Eltoprazine to Amarantus following successful Phase 2a studies in both PD-LID and Adult ADHD, in which both primary and secondary endpoints were met.

In September 2014, we submitted a request to the FDA for a review and written feedback of our Phase 2b program clinical trial design for Eltoprazine in PD LID. We have received feedback from the FDA on our trial design, and are in the process of preparing a full IND submission for this important therapeutic indication. Following initiation of our Phase 2b program clinical study of Eltoprazine in PD LID, we will submit a request to the FDA regarding further clinical development of Eltoprazine in Adult ADHD. In March 2015, the company received notification of approval from the FDA that IND 124224 was approved and allows the company to commence this clinical trial.

MANF

MANF (mesencephalic-astrocyte-derived neurotrophic factor) is believed to have broad potential because it is a naturally-occurring protein produced by the body for the purpose of reducing and preventing apoptosis (cell death) in response to injury or disease, via the unfolded protein response. MANF was discovered by the Company’s Chief Scientific Officer, Dr. John Commissiong. By manufacturing MANF and administering it to the body, Amarantus is seeking to use a regenerative medicine approach to assist the body with higher quantities of MANF when needed. Amarantus is the front-runner and primary holder of intellectual property around MANF, and is focusing on the development of MANF-based protein therapeutics. MANF has demonstrated efficacy as a disease-modifying treatment in various animal models, including retinitis pigmentosa, Parkinson’s disease, cardiac ischemia and stroke.

We made a strategic decision to focus the development of MANF in orphan indications. The FDA Orphan Drug Designation program provides a special status to drugs and biologics intended to treat, diagnose or prevent so-called orphan diseases and disorders that affect fewer than 200,000 people in the U.S. This designation provides for a seven-year marketing exclusivity period against competition, as well as certain incentives, including federal grants, tax credits and a waiver of PDUFA filing fees.

In December 2014, the FDA granted MANF orphan drug designation for the treatment of retinitis pigmentosa (RP). RP refers to a group of inherited diseases causing retinal degeneration often leading to blindness. Pre-clinical data showed that MANF provided protective functional effects in an animal model of RP. Moreover, toxicology studies have demonstrated that MANF was well tolerated following a single intravitreal administration of a therapeutically relevant dose. Our goal is to continue to build value in our MANF program by seeking other orphan drug designations for MANF, and by continuing work to advance this promising product candidate toward clinical testing in multiple therapeutic areas.

Option to Acquire Additional Product Candidate - Engineered Skin Substitute

In November 2014, we entered into an exclusive option agreement to acquire Engineered Skin Substitute (ESS), an autologous skin replacement product for the treatment of Stage 3 and Stage 4 intractable severe burns. As part of the option agreement, we have also agreed to engage Lonza Walkersville, Inc., a subsidiary of Lonza Group Ltd., to produce ESS for human clinical trials and subsequent commercial distribution.

ESS is a tissue-engineered skin prepared from autologous (patient's own) skin cells. It is a combination of cultured epithelium with a collagen-fibroblast implant that produces a skin substitute that contains both epidermal and dermal components. This model has been shown in preclinical studies to generate a functional skin barrier. Most importantly, the researchers consider self-to-self skin grafts for autologous skin tissue to be ideal because they are less likely to be rejected by the immune system of the patient, unlike with porcine or cadaver grafts in which immune system rejection is an important possibility.

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ESS has the potential to become a revolutionary new treatment for severe burns. The product is produced from a small sample of the patient's own healthy skin. The sample is harvested from a portion of healthy skin remaining on a burn patient's body and is then shipped to Lonza’s central laboratory facility for expansion. The proprietary ESS technology can then be applied to produce an expanded sample or graft that is sufficiently large enough to close severe wounds covering the majority of an individual's body, including both the epidermal and dermal layers of the skin. The expanded skin samples are then shipped back in rectangular shapes, with the dimensions of approximately 10 inches by 10 inches, to the severe burn center for surgical transplantation onto the original patient to facilitate wound closure. Wound closure is of critical importance in this setting to promote healing and to reduce the risk of a variety of infections, including sepsis.

ESS is being developed with support from a grant from the Armed Forces Institute for Regenerative Medicine (AFIRM). The AFIRM grant was awarded to support the IND and initial clinical studies. Upon execution of our option to acquire ESS, we anticipate initiating, during the second quarter of 2015, a 10 patient Phase 2 clinical study to evaluate the efficacy of ESS versus meshed split thickness autograft, the current standard of care for the treatment of Stage 3 and Stage 4 intractable severe burns.

Other

Exploration of the Company’s PhenoGuard platform for neurrotrophic factor discovery and discovery and evaluation of external drug candidates for potential in-licensure or acquisition.

For the next 12 months, the Company intends to focus primarily on the commercialization of LymPro, the further clinical development of Eltoprazine, and the preclinical development of MANF.

Critical Accounting Policies

Principles of Consolidation - The Consolidated Financial Statements include the accounts of Amarantus Bioscience Holdings, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Significant estimates include the fair value of derivatives, the fair value of stock-based compensation and warrants, the carrying value of intangible assets (patents and licenses), valuation allowance against deferred tax assets, and related disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Certain Significant Risks and Uncertainties - We participate in a global, dynamic, and highly competitive industry and believes that changes in any of the following areas could have a material adverse effect on the Company’s future financial position, results of operations, or cash flows: ability to obtain future financing; advances and trends in new technologies and industry standards; regulatory approval and market acceptance of the Company’s products; development of the necessary manufacturing capabilities and the Company’s ability to obtain adequate resources of necessary materials; development of sales channels; certain strategic relationships; litigation or claims against the Company based on intellectual property, patent, product, regulatory, or other factors; and the Company’s ability to attract and retain employees and other resources necessary to support its growth.

Intangible Assets - Intangible assets or certain rights to use certain intangible assets in our research and development activities are capitalized as assets in cases where we have determined that those assets have an identifiable alternative future use in accordance with GAAP. In certain cases, we may conclude certain assets have indeterminate useful lives in which case they are considered to have indefinite lives. We have determined that the useful lives of assets which can be reasonable estimated and amortized to expense over such useful lives range between 9.5 years and 18.5 years.

Research and Development Expenditures - Research and development expenses consist of personnel costs, including salaries, benefits and stock-based compensation, materials and supplies, licenses and fees, and overhead allocations consisting of various administrative and facilities related costs. Research and development activities consist primarily of three main categories: research, clinical development, and biotechnology development. Research costs typically consist of preclinical and toxicology costs. Clinical development costs include costs for clinical studies and trials. Biotechnology development costs consist of costs incurred for product formulation and analysis. Research and development costs are charged to expense when incurred.

Fair Value of Financial Instruments - The fair value of certain of financial instruments, including cash and cash equivalents, accrued compensation, and other accrued liabilities, approximate cost because of their short maturities. The fair value of certain financial assets and liabilities are measured on a recurring basis. A fair value hierarchy is used to rank the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value which is not equivalent to cost will be classified and disclosed in one of the following three categories:

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•   Level 1- Quoted prices (unadjusted) in active markets for identical assets and liabilities.

•   Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as unadjusted quoted prices for similar assets and liabilities, unadjusted quoted prices in the markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•   Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Stock-Based Compensation - Stock-based compensation is measured at the grant date based on the fair value of the award. The fair value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period. The expense recognized for the portion of the award that is expected to vest has been reduced by an estimated forfeiture rate. The forfeiture rate is determined at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Grant-date fair value is determined using the Black-Scholes option pricing model, which requires the use of the following assumptions:

Expected Term - The expected term represents the period that options are expected to be outstanding based on the simplified method, which is the half-life from vesting to the end of its contractual term.

Expected Volatility - Stock price volatility is computed over expected terms based on the historical common stock trading price for our stock.

Risk-Free Interest Rate - The risk-free interest rate is estimated based upon the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term.

Expected Dividend - Cash dividends have never been declared or paid on common shares and there are no plans to do so in the foreseeable future such that the expected dividend yield is assumed to be zero.

The fair value of stock options granted to nonemployees is recognized as stock-based compensation expense over the period in which the related services are received.

Preferred Stock  - Preferred shares subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable preferred shares, which include preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, are classified as temporary equity until such time as the conditions are removed or lapse.

Convertible Financial Instruments  - We bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable GAAP.

When it has been determined that the embedded conversion options should not be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the debt transaction and the effective conversion price embedded in the debt. Deemed dividends are also recorded, when present, for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

Common Stock Purchase Warrants and Derivative Financial Instruments  - Common stock purchase warrants and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement or (2) give the issuer a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception, are classified as assets or liabilities. Classification of its common stock purchase warrants and other derivatives is assessed at each reporting date to determine whether a change in classification between assets and liabilities is required.

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Debt Discounts - Debt discounts under these arrangements are amortized to interest expense using the interest method over the earlier of the term of the related debt or their earliest date of redemption.

Income Taxes  - Income taxes are accounted for using the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is provided, if necessary, to reduce deferred tax assets to their estimated realizable value.

All available positive and negative evidence is considered, including operating results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis is evaluated regarding the ability to recover deferred income tax assets. In the event we determine we will be able to realize any deferred income tax assets in the future in excess of their net recorded amount, we would adjust the valuation allowance which would reduce our provision for income taxes. Conversely, in the event that all or part of net deferred tax assets are determined not to be realizable in the future, an adjustment to the valuation allowance would be charged to earnings in the period such determination is made.

The effect of uncertain income tax positions is recognized only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

Interest and penalties related to uncertain tax positions are recorded in the provision for income tax expense on the consolidated statements of operations.

Recently Issued Accounting Pronouncements

Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation removes all incremental financial reporting requirements for development stage entities, including the removal of reporting of the cumulative results of operations and cash flows for the period from inception to the end of the current period.  The ASU is effective for the first annual period beginning after December 15, 2014. Early adoption is permitted, and we adopted this change during 2014.

ASU No. 2014-12, Compensation - stock requires that a performance target which affects vesting and could be achieved after the requisite service period should be treated as a performance condition that affects vesting, rather than a condition that affects the grant-date fair value. The ASU is effective for the first annual period beginning after December 15, 2015 and interim periods within those years for all entities. Early adoption is permitted. We are evaluating the effect of this FASB issuance, if any, on our financial statements. We have decided not to early adopt at this time.

ASU No. 2014-15, Presentation of Financial Statements- Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The amendments in this ASU are effective for the first annual period ending after December 15, 2016 and interim periods within those years for all entities. Early adoption is permitted. We are evaluating the effect of this FASB issuance, if any, on our financial statements. We have decided not to early adopt at this time.

ASU 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity. The amendments in this ASU are effective for the first annual period ending after December 15, 2015 and interim periods within those years. Early adoption is permitted. We are evaluating the effect of this FASB issuance, if any, on our financial statements. We have decided not to early adopt at this time.

Results of Operations

Comparison of Years Ended December 31, 2014 and 2013

(in thousands, except share and per share data)

Net Sales - We did not recognize any revenue in either of the two years ended December 31, 2014 or 2013.

We do not expect to receive any revenues from the commercialization of our product candidates for at least the next several years in the case of Eltoprazine and MANF and until the second half of 2015 in the case of LymPro. To obtain revenues from sales of our product candidates, we must succeed, either alone or with third parties, in developing, obtaining regulatory approval for, manufacturing and marketing drugs with commercial potential.

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The following table summarizes our research and development expenses for the years ended December 31, 2014 and 2013:

	2014	2013	$ Change	% Change
Research and development	$13,762	$2,089	$11,673	559%

During the year ended December 31, 2014, our research and development costs consisted primarily of start-up clinical expenses.  Research and development expense increased in 2014 as compared to 2013 primarily due to expensed in-process research and development associated with intellectual property and technology acquired in the Regenicin transaction, and to a lesser extent, increases in consulting, stock based compensation, and preclinical research study costs.

The following table summarizes our general and administrative expenses for the years ended December 31, 2014 and 2013:

	2014	2013	$ Change	% Change
General and administrative	$7,592	$3,622	$3,970	110%

General and administrative expenses increased primarily due to increased patent related legal costs, investor and public relations services, other outside services and stock based compensation.

The following table summarizes our other income (expense) for the years ended December 31, 2014 and 2013:

	2014	2013	$ Change	% Change
Interest expense	$(813)	$(2,631)	$1,818	69%
Loss on issuance of common stock	$(260)	$(352)	$92)	26%
Loss on issuance of debt	$-	$(6,709)	$6,709	100%
Loss on extinguishment of convertible debt	(1,250)	-	(1,250)	(100)%
Loss on issuance of warrants	$(3,867)	$-	$(3,867)	(100)%
Other expense	$(50)	$-	$(50)	(100)%

Change in fair value of warrants and derivative liabilities	$317	$271	$46	17%
Total other expense	$(5,923)	$(9,421)	$3,498	37%
Net loss attributable to common stockholders	$(28,152)	$(15,170)	$12,982	86%
Basic and diluted net loss per common share	$(6.00)	$(4.50)	$1.50	33%

The decline in interest expense was attributable to the retirement of debt, primarily during the first half of 2014 and primarily retired through conversion to common stock.

The decline in loss incurred upon the issuance of common stock was attributable to the reduction of stock issued for services from in 2014 from 2013.

We incurred a loss on conversion of debt of $1,250 for the year ended December 31, 2014 as a result of retiring debt, primarily our 8% senior convertible debentures, through conversion to common stock. The loss occurred as a result of the fair value of our stock on the date of conversion being above the fair value of the debt at conversion.

We incurred a loss on the issuance of warrants of $3,867 for the year ended December 31, 2014 as a result of our warrant exchange program in which existing warrant holders could receive new warrants if they exercised existing warrants. The fair value of the new warrants was determined to be greater than the fair value of the exchanged warrants, resulting in a loss on issuance.

We incurred a loss on investment of $50 in 2014 and no loss was recorded in 2013.

The change in the fair value of warrants and derivative liabilities was minimal, primarily to lower balances of the warrant and derivative liabilities in 2014 as compared to 2013. The derivative liability was associated with the 8% senior convertible debentures, which were retired primarily in the first quarter of 2014. At December 31, 2014, the balance of the warrant and derivative liability was $0.

Three Months Ended June 30, 2015 compared to Three Months Ended June 30, 2014

During the three months ended June 30, 2015 and 2014, we generated no revenue.

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Research and development costs for the three months ended June 30, 2015 (the “Current Quarter”) increased $617 to $2,257 from $1,640 for the three months ended June 30, 2014 (the “Prior Year Quarter”) primarily due to increase in headcount with related compensation expense, clinical related costs and research arrangements.

General and administrative expenses increased $1,238 to $3,339 for the Current Quarter from $2,101 for the Prior Year Quarter primarily due to increased spending on headcount with related compensation expense, consulting, Lonza Option payments, acquisition costs and other professional services.

For the Current Quarter, Other income (expense) decreased $158 to an expense of $126 from $284 in the Prior Year Quarter. Interest expense increased $55 from the prior year quarter and change in fair value of warrant and derivative liability decreased $193.

Net loss for the Current Quarter was $5,722 as compared to a net loss of $4,025 for the Prior Year Quarter with the increase in loss driven by headcount, research and development expense, consulting, Lonza Option payments, professional services and acquisition costs.

Inflation adjustments have had no material impact on us.

Six Months Ended June 30, 2015 compared to Six Months Ended June 30, 2014

During the six months ended June 30, 2015 and 2014, we generated no revenue.

Research and development costs for the six months ended June 30, 2015 (the “Current Period”) increased $2,577 to $4,734 from $2,157 for the six months ended June 30, 2014 (the “Prior Year Period”) primarily due to increase in headcount with related compensation expense, clinical related costs and research arrangements.

General and administrative expenses increased $4,180 to $7,400 for the Current Period from $3,220 for the Prior Year Period primarily due to increased spending on headcount with related compensation expense, consulting, Lonza Option payments, acquisition costs and other professional services.

For the Current Period, Other income (expense) decreased $4,022 to an expense of $168 from $4,190 in the Prior Year Period. Interest expense and loss on issuance of warrants decreased $541 and $3,867, respectively. Change in fair value of warrant and derivative liability increased $473 to $0 for the current period

Net loss for the Current Period was $12,302 as compared to a net loss of $9,567 for the Prior Year Period with the increase in loss driven by headcount, research and development expense, consulting, Lonza Option payments, professional services and acquisition costs.

Inflation adjustments have had no material impact on us.

Liquidity and Capital Resources

As of June 30, 2015, we had total current assets of $784 consisting of $315 in cash and cash equivalents and $386 in prepaid expenses and other current assets, and $83 in deferred funding fees. As of June 30, 2015, we had current liabilities in the amount of $7,973 consisting of:

Accounts payable and accrued expenses	$4,729
Related party liabilities and accrued interest	$255
Accrued interest	$139
Demand promissory note	$2,850

As of June 30, 2015, we had a working capital deficit in the amount of $7,189 compared to a deficit of $5,917 at December 31, 2014. The increase in the working capital deficit is primarily driven by the increase in short term financing.

The table below sets forth selected cash flow data for the periods presented:

	Six Months Ended June 30,
	2015	2014
Net cash used in operating activities	$(12,815)	$(3,633)
Net cash used in investing activities	(905)	(656)
Net cash provided by financing activities	13,821	4,658

Net increase in cash and cash equivalents	$101	$369

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The success of our business plan during the next 12 months and beyond is contingent upon us generating sufficient revenue to cover our costs of operations, or upon us obtaining additional financing. We believe that our current capital resources are not sufficient to support our operations. We intend to finance our operations through debt and/or equity financings. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all. We intend to use all commercially-reasonable efforts at our disposal to raise sufficient capital to run our operations on a go forward basis.

Off Balance Sheet Arrangements

Not applicable

Going Concern

We are a development stage company engaged in biotechnology research and development. We have recorded recurring losses from operations since inception; we have a negative working capital and have generated negative cash flow from operations. There is substantial doubt about our ability to continue as a going concern.

BUSINESS

General

Company Overview

Amarantus Bioscience Holdings, Inc. (”the Company”) is a California based biopharmaceutical company founded in January 2008. We own or have exclusive licenses to various product candidates in the biopharmaceutical and diagnostic areas of the healthcare industry. We are developing our diagnostic product candidates in the field of neurology, and our therapeutic product candidates in the areas of neurology, psychiatry, ophthalmology and regenerative medicine.  Our business model is to develop our product candidates through various de-risking milestones that we believe will be accretive to shareholder value, and will position them to be strategically partnered with pharmaceutical companies, diagnostic companies and/or other stakeholders in order to more efficiently achieve regulatory approval and commercialization.

Principal Products in Development

Amarantus Bioscience has three operating divisions: the diagnostics division; the therapeutics division; and the other drug discovery division.

Diagnostics Division

Within our diagnostics division, we are developing the following product candidates:

LymPro Test ®

The Lymphocyte Proliferation Test (“LymPro Test®”, or “LymPro”) is a diagnostic blood test for Alzheimer’s disease originally developed by the University of Leipzig in Germany. The test works by evaluating the cell surface marker CD69 on peripheral blood lymphocytes following a mitogenic stimulation. The underlying scientific basis for LymPro is that Alzheimer’s patients have a dysfunctional cellular machinery division process that inappropriately allows mature neurons in the brain to enter the mitotic process (cell division /cell cycle). When this happens the neurons start the cell division process, but cannot complete the process. As a result, a number of cytokines and other genes are up-regulated, ultimately leading to cell death by apoptosis. This inappropriate cell division activation process is also present in the lymphocytes of Alzheimer’s patients, as lymphocytes share similar cellular division machinery with brain neurons. We measure the integrity of this cellular machinery division process by measuring CD69 up-regulation in response to the mitogenic stimulation. If CD 69 is up-regulated it means that the cellular machinery division process is correct and Alzheimer’s is not present. If CD69 is not up-regulated, it means there is a dysfunctional cellular machinery division process, and Alzheimer’s is more likely. Data has been published in peer-reviewed publications on LymPro with 160 patients, demonstrating 92% co-positivity and 91% co-negativity with an overall 95% accuracy rating for LymPro.

In 2014, we completed a 'Fit-for-Purpose' assay validation for LymPro at Icon Central Laboratories in Farmingdale, NY, enabling LymPro to be offered to the pharmaceutical industry for diagnosis of patients entering clinical trials for Alzheimer’s disease, as a means of mitigating the risk of selecting the wrong patients for inclusion in such clinical studies. Biomarker services using LymPro Test® biomarker data are now available to the pharmaceutical industry for Investigational Use Only (IUO), in such pharmaceutical therapeutic clinical development programs.

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MSPrecise®

In January 2015, we acquired MSPrecise®, which is a proprietary next-generation DNA sequencing (NGS) assay for the identification of patients with relapsing-remitting multiple sclerosis (RRMS) at first clinical presentation. MSPrecise ® utilizes next-generation sequencing to measure DNA mutations found in rearranged immunoglobulin genes in immune cells initially isolated from cerebrospinal fluid. If successful, MSPrecis ® should augment the current standard of care for the diagnosis of MS, by providing a more accurate assessment of a patient's immune response to a challenge within the central nervous system. MSPrecise ® offers a novel method of measuring changes in adaptive human immunity and may also be able to discern individuals whose disease is more progressive and requires more aggressive treatment.

Final results from a pivotal clinical validation study demonstrated that MSPrecise® met the primary study endpoint in patients suspected of having RRMS. MSPrecise ® provided a clear improvement in classifying early-stage RRMS patients when compared with the published performance for the current diagnostic standard of care by cerebrospinal fluid (CSF) analysis. In this study, MSPrecise ® not only performed well as a standalone test but, when combined with the current standard of diagnosis, oligoclonal banding (OCB), it demonstrated that it can substantially reduce the number of both false positives and false negatives as compared to use of OCB alone.

Additional Diagnostic Biomarkers

In January 2015, we entered into a one-year, option agreement with Georgetown University for an exclusive license of patent rights related to certain blood based biomarkers for memory loss that Georgetown University and University of Rochester jointly developed and own (the “Georgetown Biomarkers”). In the event that we exercise this option, conditions and milestones will be defined; such as, providing Georgetown with development and commercialization plans for the biomarkers and recruiting a senior executive to lead our diagnostics division, as well as other requirements defined in the option agreement. The diagnostic technologies subject to this option agreement are based on metabolic, genetic and exosomal biomarkers. We believe these may hold additional potential for identifying distinguishing factors in dementia and Alzheimer's disease that will be complementary to our LymPro Test ® diagnostic for Alzheimer’s disease. With the potential addition of the Georgetown Biomarkers to our Alzheimer's diagnostics portfolio, we are positioning ourselves to provide all three modalities (cell cycle dysregulation, lipidomics and exosomes) for diagnosis of Alzheimer’s disease.

In May 2013, we acquired the intellectual property rights to two diagnostic blood test platforms known as NuroPro and BC-SeraPro from the bankruptcy estate of Power3 Medical Products. NuroPro is a neurodegenerative disease diagnostic platform with a lead application in Parkinson’s disease. BC-SeraPro is an oncology diagnostic platform with a lead application in breast cancer. Further development of our NuroPro and BC-SeraPro diagnostic platforms are on hold, as we apply our resources to the continuing development of our LymPro Test ® and MSPrecise diagnostics, as well as our planned development of the Georgetown Biomarkers.

Therapeutics Division

Within the therapeutics division, we are developing the following product candidates:

Eltoprazine

Eltoprazine is a small molecule 5HT1a/1b partial agonist in clinical development for the treatment of Parkinson's disease levodopa-induced dyskinesia (PD LID) and Adult Attention Deficit Hyperactivity Disorder (“Adult ADHD”). Eltoprazine has been evaluated in over 600 human subjects to date, with a very strong and well-established safety profile. Eltoprazine was originally developed by Solvay Pharmaceuticals for the treatment of aggression. Solvay out-licensed the Eltoprazine program to PsychoGenics. PsychoGenics licensed Eltoprazine to Amarantus following successful Phase 2a studies in both PD-LID and Adult ADHD, in which both primary and secondary endpoints were met.

In September 2014, we submitted a request to the FDA for a review and written feedback of our Phase 2b program clinical trial design for Eltoprazine in PD LID. We have received feedback from the FDA on our trial design, and are in the process of preparing a full IND submission for this important therapeutic indication. Following initiation of our Phase 2b program clinical study of Eltoprazine in PD LID, we will submit a request to the FDA regarding further clinical development of Eltoprazine in Adult ADHD. In March 2015, the company received notification of approval from the FDA that IND 124224 was approved and allows the company to commence this clinical trial.

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MANF

MANF (mesencephalic-astrocyte-derived neurotrophic factor) is believed to have broad potential because it is a naturally-occurring protein produced by the body for the purpose of reducing and preventing apoptosis (cell death) in response to injury or disease, via the unfolded protein response. MANF was discovered by the Company’s Chief Scientific Officer, Dr. John Commissiong. By manufacturing MANF and administering it to the body, Amarantus is seeking to use a regenerative medicine approach to assist the body with higher quantities of MANF when needed. Amarantus is the front-runner and primary holder of intellectual property around MANF, and is focusing on the development of MANF-based protein therapeutics. MANF has demonstrated efficacy as a disease-modifying treatment in various animal models, including retinitis pigmentosa, Parkinson’s disease, cardiac ischemia and stroke.

We made a strategic decision to focus the development of MANF in orphan indications. The FDA Orphan Drug Designation program provides a special status to drugs and biologics intended to treat, diagnose or prevent so-called orphan diseases and disorders that affect fewer than 200,000 people in the U.S. This designation provides for a seven-year marketing exclusivity period against competition, as well as certain incentives, including federal grants, tax credits and a waiver of PDUFA filing fees.

In December 2014, the FDA granted MANF orphan drug designation for the treatment of retinitis pigmentosa (RP). RP refers to a group of inherited diseases causing retinal degeneration often leading to blindness. Pre-clinical data showed that MANF provided protective functional effects in an animal model of RP. Moreover, toxicology studies have demonstrated that MANF was well tolerated following a single intravitreal administration of a therapeutically relevant dose. Our goal is to continue to build value in our MANF program by seeking other orphan drug designations for MANF, and by continuing work to advance this promising product candidate toward clinical testing in multiple therapeutic areas.

Option to Acquire Additional Product Candidate - Engineered Skin Substitute

In November 2014, we entered into an exclusive option agreement to acquire Engineered Skin Substitute (ESS), an autologous skin replacement product for the treatment of Stage 3 and Stage 4 intractable severe burns. As part of the option agreement, we have also agreed to engage Lonza Walkersville, Inc., a subsidiary of Lonza Group Ltd., to produce ESS for human clinical trials and subsequent commercial distribution.

ESS is a tissue-engineered skin prepared from autologous (patient's own) skin cells. It is a combination of cultured epithelium with a collagen-fibroblast implant that produces a skin substitute that contains both epidermal and dermal components. This model has been shown in preclinical studies to generate a functional skin barrier. Most importantly, the researchers consider self-to-self skin grafts for autologous skin tissue to be ideal because they are less likely to be rejected by the immune system of the patient, unlike with porcine or cadaver grafts in which immune system rejection is an important possibility.

ESS has the potential to become a revolutionary new treatment for severe burns. The product is produced from a small sample of the patient's own healthy skin. The sample is harvested from a portion of healthy skin remaining on a burn patient's body and is then shipped to Lonza’s central laboratory facility for expansion. The proprietary ESS technology can then be applied to produce an expanded sample or graft that is sufficiently large enough to close severe wounds covering the majority of an individual's body, including both the epidermal and dermal layers of the skin. The expanded skin samples are then shipped back in rectangular shapes, with the dimensions of approximately 10 inches by 10 inches, to the severe burn center for surgical transplantation onto the original patient to facilitate wound closure. Wound closure is of critical importance in this setting to promote healing and to reduce the risk of a variety of infections, including sepsis.

ESS is being developed with support from a grant from the Armed Forces Institute for Regenerative Medicine (AFIRM). The AFIRM grant was awarded to support the IND and initial clinical studies. Upon execution of our option to acquire ESS, we anticipate initiating, during the second quarter of 2015, a 10 patient Phase 2 clinical study to evaluate the efficacy of ESS versus meshed split thickness autograft, the current standard of care for the treatment of Stage 3 and Stage 4 intractable severe burns.

Drug Discovery Division

MANF was discovered utilizing our proprietary PhenoGuard protein discovery technology, and we believe that this drug discovery platform can be used to discover other, similar neurrotrophic factors. Our PhenoGuard technology currently consists of 88 cell lines, and we intend to expand the number of such cell lines as we conduct research directed towards the discovery of such additional neurotrophic factors.

DEVELOPMENT PLAN

Diagnostics Division

We are evaluating strategic options regarding our Diagnostics Division, including, but not limited to, a potential spin-off or divestiture of this division. However, prior to taking any such action, we intend to structure the Diagnostics Division as a wholly-owned subsidiary of the Company with a separate management team that will oversee the development and commercialization of our diagnostic products for the diagnosis of Alzheimer’s disease and multiple sclerosis (“MS”).

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We are developing and preparing to commercialize our LymPro Test product as a diagnostic test for Alzheimer’s disease, and our MSPrecise product as a diagnostic test for multiple sclerosis.

LymPro Test. In 2014, we completed a 'Fit-for-Purpose' assay validation for LymPro at Icon Central Laboratories in Farmingdale, NY, enabling LymPro to be offered to the pharmaceutical industry for diagnosis of patients entering clinical trials in Alzheimer’s disease as a means of mitigating the risk of selecting the wrong patients for inclusion in such clinical studies. Biomarker services using LymPro Test biomarker data are now available to the pharmaceutical industry for Investigational Use Only (IUO) in such pharmaceutical therapeutic clinical development programs. In addition, we intend to commercialize LymPro as a Laboratory Developed Test (“LDT”) under the Clinical Laboratory Improvement Amendments (“CLIA”) in the second half of 2015 in the United States. As part of the commercialization process, the Company is actively evaluating its options with respect to appropriate CLIA labs, and is also evaluating the potential to build or acquire its own laboratory for this purpose. Thereafter, we will evaluate our options with respect to ex-US commercialization of LymPro, as well as ultimately U.S Food and Drug Administration (“FDA”) approval and marketing of LymPro in the United States.

MSPrecise. We believe that MSPrecise will augment the current standard of care for the diagnosis of MS by providing a more accurate assessment of a patient's immune response to a challenge within the central nervous system. Final results from a pivotal clinical validation study demonstrated that MSPrecise provided a clear improvement in classifying early-stage MS patients when compared with the published performance for the current diagnostic standard of care by cerebrospinal fluid (CSF) analysis. In this study, MSPrecise not only performed well as a standalone test but, when combined with the current standard of diagnosis, oligoclonal banding (OCB), it demonstrated that it can substantially reduce the number of both false positives and false negatives as compared to use of OCB alone. We intend to commercialize MSPrecise as a laboratory developed test (“LDT”) under the Clinical Laboratory Improvement Amendments (“CLIA”) in the second half of 2015 in the United States. As part of the commercialization process, the Company is actively evaluating its options with respect to appropriate CLIA labs, and is also evaluating the potential to build or acquire its own laboratory for this purpose. Thereafter, we will evaluate our options with respect to ex-US commercialization of MSPrecise, as well as ultimately U.S Food and Drug Administration (“FDA”) approval and marketing of MSPrecise in the United States.

Additional Diagnostic Biomarkers. We intend to exercise our exclusive option agreement with Georgetown University for an exclusive license for the patent rights related to certain blood based biomarkers for memory loss that Georgetown University and the University of Rochester jointly own (the “Georgetown Biomarkers”). Upon exercise of this option, and execution of this exclusive license, we intend to develop the Georgetown Biomarkers as additional diagnostic tests for Alzheimer’s disease. We believe the Georgetown Biomarkers will be complementary to our LymPro ® Test diagnostic for Alzheimer’s disease. With the potential addition of the Georgetown Biomarkers to our Alzheimer's diagnostics portfolio, we are positioning our Diagnostics Division to be able to provide three modalities (cell cycle dysregulation, lipidomics and exosomes) for the diagnosis of Alzheimer’s disease.

Within our Diagnostics division we also have two blood test platforms known as NuroPro and BC-SeraPro. NuroPro is a neurodegenerative disease diagnostic platform with a lead application in Parkinson’s disease. BC-SeraPro is an oncology diagnostic platform with a lead application in breast cancer. Further development of our NuroPro and BC-SeraPro diagnostic platforms are on hold as we apply our resources to the continuing development of our LymPro Test and MSPrecise diagnostics, as well as our planned development of the Georgetown Biomarkers.

Therapeutics Division

Within our Therapeutics Division, we are developing Eltoprazine and MANF.

Eltoprazine. Eltoprazine is a small molecule 5HT1a/1b partial agonist in clinical development for the treatment of Parkinson's disease levodopa-induced dyskinesia (PD LID) and Adult Attention Deficit Hyperactivity Disorder (“Adult ADHD”). To date, Eltoprazine has been evaluated in over 600 human subjects, with a very strong and well-established safety profile. Additionally, Eltoprazine achieved positive results in two Phase 2a studies in both PD-LID and Adult ADHD, in which both primary and secondary endpoints were met. In September 2014, we submitted a request to the FDA for a review and written feedback of our Phase 2b program clinical trial design for Eltoprazine in PD LID. We have received feedback from the FDA on our trial design, and are in the process of preparing a full IND submission for this important therapeutic indication. Following initiation of our Phase 2b program clinical study of Eltoprazine in PD LID, we intend to submit a request to the FDA regarding further clinical development of Eltoprazine in Adult ADHD.

MANF. MANF (mesencephalic-astrocyte-derived neurotrophic factor) is believed to have broad potential because it is a naturally-occurring protein produced by the body for the purpose of reducing and preventing apoptosis (cell death) in response to injury or disease, via the unfolded protein response. MANF has demonstrated efficacy as a disease-modifying treatment in various animal models, including retinitis pigmentosa, Parkinson’s disease, cardiac ischemia and stroke. We are focusing the development of MANF in orphan indications. The FDA Orphan Drug Designation program provides a special status to drugs and biologics intended to treat, diagnose or prevent so-called orphan diseases and disorders that affect fewer than 200,000 people in the U.S. This designation provides for a seven-year marketing exclusivity period against competition, as well as certain incentives, including federal grants, tax credits and a waiver of PDUFA filing fees.

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In December 2014, the FDA granted MANF orphan drug designation for the treatment of retinitis pigmentosa (RP). RP refers to a group of inherited diseases causing retinal degeneration often leading to blindness. Pre-clinical data showed that MANF provided protective functional effects in an animal model of RP. Moreover, toxicology studies have demonstrated that MANF was well tolerated following a single intravitreal administration of a therapeutically relevant dose. We are currently sourcing contract manufacturers for clinical-grade MANF and are beginning to establish study designs for the initiation of clinical studies with MANF in late 2016. Our goal is to continue to build value in our MANF program by seeking other orphan drug designations for MANF, and by continuing work to advance this promising product candidate toward clinical testing in multiple therapeutic areas, including retinitis pigmentosa, Parkinson’s disease, and Wolfram Syndrome.

Option to Acquire Additional Product Candidate - Engineered Skin Substitute. In November 2014, we entered into an exclusive option agreement to acquire Engineered Skin Substitute (ESS), an autologous skin replacement product for the treatment of Stage 3 and Stage 4 intractable severe burns. As part of the option agreement, we have also agreed to engage Lonza Walkersville, Inc., a subsidiary of Lonza Group Ltd., to produce ESS for human clinical trials and subsequent commercial distribution. Upon execution of our option to acquire ESS, we anticipate initiating, during the second half of 2015, a 10 patient Phase 2 clinical study to evaluate the efficacy of ESS versus meshed split thickness autograft, the current standard of care for the treatment of Stage 3 and Stage 4 intractable severe burns.

Drug Discovery Division

Within our Drug Discovery Division we have a proprietary protein discovery technology called PhenoGuard. MANF was discovered utilizing our PhenoGuard protein discovery technology, and we believe that this drug discovery platform can be used to discover other, similar neurrotrophic factors. Our PhenoGuard technology currently consists of 88 cell lines, and we intend to expand the number of such cell lines as we conduct research directed towards the discovery of such additional neurotrophic factors.

MARKET

Diagnostics for Alzheimer’s Disease

Alzheimer’s disease (AD) is a chronic neurodegenerative disorder affecting millions of people worldwide. It is the number one form of dementia in the world. The risk of being afflicted with AD increases with age, with one in nine people over the age of 65 having the disease. The prevalence of the disease is approximately 5,200,000 individuals in the US. On the other hand, the incidence (or rate at which new cases of disease develop) is age dependent with approximately 53 new cases per 1,000 people age 65 to 74, 170 new cases per 1,000 people age 75 to 84, and 231 new cases per 1,000 people age 85 and older, with 454,000 new cases occurring in 2010 [Alzheimer’s Association, 2013 Alzheimer’s Disease Facts and Figures, Alzheimer’s & Dementia, Volume 9, Issue 2]. AD is also the sixth leading cause of death across all ages in the United States [AA2013: 113], and its prevalence is expected to quadruple by 2050. It is estimated that the cost of caring for people with AD and other dementia’s will increase from an estimated $203 billion in 2013 to a projected $1.2 trillion per year by 2050 with Medicare and Medicaid covering approximately 70% of such costs.

The cause and progression of Alzheimer's disease are not well understood. As of 2012, more than 1000 clinical trials have been or are being conducted to find ways to treat the disease, but it is unknown if any of the tested treatments will work.

According to the Alzheimer’s Disease Foundation. It is widely accepted that with the increasing trend towards a longer lifespan coupled with the baby-boomer population approaching retirement, the incidence of Alzheimer’s disease is likely to double in the next 20 years. The exponential increase in the expected number of patients presenting with AD not only represents a major area of unmet medical need, but it also represents a significant market opportunity for diagnostics for this disease. AD biomarker sales are currently at 1.5 billion USD, but are expected to double within the next 5 years (BCC research 2013).

Current clinical research focuses on the early phases of the disease. However, no accurate and convenient tools are available today for pre-dementia diagnosis of AD to support these efforts. Currently AD is diagnosed as a clinical entity using a process that combines cognition assessments with imaging- and spinal-fluid (CSF) tests. This diagnostic procedure may last for several months to a year and is usually initiated late in the disease development.

Several companies are focusing on blood as a test material. Typically these companies employ a multi-assay strategy (multiple RNAs or proteins) combined with advanced statistical tools/algorithms to develop disease-specific diagnostic models.

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Diagnostics for Multiple Sclerosis

Multiple sclerosis (MS) is a disease in which the patient’s immune system attacks the protective sheath (myelin) that covers nerves. Myelin damage disrupts communication between the brain and the rest of the body. Ultimately, the nerves themselves may deteriorate, a process that is currently irreversible.

Signs and symptoms vary widely, depending on the amount of damage and which nerves are affected. Some people with severe MS may lose the ability to walk independently or at all, while others experience long periods of remission during which they develop no new symptoms. There is no cure for multiple sclerosis. However, treatments can help speed recovery from attacks, modify the course of the disease and manage symptoms.

There are no specific diagnostic tests for MS. The diagnosis relies on ruling out other conditions that might produce similar signs and symptoms. The physician is likely to start with a thorough medical history and examination that may include the following:

•	Blood tests, to help rule out infectious or inflammatory diseases with symptoms similar to MS.

•	Spinal tap (lumbar puncture), in which a small sample of fluid is removed from the spinal canal for laboratory analysis. This sample can show abnormalities in white blood cells or antibodies that are associated with MS. Spinal tap can also help rule out viral infections and other conditions with symptoms similar to MS.

•	Magnetic resonance imaging (MRI) which can reveal areas of MS (lesions) on the brain and spinal cord. The patient may receive an intravenous dye to highlight lesions that indicate the disease is in an active phase.

The current standard of care method of diagnosis for MS involves the time-intensive analysis of cerebral spinal fluid (CSF) through the oligoclonal banding (OCB) test, as well as MRI, as well as a comprehensive set of clinical tests to rule-out other neurological diseases.

In addition to undergoing several examinations, there is also the risk of false positives. OBC’s test accuracy, for instance, is about 54% to 69%, which increases the chance for unnecessary and expensive treatments while delaying the real diagnosis. Misdiagnosis rates of over 50% have been routinely reported, as the cost for mis-prescribing MS treatments for patients with a false positive diagnosis has grown to an estimated $100,000 and $250,000.

There is currently an unmet need for a more accurate diagnostic for MS. Patients that present with MS-like clinical symptoms and evidence of non-specific neurological disease undergo a battery of tests in a diagnostic process that can take months or even years to complete. Unfortunately, the OCB test yields a high rate of false positive results, which can unnecessarily expose patients who do not have MS to chronic and expensive therapy that, in some cases, actually exacerbates their underlying disease. Alternatively, false negatives can delay the proper treatment of those patients who do have MS, possibly accelerating the development of permanent physical disability.

Treatments for Parkinson’s Disease Levodopa Induced Dyskinesia

Parkinson’s disease (PD) is a severe neurological disorder characterized by tremor, muscle rigidity, and an inability to walk with a steady gait. According to a 2008 report generated by DataMonitor, there are over 4,000,000 PD patients worldwide spending in excess of $3 billion annually on treatments. It is widely accepted that with the increasing trend towards a longer lifespan coupled with the baby-boomer population approaching retirement, the incidence of Parkinson’s disease is likely to double in the next 20 years.

Levodopa (also known as L-dopa) remains the gold standard for the treatment of the debilitating motor symptoms of PD. A side effect of prolonged treatment with levodopa is the occurrence of levodopa-induced dyskinesia (PD-LID). PD-LID is characterized by involuntary non-purposeful movements of the head and neck, arms, legs or trunk. With continued levodopa treatment, and as PD progresses, PD-LID can become severely disabling and has been associated with a decrease in the quality of life for Parkinson's patients. One-third of patients develop PD-LID within four to six years of beginning levodopa treatment; this increases to approximately 90% after nine or more years. There are currently no medications approved for the treatment of PD-LID. Reducing PD-LID is one of the greatest patient unmet medical needs in the treatment of advanced PD according to the Michael J. Fox Foundation.

Although no drug is currently approved by the U.S. Food and Drug Administration (“FDA”) for PD-LID, several small and medium studies (enrolling fewer than 70 patients) have demonstrated efficacy using a drug called Amantadine.

We believe that the potential market opportunity for a drug that could treat PD-LID exceeds $750M annually in the United States alone.  With the population aging and average age of diagnosis being 58-62 years, we believe the market growth is significant (2-3%/year).

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Treatments for Adult Attention Deficit Hyperactivity Disorder

Attention deficit hyperactivity disorder (ADHD) is a psychiatric disorder of the neurodevelopmental type in which there are significant problems of attention, hyperactivity, or acting impulsively. The condition can be difficult to tell apart from other disorders as well as that of high normal activity. ADHD management usually involves some combination of counseling, lifestyle changes, and medications. Most healthcare providers accept ADHD as a genuine disorder with debate in the scientific community mainly around how it is diagnosed and treated. The company estimates that the ADHD treatment market worldwide approaches $8 billion annually.

Treatments for Retinitis Pigmentosa

Retinitis Pigmentosa (RP) refers to a group of inherited diseases causing retinal degeneration. The cell-rich retina lines the back inside wall of the eye and is responsible for capturing images from the visual field. People with RP experience a gradual decline in their vision because photoreceptor cells (rods and cones) die. Symptoms include a progressive degeneration of peripheral and night vision as well as the degeneration in color perception and central vision; night blindness is one of the earliest and most frequent symptoms of RP. RP is typically diagnosed in adolescents and young adults. The rate of progression and degree of visual loss varies from person to person. Most people with RP are legally blind by age 40.

Treatments for Severe Burns

A burn is a type of injury to flesh or skin caused by heat, electricity, chemicals, friction, or radiation.[1] Burns that affect only the superficial skin are known as superficial or first-degree burns. When damage penetrates into some of the underlying layers, it is a partial-thickness or second-degree burn. In a full-thickness or third-degree burn, the injury extends to all layers of the skin. A fourth-degree burn additionally involves injury to deeper tissues, such as muscle or bone.

The treatment required depends on the severity of the burn. Superficial burns may be managed with little more than simple pain relievers, while major burns may require prolonged treatment in specialized burn centers Full-thickness burns usually require surgical treatments, such as skin grafting.

While large burns can be fatal, modern treatments developed since 1960 have significantly improved the outcomes, especially in children and young adults. Globally, about 11,000,000 people seek medical treatment, and 300,000 die from burns each year. In the United States, approximately 4% of those admitted to a burn center die from their injuries. The long-term outcome is primarily related to the size of burn and the age of the person affected.

According to the American Burn Association, there are currently over 2,000 cases annually involving burns covering over 50% of the patient’s total body surface area

COMPETITION

Diagnostics for Alzheimer’s Disease

Cerebrospinal Fluid (CSF)

CSF samples and protein assays of particular analytes remain today the best tools in the diagnosis of Alzheimer’s disease and encephalitis. The procedure involves a lumbar puncture - the insertion of a hallow cannula or needle into the lower spinal column in order to collect 5-10 ml of blood free CSF.  Until recently there have not been any in vitro diagnostic quality assays available to replace the lumbar puncture diagnostic procedure and there may not be until Saladax / Ortho Clinical Diagnostics or Roche Diagnostics release their publically report CSF Ab42 and CSF Tau assays.

Positron Emission Tomography (PET)

PET requires large, multi-million dollar cameras which collect the radioactive decay of minute quantities of hot radioactive tracers injected into the blood stream. The tracers emit correlated photo pairs which indicate where the tracer is staining tissue in vivo. FDG-PET is an FDA-approved tracer which measures glucose metabolism and has been successfully used to image brain energy consumption. More recently Amyvid from Avid Radiopharmaceuticals, now Lilly Diagnostics, received FDA approval as an in vivo radiotracer to label the amyloid plaques of the brain. These studies typically cost $3,000-$5,000 per imaging session per patient and require patients travel to a facility with a PET facility rather than receive a diagnostic test in their clinician’s office.

Magneto encephalography (MEG)

MEG instruments which are both physically large and costly to facilities wishing to purchase them, employ advanced superconducting magnets operating in near absolute zero temperature to measure minute brain currents. They are scarcely available in the US and Japan, let alone any other country in the world. They are primarily used for research and will likely never become commonplace in clinical practice due to their size and cost.

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Magnetic Resonance Imaging (MRI)

MRI instruments are able to measure the gross anatomy of the brain within the skull with resolution approaching 100 microns in a standard 1.5T clinical MRI. Although they are costly and accessible only at an imaging center (in patient or outpatient), they are standard of care to insure that there is no gross brain tumor or evidence of white matter infarct, typical after sub-clinical or mini-strokes have occurred.  In one costly modality, functional MRI is conducted whereby a patient is given tasks to complete while they are lying in a MRI brain scanner and asked to participate in task-based maneuvers to understand which anatomical structures are active during which dynamic task. These diagnostic studies are costly and difficult to implement with satisfactory results due to the distractions of motion artifacts and noise. In routine clinical practice, they are not commonly conducted.

Cognition

There are many companies creating computerized cognitive assessments of a human subject from a neuropsychological perspective. Many of these are considered reliable and easily administered in a clinician’s office. Some of the cognitive assessment tools in the market today are the CogState battery of tasks, the CNS Vital Signs, the ImPACT test and the CANTAB battery. However, these cognition assessment tools have limitations on their ability to accurately and objectively measure brain function.

Diagnostics for Multiple Sclerosis

There is currently no single diagnostic test that is proof-positive for multiple sclerosis (“MS”). There is a set of accepted criteria for MS diagnosis, but even this system is imperfect. Since diagnosing MS can be very difficult, it must be done by a neurologist who specializes in treating MS.

An accurate diagnosis is currently based on the patient’s medical history and neurological examination using tests of nervous system function. Much depends on the skill of the physician in asking the right questions to uncover information and to properly evaluate the signs and symptoms of a malfunctioning nervous system.

In addition to a thorough medical history and neurological examination, a variety of specialized procedures are helpful in accurately diagnosing MS. These include imaging techniques such as magnetic resonance imaging (MRI), spinal taps (examination of the cerebrospinal fluid that runs through the spinal column), and laboratory analysis of blood samples.

The precise image produced by MRI gives the neurologist clear evidence of scar tissue in the deep parts of the brain or spinal cord that is characteristic of MS. However, abnormal spots on the brain MRI can be caused by other conditions, so these images must be interpreted by the neurologist in light of all information about the patient. Similar lesions can be seen in elderly people or people with migraine headaches or high blood pressure. Confirming a diagnosis of MS and ruling out other possible causes requires expert interpretation of the MRI scan.

Performing a spinal tap to examine the cerebrospinal fluid might be helpful in diagnosing MS. An experienced MS neurologist may be able to confirm a suspected diagnosis of MS, particularly if the patient’s history and physical examination suggest the presence of the disease. Abnormalities that might appear in the cerebrospinal fluid can be very helpful in establishing a diagnosis but, like other tests, spinal taps are not foolproof in diagnosing MS.

A blood test may help rule out conditions that imitate multiple sclerosis, but the presence of MS cannot be detected in the blood.

Treatments for Parkinson’s Disease Levodopa Induced Dyskinesia (‘PD-LID”)

Amantadine

Although no drug is currently approved by the U.S. Food and Drug Administration (“FDA”) for PD-LID, several small and medium studies (enrolling fewer than 70 patients) have demonstrated efficacy using Symmetrel (Amantadine). Amantadine was initially developed as an antiviral medication to treat influenza in the 1960s and was coincidentally discovered as a treatment for Parkinson’s disease. Amantadine usually provides only mild relief, but is the only drug currently used to treat PD LID.

Amantadine HCI (ADS-5102, developed by Adamas Pharmaceuticals):

ADS-5102, which is amantadine in high dose controlled-release version (HCI), is designed to address many of the limitations of immediate-release amantadine. In Adamas’ clinical studies, the amantadine plasma concentration achieved from the early morning through mid-day is approximately two-times that reached from immediate-release amantadine, providing symptomatic relief to patients as they engage in their daily activities. The lower concentrations of ADS-5102 occurred in the evening, which may potentially reduce the negative effect of amantadine on sleep. In addition, ADS-5102 capsules can be opened to sprinkle the contents on food for use by Parkinson’s disease patients who have difficulty swallowing due to their illness.

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In the Phase 2/3 clinical study (the EASED study), ADS-5102 met its primary endpoint and several key secondary endpoints. Results from the EASED study were presented at the 17th International Congress of Parkinson’s Disease and Movement Disorders and at the 9th World Parkinson’s Congress. Adamas intends to initiate a Phase 3 registration trial of ADS-5102 in PD LID. If the Phase 3 registration trial of ADS-5102 is successful, Adamas plans to submit a New Drug Application (NDA) to the US Food and Drug Administration (FDA) for ADS-5102 in the first half of 2016.

Mavoglurant (AFQ056) (developed byNovartis):

Mavoglurant (AFQ056) is an antagonist of the glutamate receptor mGluR5 which was developed by Novartis (NVS) for several CNS indications, including PD-LID. In a 31 patient Phase 2 trial in patients with moderate-to-severe PD-LID, 15 patients were randomized to 25-150 mg mavoglurant twice daily and 16 patients were randomized to placebo. Patients in the active drug group experienced a significant reduction in symptoms as measured by the Lang-Fahn Activities in Daily living scale without negative impact on the effectiveness of the anti-Parkinson's efficacy of their ongoing dopaminergic therapy. Similar effects were seen in the second study, which examined the efficacy of mavoglurant in 28 patients with severe PD-LID and used the Modified Abnormal Movement Scale to measure efficacy. However, during 2013 and 2014, Novartis announced the results of its phase IIb/III studies on patients with fragile X syndrome (FXS) did not meet the primary endpoints, and in 2014, announced it will not continue the development of Mavoglurant.

Dipraglurant (in development by Addex Therapeutics):

Dipraglurant, an oral negative allosteric modulator (NAM) of the metabotropic glutamate receptor 5 (mGluR5) for the treatment of PD-LID was examined in a randomized, double blind, placebo controlled Phase 2a trial in 83 subjects with moderate-to-severe Parkinson's disease. Results show that dipraglurant was safe and well tolerated with the most important side effects being vertigo, blurred vision, and a drunk feeling but none of these was severe. Results on the modified AIMS scale showed statistically significant improvement on days 1 and 14, with clinically relevant reductions in the dipraglurant group on all three periods tested (days 1, 14, and 28). Addex has specifically been looking to out-license dipraglurant for the initiation of a Phase 2b program study since 2012.

Treatments for Adult ADHD

Adderall

Adderall is a psychostimulant pharmaceutical drug of the phenethylamine class used in the treatment of attention deficit hyperactivity disorder (ADHD) and narcolepsy. The medication is a mixture of amphetamine stereoisomer salts and inactive ingredients. By salt content, the active ingredients are 75% dextroamphetamine salts and 25% levoamphetamine salts. Adderall is available in immediate release and extended release formulations.

Methylphenidate

Methylphenidate is a psychostimulant drug and substituted phenethylamine approved for treatment of attention-deficit hyperactivity disorder (ADHD), postural orthostatic tachycardia syndrome and narcolepsy. It was first licensed by the U.S. Food and Drug Administration (FDA) in 1955 for treating what was then known as hyperactivity. Prescribed to patients beginning in 1960, the drug became heavily prescribed in the 1990s, when the diagnosis of ADHD itself became more widely accepted. Methylphenidate is sold as Concerta, Methylin, Ritalin, and Equasym XL

Dexmethylphenidate

Dexmethylphenidate, otherwise known as d-threo-methylphenidate (D-TMP), is the dextrorotatory enantiomer of methylphenidate. It is a norepinephrine-dopamine reuptake inhibitor (NDRI) and releasing agent and thus a psychostimulant, which affects the CNS. Dexmethylphenidate is sold as Focalin by Novartis, as Attenade by Celgene and as a generic drug by Teva, Mylan, and IntelliPharmaCeuticals.

Atomoxetine

Atomoxetine is a drug approved for the treatment of attention-deficit hyperactivity disorder (ADHD). It is a selective norepinephrine reuptake inhibitor (NRI). Atomoxetine is sold as Strattera.

Treatments for Retinitis Pigmentosa

The NT-501 (Renexus®) ECT implant system

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The NT-501 (Renexus®) ECT implant system generates the neurotrophic cytokine CNTF for treating photoreceptor degeneration associated with retinitis pigmentosa (RP), macular telangiectasia (MacTel), and achromatopsia (ACHM). This product is being developed by Neurotech which has received orphan drug and Fast Track designation from the U.S. FDA for treatment of visual loss in RP.

Halorhodopsin gene therapy treatment

GenSight Biologics is developing a halorhodopsin gene therapy treatment of blindness based on the results of the work of Dr. Ernst Bamberg a member of GenSight Biologics SAB, using a haorhodopsin gene embedded into a specific AAV variant which has shown its capacity to transfer the gene only into cones. The potential treatment for RP is currently in preclinical development.

Treatments for Severe Burns

The current trend of severe burn wound care is focused on the emergence of various skin substitutes in the management of acute burn injury as well as post burn reconstructions. Skin substitutes have important roles in the treatment of deep dermal and full thickness wounds. At present, there is no ideal substitute in the market. Skin substitutes can be divided into two main classes, namely, biological and synthetic substitutes. The biological skin substitutes have a more intact extracellular matrix structure, while the synthetic skin substitutes can be synthesized on demand and can be modulated for specific purposes. Each class has its advantages and disadvantages. The biological skin substitutes may allow the construction of a more natural new dermis and allow excellent re-epithelialisation characteristics due to the presence of a basement membrane. Synthetic skin substitutes demonstrate the advantages of increase control over scaffold composition. The ultimate goal is to achieve an ideal skin substitute that provides an effective and scar-free wound healing.

Several companies have developed products for the treatment of severe burns. Among those companies are:

-	Smith & Nephew Wound Management

-	Genzyme Biosurgery

-	Integra Life Sciences Corporation

-	LifeCell Corporation/Kinetic Concepts

-	Organogenesis Inc

-	Intercytex

-	Genzyme

-	Advanced Biohealing/ Shire

-	Cy Ttera/ NovoCell/ViaCyte

-	Biomimetic Therapeutics Inc.

-	RTI Biologics

Four of these companies, (Smith and Nephew, Genzyme, Organogenesis, Integra and Advanced Biohealing) have products that are FDA approved for use in burn patients.

MANUFACTURING

We do not have any in-house manufacturing capabilities. The Company intends to outsource the manufacturing of its products to third party contractors, with special capabilities to manufacture chemical drugs and biologic drug candidates for submission and clinical testing under FDA guidelines.

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Distribution & Marketing

We intend to develop our product candidates through successive de-risking milestones towards regulatory approval and seek marketing approval of our product candidates or effect partnering transactions with biopharmaceutical companies seeking to strategically fortify pipelines and fund the costly later-stage clinical development required to achieve successful commercialization. We do not anticipate selling products directly into the marketplace, although we may do so depending on market conditions. Our focus is to strategically effect partnering transactions which will provide distribution and marketing capabilities to sell products into the marketplace.

Government Regulation

In the United States, pharmaceutical products are subject to extensive regulation by the FDA. The Federal Food, Drug, and Cosmetic Act and other federal and state statutes and regulations, govern, among other things, the research, development, testing, manufacture, storage, recordkeeping, approval, labeling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling, and import and export of pharmaceutical products. The FDA has very broad enforcement authority and failure to abide by applicable regulatory requirements can result in administrative or judicial sanctions being imposed on us, including warning letters, refusals of government contracts, clinical holds, civil penalties, injunctions, restitution, disgorgement of profits, recall or seizure of products, total or partial suspension of production or distribution, withdrawal of approval, refusal to approve pending applications, and criminal prosecution.

CLIA Approval Process for Diagnostics

The Company believes its diagnostic candidates will be initially be regulated as Laboratory Developed Tests (“LDTs”) under the Clinical Laboratory Improvement Amendments (“CLIA”), and thereafter the Company may seek to gain FDA approval for its diagnostic candidates as In-Vitro Diagnostics (“IVDs”).

Congress passed the Clinical Laboratory Improvement Amendments in 1988 to regulate development, evaluation, and use of LDTs. CLIA states that laboratories must demonstrate how well an LDT performs using certain performance standards. Laboratories that perform testing on human specimens for the diagnosis, prevention, or treatment of disease, or for the assessment of health, must comply with all applicable CLIA ‘88 regulations. These regulations, which were finalized in 2003, establish standards to help ensure the quality and accuracy of laboratory testing. While most common laboratory tests are commercial tests, manufactured and marketed to multiple laboratories, some new tests are developed, evaluated, and validated within one particular laboratory. These LDTs are used solely within that laboratory and are not distributed or sold to any other labs or health care facilities.

Because LDTs are not marketed to other labs or facilities, they do not require approval for marketing from the U.S. Food and Drug Administration (FDA) as do commercially developed and marketed tests. However, these types of tests must go through rigorous validation procedures and must meet several criteria before results can be used for decisions regarding patient care. These include demonstration of test accuracy, precision, sensitivity, and specificity.

FDA Approval Process for Therapeutic Products

We believe that our therapeutic products will be regulated by the FDA as drugs. No manufacturer may market a new drug until it has submitted a New Drug Application, or NDA, to the FDA, and the FDA has approved it. The steps required before the FDA may approve an NDA generally include:

-	preclinical laboratory tests and animal tests conducted in compliance with FDA’s good laboratory practice requirements;

-	development, manufacture and testing of active pharmaceutical product and dosage forms suitable for human use in compliance with current good manufacturing practices, or GMP;

-	the submission to the FDA of an investigational new drug application, or IND, for human clinical testing, which must become effective before human clinical trials may begin;

-	adequate and well-controlled human clinical trials to establish the safety and efficacy of the product for its specific intended use(s);

-	the submission to the FDA of a New Drug Application, or NDA; and

-	FDA review and approval of the NDA.

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Preclinical tests include laboratory evaluation of the product candidate, as well as animal studies to assess the potential safety and efficacy of the product candidate. The conduct of the pre-clinical tests must comply with federal regulations and requirements including good laboratory practices. We must submit the results of the preclinical tests, together with manufacturing information, analytical data and a proposed clinical trial protocol to the FDA as part of an IND, which must become effective before it may commence human clinical trials. The IND will automatically become effective 30 days after its receipt by the FDA, unless the FDA raises concerns or questions before that time about the conduct of the proposed trials. In such a case, we must work with the FDA to resolve any outstanding concerns before clinical trials can proceed. We cannot be sure that submission of an IND will result in the FDA allowing clinical trials to begin, or that, once begun, issues will not arise that suspend or terminate such trials. The study protocol and informed consent information for patients in clinical trials must also be submitted to an institutional review board for approval. An institutional review board may also require the clinical trial at the site to be halted, either temporarily or permanently, for failure to comply with the institutional review board’s requirements or may impose other conditions.

Clinical trials involve the administration of the product candidate to humans under the supervision of qualified investigators, generally physicians not employed by or under the trial sponsor’s control. Clinical trials are typically conducted in three sequential phases, though the phases may overlap or be combined. In Phase 1, the initial introduction of the drug into healthy human subjects, the drug is usually tested for safety (adverse effects), dosage tolerance and pharmacologic action, as well as to understand how the drug is taken up by and distributed within the body. Phase 2 usually involves studies in a limited patient population (individuals with the disease under study) to:

-	evaluate preliminarily the efficacy of the drug for specific, targeted conditions;

-	determine dosage tolerance and appropriate dosage as well as other important information about how to design larger Phase 3 trials; and

-	identify possible adverse effects and safety risks.

Phase 3 trials generally further evaluate clinical efficacy and test for safety within an expanded patient population. The conduct of the clinical trials is subject to extensive regulation, including compliance with good clinical practice regulations and guidance.

The FDA may order the temporary or permanent discontinuation of a clinical trial at any time or impose other sanctions if it believes that the clinical trial is not being conducted in accordance with FDA requirements or presents an unacceptable risk to the clinical trial patients. We may also suspend clinical trials at any time on various grounds.

The results of the preclinical and clinical studies, together with other detailed information, including the manufacture and composition of the product candidate, are submitted to the FDA in the form of an NDA requesting approval to market the drug. FDA approval of the NDA is required before marketing of the product may begin in the U.S. If the NDA contains all pertinent information and data, the FDA will “file” the application and begin review. The FDA may “refuse to file” the NDA if it does not contain all pertinent information and data. In that case, the applicant may resubmit the NDA when it contains the missing information and data. Once the submission is accepted for filing, the FDA begins an in-depth review. The FDA has agreed to certain performance goals in the review of new drug applications. Most such applications for non-priority drug products are reviewed within 10 months. The review process, however, may be extended by FDA requests for additional information, preclinical or clinical studies, clarification regarding information already provided in the submission, or submission of a risk evaluation and mitigation strategy. The FDA may refer an application to an advisory committee for review, evaluation and recommendation as to whether the application should be approved. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions. Before approving an NDA, the FDA will typically inspect the facilities at which the product candidate is manufactured and will not approve the product candidate unless GMP compliance is satisfactory. FDA also typically inspects facilities responsible for performing animal testing, as well as clinical investigators who participate in clinical trials. The FDA may refuse to approve an NDA if applicable regulatory criteria are not satisfied, or may require additional testing or information. The FDA may also limit the indications for use and/or require post-marketing testing and surveillance to monitor the safety or efficacy of a product. Once granted, product approvals may be withdrawn if compliance with regulatory standards is not maintained or problems are identified following initial marketing.

The testing and approval process requires substantial time, effort and financial resources, and our product candidates may not be approved on a timely basis, if at all. The time and expense required to perform the clinical testing necessary to obtain FDA approval for regulated products can frequently exceed the time and expense of the research and development initially required to create the product. The results of preclinical studies and initial clinical trials of our product candidates are not necessarily predictive of the results from large-scale clinical trials, and clinical trials may be subject to additional costs, delays or modifications due to a number of factors, including difficulty in obtaining enough patients, investigators or product candidate supply. If we fail to obtain, or experience delays in obtaining, regulatory approvals or in complying with requirements could adversely affect the commercialization of product candidates and our ability to receive product or royalty revenues.

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Other Regulatory Requirements

After approval, drug products are subject to extensive continuing regulation by the FDA, which include company obligations to manufacture products in accordance with Good Manufacturing Practice, or GMP, maintain and provide to the FDA updated safety and efficacy information, report adverse experiences with the product, keep certain records and submit periodic reports, obtain FDA approval of certain manufacturing or labeling changes, and comply with FDA promotion and advertising requirements and restrictions. Failure to meet these obligations can result in various adverse consequences, both voluntary and FDA-imposed, including product recalls, withdrawal of approval, restrictions on marketing, and the imposition of civil fines and criminal penalties against the NDA holder. In addition, later discovery of previously unknown safety or efficacy issues may result in restrictions on the product, manufacturer or NDA holder.

Manufacturers of products are required to comply with applicable FDA manufacturing requirements contained in the FDA’s GMP regulations. GMP regulations require among other things, quality control and quality assurance as well as the corresponding maintenance of records and documentation. The manufacturing facilities for our products must meet GMP requirements to the satisfaction of the FDA pursuant to a pre-approval inspection before it can use them to manufacture its products. Ours and any third-party manufacturers are also subject to periodic inspections of facilities by the FDA and other authorities, including procedures and operations used in the testing and manufacture of its products to assess its compliance with applicable regulations.

With respect to post-market product advertising and promotion, the FDA imposes a number of complex regulations on entities that advertise and promote pharmaceuticals, which include, among others, standards for direct-to-consumer advertising, promoting drugs for uses or in patient populations that are not described in the drug’s approved labeling (known as “off-label use”), industry-sponsored scientific and educational activities, and promotional activities involving the internet. Failure to comply with FDA requirements can have negative consequences, including adverse publicity, enforcement letters from the FDA, mandated corrective advertising or communications with doctors, and civil or criminal penalties. Although physicians may prescribe legally available drugs for off-label uses, manufacturers may not market or promote such off-label uses.

Changes to some of the conditions established in an approved application, including changes in indications, labeling, or manufacturing processes or facilities, require submission and FDA approval of a new NDA or NDA supplement before the change can be implemented. An NDA supplement for a new indication typically requires clinical data similar to that in the original application, and the FDA uses the same procedures and actions in reviewing NDA supplements as it does in reviewing NDAs.

Adverse event reporting and submission of periodic reports is required following FDA approval of an NDA. The FDA also may require post-marketing testing, known as Phase 4 testing, risk minimization action plans and surveillance to monitor the effects of an approved product or place conditions on an approval that could restrict the distribution or use of the product.

Outside the United States, our ability to market a product is contingent upon receiving marketing authorization from the appropriate regulatory authorities. The requirements governing marketing authorization, pricing and reimbursement vary widely from jurisdiction to jurisdiction. At present, foreign marketing authorizations are applied for at a national level, although within the European Union registration procedures are available to companies wishing to market a product in more than one European Union member state.

We are also subject to various environmental, health and safety regulations including those governing laboratory procedures and the handling, use, storage, treatment, and disposal of hazardous materials. From time to time, and in the future, our operations may involve the use of hazardous materials.

INTELLECTUAL PROPERTY

We are able to protect our technology from unauthorized use by third parties only to the extent that it is covered by valid and enforceable patents or is effectively maintained as a trade secret or is protected by confidentiality agreements. Accordingly, patents or other proprietary rights are an essential element of our business.

Patents extend for varying periods according to the date of patent filing or grant and the legal term of patents in the various countries where patent protection is obtained. The actual protection afforded by a patent, which can vary from country to country, depends on the type of patent, the scope of its coverage and the availability of legal remedies in the country.

While trade secret protection is an essential element of our business and we take security measures to protect its proprietary information and trade secrets, we cannot give assurance that its unpatented proprietary technology will afford it significant commercial protection. We seek to protect its trade secrets by entering into confidentiality agreements with third parties, employees and consultants. Our employees and consultants also sign agreements requiring that they assign to the Company their interests in intellectual property arising from their work for us. All employees sign an agreement not to engage in any conflicting employment or activity during their employment and not to disclose or misuse confidential information. However, it is possible that these agreements may be breached or invalidated, and if so, there may not be an adequate corrective remedy available. Accordingly, we cannot ensure that employees, consultants or third parties will not breach the confidentiality provisions in its contracts, infringe or misappropriate its trade secrets and other proprietary rights or that measures we take to protect our proprietary rights will be adequate.

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In the future, third parties may file claims asserting that our technologies or products infringe on their intellectual property. We cannot predict whether third parties will assert such claims against us or against the licensors of technology licensed to us, or whether those claims will harm our business. If we are forced to defend ourselves against such claims, whether they are with or without merit and whether they are resolved in favor of, or against, our licensors or ourselves, we may face costly litigation and the diversion of our management’s attention and resources. As a result of such disputes, we may have to develop costly non-infringing technology or enter into licensing agreements. These agreements, if necessary, may be unavailable on terms acceptable to us, or at all.

Employees

We have nine employees as of September 30, 2015. We also utilize outside consultants as needed to support our operations. The Company intends to expand the Company’s management team and support staff over the next 12 months to meet the growing demands of developing the Company’s business objectives.

MANAGEMENT

Directors and Executive Officers of the Registrant

The following information sets forth the names, ages, and positions of the Company’s current directors and executive officers:

Name	Age	Office(s) held
Gerald E. Commissiong	32	President and Chief Executive Officer, Director
Dr. John W. Commissiong	70	Chief Scientific Officer, Director
Robert Farrell	65	Chief Financial Officer
Marc E. Faerber	60	Controller, Vice President of Financial Operations, Treasurer, Secretary
Robert L. Harris	71	Director
Dr. David A. Lowe	68	Director
Donald D. Huffman	68	Director
Joseph Rubinfeld, Ph.D.	82	Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Gerald E. Commissiong, Chief Executive Officer, President, Director

Mr. Commissiong has served as the Chief Operating Officer and a Director of Amarantus since April of 2011. On October 23, 2011, Mr. Commissiong was appointed to serve as the Company’s Chief Executive Officer and President. Mr. Commissiong was the co-founder and President and Chief Executive Officer of Amarantus, which was formerly known as CNS Protein Therapeutics, Inc. He played a significant role in sourcing the seed funding for the Company in 2008, assisted in developing a strategic corporate development pathway that involved the recruitment of relevant expertise, identification of appropriate development strategy, liaising with expertise to define development pathway, creation of a technological mitigation strategy and the identification of appropriate funding partners with a strategic interest in the Company’s technology. Mr. Commissiong also recruited senior executives to the Board to guide the Company’s growth and generated its official marketing materials, including investor brochures, corporate handouts, email newsletters and other materials necessary to raise awareness of the company. Prior to co-founding Amarantus, Mr. Commissiong played professional football for the Calgary Stampeders of the Canadian Football League. Mr. Commissiong holds a B.S. degree in Management Science and Engineering with a focus on Financial Decisions from Stanford University. Mr. Commissiong is qualified to serve as Director because of his history with the Company and his management and leadership qualities. In addition, Mr. Commissiong’s skills and knowledge of the financial markets makes him invaluable to the Company.

Dr. John W. Commissiong, Chief Scientific Officer, Director

Dr. Commissiong has served as the Chief Scientific Officer and a Director of Amarantus since co-founding the Company in 2008. From 2000 through 2008 Dr. Commissiong served as the CSO of Neurotrophics Inc & Prescient Neuropharma Inc. Dr. Commissiong has been focused on the discovery of novel neurotrophic factors for the treatment of neurodegenerative diseases as well as understanding the fundamental underlying biology of protoplasmic type-1 astrocytes that secrete neurotrophic factors. He was Chief of the Neural Transplantation Unit, NINDS-NIH, from 1989-94 where his research focused on identifying therapeutic approaches to spinal cord injury. Dr. Commissiong was Head of the Neurotrophic Factors Group, NINDS-NIH, from 1994-97 where he focused on developing technologies to systematically identify novel neurotrophic factors with applications for specific Central Nervous System disorders. He co-founded Prescient Neuropharma in 1999, and discovered MANF in 2003. MANF is currently in preclinical development for the treatment of Parkinson’s disease. The work pioneered by Dr. Commissiong has led to significant advancements in the field of astrocyte-neuron biology. Dr. Commissiong believes that a fundamental understanding of astrocyte-neuron interactions in the Central Nervous System will lead to a new generation of therapies to treat brain-related disorders.

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Dr. Commissiong did his Postdoctoral work in the Lab Preclin Pharmac, NIMH-NIH, concentrating on the application of quadrupole mass spectrometry in the analysis of neurotransmitters. He holds a Ph.D. in Neurophysiology from the University of Southampton, a M.Sc. in Biochemical Pharmacology from the University of Southampton and a B.S. in Biology and Chemistry from the University of the West Indies.

Dr. Commissiong is qualified to serve as a Director because of his extensive experience in drug discovery, and research and his work in the field of astrocyte-neuron biology.

Robert Farrell, Chief Financial Officer

Mr. Farrell was appointed as the Company’s Chief Financial Officer effective April 1, 2014, Mr. Farrell served as Chief Financial Officer of Titan Pharmaceuticals from 1996 to 2008, and as President and CEO from 2008 to 2010. During his tenure at Titan Mr. Farrell was responsible for all SEC filings, fund raising, financial and tax planning strategies, mergers & acquisitions, corporate partnerships, licensing transactions and financial operations. Mr. Farrell most recently served as CFO at Sanovas, Inc. Mr. Farrell previously served as CFO, Corporate Group Vice President and General Counsel at Fresenius USA and Fresenius Medical Care. Mr. Farrell also previously served as the CFO for the Institute for One World Health in San Francisco and currently serves on the Board of Directors of Prime Genomics, Inc. Mr. Farrell holds a J.D. from the University of California's Hastings School of Law.

Marc E. Faerber, Controller, Treasurer, Secretary and Vice President of Operations

Mr. Faerber currently serves as our Controller, Treasurer, Secretary and Vice-President of Financial Operations and previously served as the Chief Financial Officer from May 2009 through March 2014. In addition, Mr. Faerber has worked as an independent business and financial advisor since 2001 to the present. In that capacity, he provides financial, business and strategic advisory services to various startup entities, including medical device, biotechnology, software and alternative energy related companies. His services and experience include facilitating startups in establishing appropriate internal controls, developing administrative procedural processes, writing and critiquing business plans and strategies, preparation of company presentations, short term financial operating plans, and long term strategic financial planning, assisting organizations with seeking financing and rendering advice in various negotiations related to merger and acquisitions, distribution rights, technology licensing and other business structural issues, and review and implementation of internal control structures in support of Sarbanes Oxley compliance. Mr. Faerber is a licensed CPA (Inactive) in California and was a Certified Valuation Analyst from 2004 through 2007. He holds a B.S. in Business Administration from Providence College and has done course work towards a M.S. in Taxation at Golden Gate University.

Robert L. Harris, Director

Mr. Harris has served as a member of the Board of Amarantus since December 2010. Mr. Harris is a retired Vice President of Environmental, Health, Safety, Technical and Land Services at Pacific Gas and Electric Company, where he worked from September 1972 to January 2007. He graduated from San Francisco State University in 1965 and received his Juris Doctor degree from the University of California School of Law at Berkeley (Boalt Hall) in 1972. He was admitted to the California State Bar in December 1972 and argued and won a case in the United States Supreme Court in 1985. Harris also completed the Harvard Graduate School of Business Advanced Management Program and the Management Development Program at Duke University’s School of Business. For five years, Harris was selected by Ebony magazine as one of the “100 Most Influential Blacks in America” (1980, 1992, 1993, 1994 and 1995). Mr. Harris is qualified to serve as a Director because of his extensive experience as a business executive and his legal background.

Dr. David A. Lowe, Director

Dr. Lowe jointed the Board in November 2013. Dr. Lowe is President & CEO of NeuroAssets, Sarl, a Swiss-based neuroscience-focused consulting firm, providing advisory services to pharmaceutical, venture capital and biotechnology companies throughout the world. Dr. Lowe previously served as the Chief Scientific Officer of Psychogenics, Inc. and before that as Director and Chief Scientific Officer of Memory Pharmaceuticals, Inc., a biotechnology company pursuing innovative treatments for Alzheimer's and Schizophrenia. Prior to Memory Pharmaceuticals, Dr. Lowe served as the Executive Vice President and Chief Scientific Officer at Fidelity Biosciences Group, Fidelity Investments in Boston, MA, an investment firm focused on the healthcare industry. He also served as President, CEO and Director of Envivo Pharmaceuticals, a Fidelity-funded pharmaceutical company pursuing new treatments for Alzheimer's disease now in Phase 3 development. Dr. Lowe also served as Vice-President and Therapeutic Area Head, Central Nervous System, at Roche Pharmaceuticals, Vice President& Global Therapeutic Area Head of Central Nervous System Research at Bayer AG., and Head of CNS Biology and Deputy Head of CNS Research at Sandoz Ltd (now Novartis). Dr. Lowe received his PhD in neurobiology from the University of Leeds, UK. Dr. Lowe is qualified to serve as Director because of his experience working in the pharmaceutical and drug industries and his scientific background.

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Donald D. Huffman, Director

Mr. Huffman has served as a director of the Company since July 22, 2014 and serves on the board of two other companies. In March 2015, Mr. Huffman became a member of the board of directors of SteadyMed LTD. (STDY - NASDAQ) and has served on the board of Dance BioPharma, Inc., since July 2013. From September 2010 to March 2012, Mr. Huffman served as the Chief Financial Officer of Wafergen Biosystems Inc., a publicly-held emerging genomic analysis company and was its Co-President from September 2011 to March 2012. From October 2008 to September 2010, Mr. Huffman served as the Chief Financial Officer of Asante Solutions, Inc., a medical device company with an approved wearable insulin pump. From July 2006 to October 2008, Mr. Huffman served as Chief Financial Officer of Guava Technologies, Inc., a life science instrumentation company acquired by Millipore Corporation and then Merck & Co., Inc. From October 2004 to July 2006, Mr. Huffman served as Chief Financial Officer and principal of Sanderling Ventures, a biomedical venture capital firm. Mr. Huffman also has served as the Chief Financial Officer of three other public companies: Volcano Corporation (formerly known as EndoSonics Corporation), a company that manufactures medical devices; Microcide Pharmaceuticals, Inc., a biopharmaceutical company; and Celtrix Pharmaceuticals, Inc., a company that developed novel therapeutics for the treatment of debilitating, degenerative conditions, which was acquired by Insmed Incorporated in 2000. Mr. Huffman earned a B.S. in Mineral Economics from Pennsylvania State University and an M.B.A. from the State University of New York at Buffalo. He completed the Financial Management Program at the Stanford University Graduate School of Business. Mr. Huffman is qualified based on his extensive financial background primarily focused in the life sciences.

Dr. Joseph Rubinfeld, Director

Dr. Rubinfeld has served as a director of the Company since December 5, 2014. Dr. Rubinfeld is currently a Board member of Regenicin, Inc. and CytRx Corporation. Earlier in his career, Dr Rubinfeld served 12 years at Bristol Myers, where in addition to developing Amoxicillin and Cephadroxil, he was instrumental in licensing their original anti-cancer line of products, including Mitomycin, Etoposide, and Bleomycin. Dr. Rubinfeld is also credited with making a major scientific and public health contribution to society by inventing the first ever synthetic biodegradable detergent. In 1980, Dr. Rubinfeld was one of four co-founders of Amgen, Inc. and served as its Chief of Operations, where one of his primary efforts was the prioritization of erythropoietin (EPO) in Amgen’s pipeline due to its initial commercialization pathway under the Orphan Drug Act. In 1984, Dr. Rubinfeld won the prestigious Common Wealth Award for Science and Invention, which was a testament to his prowess for achieving major inventions, represented by the numerous patents obtained during his distinguished career. In 1991 he co-founded SuperGen, Inc., where he served as President and Chief Executive Officer until 2003 and as a Board member until 2005. He has also served as an advisor or Board member to a number of companies including AVI BioPharma and Quark Pharmaceuticals. Dr. Rubinfeld received a B.S. degree in chemistry from C.C.N.Y. and M.A. and Ph.D. in chemistry from Columbia University. Dr. Rubinfeld is qualified to serve as Director because of business and scientific experience working in the pharmaceutical and drug industries.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers, except that two of the Company’s officers and directors, Dr. John Commissiong and Gerald Commissiong, are father and son.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

·	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

·	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

·	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

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·	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

·	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

·	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

Committees of the Board

Robert Harris, Donald Huffman and Joseph Rubinfeld serve on the Compensation Committee of the Board, with Joseph Rubinfeld serving as the Chairman. Our Compensation Committee assists the Board in discharging its responsibilities relating to executive compensation, succession planning for the Company's executive team, and to review and make recommendations to the Board regarding employee benefit policies and programs, incentive compensation plans and equity-based plans.

Robert Harris, Donald D. Huffman, and Joseph Rubinfeld serve on the Governance and Nominating Committee of the Board, with Mr. Harris serving as the Chairman. The Nominating and Corporate Governance Committee is responsible for overseeing the appropriate and effective governance of the Company, including, among other things, (a) nominations to the Board of Directors and making recommendations regarding the size and composition of the Board of Directors and (b) the development and recommendation of appropriate corporate governance principles.

Our audit committee consists of Donald D. Huffman, Robert Harris and Joseph Rubinfeld, each of whom is a non-employee director. Mr. Donald Huffman is the chairperson of our audit committee. Our board of directors has determined that each member designee of our audit committee is an independent director as defined by Rule 10A-3 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended and meets the requirements of financial literacy under SEC rules and regulations. Mr. Huffman serves as our audit committee financial expert, as defined under SEC rules.

Our audit committee is responsible for, among other things:

·	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

·	evaluating the qualifications, performance and independence of our independent auditors;

·	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

·	reviewing the adequacy and effectiveness of our internal control policies and procedures;

·	discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results; and

·	preparing the audit committee report that the SEC requires in our annual proxy statement.

Our board of directors has adopted a written charter for our audit committee, which is available on our website (www.amarantus.com).

Code of Ethics

We have adopted a written code of ethics, the Code of Business Conduct and Ethics, which applies to all of our directors, officers (including our chief executive officer and chief financial officer) and employees. Our Code of Business Conduct and Ethics is available on our website ( www.amarantus.com ).

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Board Leadership Structure and Role in Risk Oversight

We have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined. The Board of Directors does not currently have a Chairman.

Our Board of Directors is primarily responsible for overseeing our risk management processes. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our Company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our company and our Company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the Board’s appetite for risk. While the Board oversees our Company, our Company’s management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for the Company’s last two completed fiscal years for all services rendered to the Company.

SUMMARY COMPENSATION TABLE

Name and principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Gerald E.	2014	170,625	50,000	-	438,000	-	-	-	658,625
Commissiong, President,	2013	-	230,111	18,250	-	-	-	-	248,361
Chief Executive Officer

Dr. John W.	2014	126,000	-	-	-	-	-	-	126,000
Commissiong, Chief	2013	-	213,763	-	-	-	-	-	213,763
Scientific Officer

Marc Faerber,	2014	138,333	-	-	123,400	-	-	-	261,733
Treasurer, VP of Finance &	2013	260,951	-	10,480	-	-	-	-	271,431
Operations, and Secretary (1)

Robert Farrell,	2014	150,001	25,000	-	619,600	-	-	-	794,601
Chief Financial
Officer (2)

(1) Mr. Faerber has released the Company from obligations to pay $276,000 of accrued compensation as of December 31, 2013.

(2) Mr. Farrell was hired by the Company in April 2014.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2014.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	OPTION AWARDS								STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Gerald E. Commissiong,	1,796	(1)	-	(1)	-	$3.56	(1)	4/10/21(1)	-	-	-	-
President and Chief			33,333		-	13.74	(1)	9/22/24(1)
Executive Officer, Director	5,355	(2)	1,120	(2)	-	$33.75	(2)	7/15/22(2)
						$105.00	(2)	11/4/22(2)

Dr. John W. Commissiong,	877	(1)	-	(1)	-	$3.56	(1)	4/10/21(1)	-	-	-	-
Chief Scientific	3,874	(2)	776	(2)		$33.75	(2)	7/15/22(2)
Officer, Director						$105.00	(2)	11/4/22(2)

Marc E. Faerber,	6,667	(1)	-	(1)	-	18.53	(1)	7/11/24(1)	-	-	-	-
Treasurer, VP of Finance	2,664	(2)	586	(2)		$33.75	(2)	7/15/22(2)
& Operations, and Secretary						$105.00	(2)	11/4/22(2)

Robert Farrell,	33,190	(1)	20,143	(1)		$11.63	(1)	3/31/24(1)
Chief Financial Officer

(1) Common stock shares

(2) Preferred stock shares

Director Compensation

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named directors by the Company during the year ended December 31, 2014.

DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Robert L. Harris	32,500	-	-	-	-	-	32,500
Dr. Mark Benedyk	15,000						15,000
Dr. David A. Lowe	20,000	-	322,000	-	-	-	342,000
Donald Huffman	16,359		29,180				45,539
Iain Ross	12,000		24,380				36,380
Dr. Joseph Rubinfeld	5,000		16,980				21,980

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s capital stock by each executive officer and director, by each person known by the Company to beneficially own more than five percent (5%) of any class of stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares of common stock are owned directly and the percentage shown is based on shares of common Stock issued and outstanding as of October 5, 2015. As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date. Except as otherwise notice, the address of each officer and director listed is c/o of the Company at 655 Montgomery Street, Suite 900, San Francisco, CA 94111.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership		Percent of class(1)
Current Executive Officers & Directors:
Common Stock	Gerald E. Commissiong	383,903	(2)	3.98%
Common Stock	Dr. John W. Commissiong	379,625	(3)	3.97%
Common Stock	Robert Farrell	46,350	(4)	0.00%
Common Stock	Marc Faerber	177,745	(5)	1.87%
Common Stock	Robert L. Harris	125,296	(6)	1.34%
Common Stock	Dr. David A. Lowe	65,107	(7)	0.00%
Common Stock	Donald D. Huffman	11,248	(8)	0.00%
Common Stock	Dr. Joseph Rubinfeld	33,247	(9)	0.00%

Total of All Officers and Directors:		1,222,521		11.16%

5% Beneficial Owners:
Common Stock	Nerveda LLC	539,148		5.79%

(1) Based on 9,319,747 shares of our common stock outstanding as of October 5, 2015.

(2) Includes: (i) 1,796 shares of common stock underlying an option to purchase shares at a price of $3.56 per share which are exercisable within the next 60 days; (ii) 323,750 shares of common stock which are issuable upon conversion of 971,250 shares of Series B Convertible Preferred stock; (iii) 2,333 shares of common stock which are issuable upon conversion of 350,000 shares of Series C Convertible Preferred stock; and (iv) 926 shares of common stock which are issuable upon exercise of outstanding warrants.

(3) Includes: (i) 11,571 shares underlying an option to purchase 877 and 10,694 shares at a price of $3.56 and $13.38 which are exercisable within the next 60 days; (ii) 232,500 shares of common stock which are issuable upon conversion of 697,500 shares of Series B Convertible Preferred stock; (iii) 1,333 shares of common stock which are issuable upon conversion of 200,000 shares of Series C Convertible Preferred Stock; and (iv) 926 shares of common stock which are issuable upon exercise of outstanding warrants.

(4) Includes: 53,333 shares underlying an option to purchase shares at a price of $11.625 which are exercisable within the next 60 days.

(5) Includes: (i) 6,667 shares underlying an option to purchase shares at a price of $18.525 which are exercisable within the next 60 days; (ii) 162,500 shares of common stock which are issuable upon conversion of 487,500 shares of Series B Convertible Preferred stock; and (iii) 1,333 shares of common stock issuable upon conversion of 200,000 shares of Series C Convertible Preferred stock.

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(6) Includes: (i) 4.000 shares underlying an option to purchase shares at a price of $13.38 which are exercisable within the next 60 days; (ii) 43,750 shares of common stock which are issuable upon conversion of 131,250 shares of Series B Convertible Preferred stock; (iii) 926 shares of common stock which are issuable upon exercise of outstanding warrants; and (iv) 9,063 shares which are owned by Mr. Harris’ spouse.

(7) Includes: 2,666 shares of common stock underlying options to purchase 1,333 and 1,296 shares, at a price of $7.50 and $13.38 per share respectively, within the next 60 days and (ii) 62,478 shares of common stock which are issuable upon conversion of 200,000 shares of Series B Convertible Preferred stock.

(8) Includes: 11,248 shares of common stock underlying an options to purchase 1,333 and 9,915 shares, at a price of $21.90 and $12.30 per share respectively, within the next 60 days.

(9) Includes: (i) 18,147 shares underlying an options to purchase 6,667, 1,259 and 10,221 shares, at a price of $7.50, $12.75 and $12.30 per share respectively, which are exercisable within the next 60 days; and (ii) 1,389 shares of common stock which are issuable upon exercise of outstanding warrants.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On November 6, 2013, the Company announced the appointment of David A. Lowe, Ph.D. to its Board of Directors. Dr. Lowe is President & CEO of NeuroAssets, Sarl, a Swiss-based neuroscience-focused consulting firm, providing advisory services to pharmaceutical venture capital and biotechnology companies throughout the world. NeuroAssets has been providing consulting services to the Company since April 2012.

On March 2, 2015, the Company loaned MedicoRx, Inc. $25,000 in an unsecured convertible promissory note. Joseph Rubinfeld is President and CEO and also a Board Member of Amarantus. The note provided the Company with first right of refusal on any additional investments, but there are no further obligations beyond the $25,000.

Director Independence

When applying the definition of independence set forth in Rule 4200(a)(15) of The Nasdaq Stock Market, Inc., the Company believes that Robert L. Harris, Donald D. Huffman and Dr. Joseph Rubinfeld, are independent directors.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 35,000,000 shares of common stock, par value $0.001 (9,319,747 of which are issued and outstanding as of October 5, 2015), 250,000 Shares of Series A Convertible Preferred Stock (of which 0 are issued and outstanding as of October 5, 2015), 3,000,000 shares of Series B Convertible Preferred Stock (0 of which are issued and outstanding as of October 5, 2015), 750,000 shares of Series C Convertible Preferred Stock (750,000 of which are issued and outstanding) and 1,300 Shares of Series D 8% Convertible Preferred Stock (0 of which are issued and outstanding as of October 5, 2015), 13,335 Shares of Series E Convertible Preferred Stock (9,122.18 of which are issued and outstanding as of October 5, 2015), 10,000 Shares of Series G Convertible Preferred Stock (0 of which are issued and outstanding as of October 5, 2015), and 10,000 Shares of 12% Series H Preferred Stock (3,055.556 of which are issued and outstanding as of October 5, 2015). Our preferred stock and/or common stock may be issued from time to time without prior approval by our stockholders. Our preferred stock and/or common stock may be issued for such consideration as may be fixed from time to time by our board of directors. Our board of directors may issue such shares of our preferred stock and/or common stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

Common Stock

The Company, a Nevada corporation, is authorized to issue 35,000,000 shares of common stock, $0.001 par value. The holders of common stock: (i) have equal rights to dividends from funds legally available therefore, ratably when as and if declared by the Company’s Board of Directors; (ii) are entitled to share ratably in all assets of the Company available for distribution to holders of common stock upon liquidation, dissolution, or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; (iv) are entitled to one non-cumulative vote per share of common stock, on all matters which shareholders may vote on at all meetings of shareholders; and (v) the holders of common stock have no conversion, preemptive or other subscription rights.  There is no cumulative voting for the election of directors.   Each holder of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of stockholders.

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Series A Convertible Preferred Stock

In May 2012, the Company designated a class of preferred stock as Series A Convertible Preferred Stock.

Series B Preferred Stock

On April 2, 2013 the Company filed the Certificate of Designation with the State of Nevada formally creating the previously disclosed series of Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock has no anti-dilution provisions, can only be issued to officers, directors and advisors of the Company, and cannot be converted into common stock, transferred, sold or disposed of in any manner for 24 months.

Series C Convertible Preferred Stock

On April 1, 2013, the Company filed a Certificate of Designation with the State of Nevada creating a series of Series C Convertible Preferred Stock. The Series C Convertible Preferred Stock has no anti-dilution provisions, can only be issued to officers and directors of the Company, is convertible into a cumulative total of 750,000 common shares and is automatically convertible into common stock upon listing of the Company’s common stock to a national stock exchange.

Series D Preferred Stock

On August 19, 2013, the Company filed a Certificate of Designation designating 1,300 of our preferred stock as Series D Preferred Stock. Each share of Series D Preferred Stock has a stated value of $1,000 and pays on a quarterly basis 8% cumulative dividends per annum. Dividends are payable by the Company in cash or at the Company’s option, in shares of common stock. The Series D Preferred Stock shall have no voting rights except in certain circumstances which would adversely affect the Series D Preferred Stock holders. Each share of Series D Preferred Stock is convertible at any time into shares of common stock by dividing the stated value per share by the then effective conversion price. The conversion price for the Series D Preferred Stock shall equal $0.03 per share, subject to adjustment; provided, however, in the event that during any period that the Series D Preferred Stock is outstanding, a holder delivers a conversion notice within 5 trading days following a period that the average of 5 consecutive VWAPs is less than $0.02, the conversion price shall be thereafter reduced, and only reduced, to equal the lesser of the then conversion price and 75% of the average of the lowest 5 consecutive VWAPs prior to the delivery of such conversion notice. The Series D Preferred Stock is also subject to redemption by the Company upon certain triggering events.

Series E Preferred Stock

On April 2, 2015, the Company filed an Amended and Restated Certificate of Designation of Series E 10% Convertible Preferred Stock which designates 13,335 shares of its preferred stock as Series E Preferred Stock. Each share of Series E Preferred Stock has a stated value of $1,000 and pays quarterly 12% cumulative dividends per annum. Dividends are payable by the Company in cash or at the Company’s option, in shares of common stock if certain conditions are met. Each share of Series E Preferred Stock is convertible as of the original issuance date, into shares of common stock by dividing the stated value per share by the then effective conversion price. The conversion price for the Series E Preferred Stock shall initially be equal $12.00 per share, subject to adjustment under certain equity conditions beginning 6 months from the closing date. The holder of Series E Preferred Stock shall have the right to vote on all matters submitted to the Company’s shareholders and shall be entitled to such number of votes on an as -converted basis. In March 2015, 500 of these shares were converted into 41,667 shares of common stock.

Series G Preferred Stock

On April 23, 2015, the Company filed a Certificate of Designation which designates 10,000 of its Preferred Stock as Series G Preferred Stock. A summary of the material terms of the Series G Preferred Stock is set forth below.

Designation and Ranking.  We have designated 10,000 shares of Series G Preferred Stock.  The Series G Preferred Stock will with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank (i) senior to the common stock, (ii) pari passu with any other series of Preferred Stock and (iii) junior to all existing and future indebtedness.

Voting.  The Series G Preferred Stock will not have any voting rights, including with respect to the election of directors, except as required by law; provided, however, we will not, without the affirmative approval of the holders of a majority of the shares of the Series G Preferred Stock then outstanding (voting separately as one class), (i) alter or change adversely the powers, preferences or rights given to the Series G Preferred Stock or alter or amend the Certificate of Designations, (ii) authorize or create any class of stock ranking as to distribution of dividends senior to the Series G Preferred Stock, (iii) amend its certificate of incorporation or other charter documents in breach of any of the provisions hereof, (iv) increase the authorized number of shares of Series G Preferred Stock or (v) enter into any agreement with respect to the foregoing.

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Dividends.  From the date of issuance until six years thereafter (the “Dividend Maturity Date”), each share of Series G Preferred Stock will accrue dividends at a rate of 8.25% per annum (the “Dividend Rate”), subject to adjustment as discussed below, on its face value of $5,000 (the “Face Value”), payable upon conversion or redemption of such shares and when, as and if otherwise declared by the Board.  Dividends, at our sole and absolute discretion, either in cash or in shares of common stock valued at 80.0% of the applicable market price less $0.75 per share.

Liquidation Rights.  Upon our liquidation, dissolution or winding up, holders of Series G Preferred Stock will be entitled to payment of the Face Value plus any accrued but unpaid dividends with respect to such shares.

Company Redemption for Cash.  We have the right, at our option, to redeem for cash all or a portion of the Series G Preferred Stock at a price equal to 100% of the Face Value plus the conversion premium less any period for which dividends have previously been paid with respect to the Series G Preferred Stock being redeemed. Upon the listing of our common stock on a senior exchange, we may redeem the outstanding Series G Preferred Stock at 120% of the Face Value.

Credit Risk Adjustment. The Dividend Rate will adjust upward by an amount equal to a defined credit spread adjustment of 150 basis points for each amount, if any, equal to an adjustment factor of $0.375 that a measuring metric, the applicable market price of the common stock, falls below a minimum triggering level of $6.75 per share of common stock.  The Dividend Rate will adjust downward by an amount equal to a defined credit spread adjustment of 150 basis points for each amount, if any, equal to an adjustment factor of $0.375 that the measuring metric rises above a maximum triggering level of $12.00 per share of common stock.  The applicable market price of the common stock for purposes of the foregoing is determined in the same manner as set forth in the Dividends section above.

Conversion into Common Stock.  Each share of Series G Preferred Stock will be convertible into such number of shares of common stock equal to the Face Value divided by the Conversion Price.  The Series G Preferred Stock may also be converted into shares of common stock at our option if the Equity Conditions, as defined in the Certificate of Designation, are met. Upon conversion, we shall pay the holders of the Series G Preferred Stock being converted a conversion premium equal to the amount of dividends that such shares would have otherwise earned if they had been held through the Dividend Maturity Date, and issue to the holder such number of shares of common stock equal to the Face Value multiplied by the product of the Dividend Rate and the number of whole years between the date of issuance and the Dividend Maturity Date the (“Conversion Premium”).

Issuance Limitation.  At no time will we issue shares of common stock to a holder of Series G Preferred Stock pursuant to the Certificate of Designations (whether upon conversion of the Series G Preferred Stock or payment of dividends in common stock) if the number of shares of common stock to be issued, when aggregated with all other shares of common stock then beneficially (or deemed beneficially) owned by such holder, would result in such holder owning more than 4.99% of the common stock then outstanding (the “Issuance Limitation”).

Series H Preferred Stock

On September 30, 2015, the Company filed a Certificate of Designation which designates 10,000 of its Preferred Stock as Series H Preferred Stock. A summary of the material terms of the Series H Preferred Stock is set forth below.

Designation. Our board of directors has designated 10,000 of the 10,000,000 authorized shares of preferred stock as Series H Preferred Stock. When issued, the shares of Series H Preferred Stock will be validly issued, fully paid and non-assessable.

Rank. The Series H Preferred Stock will rank:

•	senior to all of our common stock to the extent of its liquidation preference of $1,000 per share;

•	senior to any class or series of our capital stock hereafter created specifically ranking by its terms junior to the Series H Preferred Stock to the extent of its liquidation preference of $1,000 per share;

•	on parity to any class or series of our capital stock hereafter created specifically ranking by its terms on parity with the Series H Preferred Stock in each case, as to distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

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Conversion. Each share of the Series H Preferred Stock is convertible into shares of our common stock (subject to adjustment as provided in the related certificate of designation of preferences) at any time at the option of the holder, at an initial conversion price of the lower of (i) $2.50, subject to adjustment and (ii) 75%, subject to adjustment, of the lowest volume weighted average price, or VWAP, during the fifteen (15) Trading Days immediately prior to the date a Conversion Notice is sent to us by a holder, provided that the holder will be prohibited from converting Series H Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding, which limit may be increased to 9.99% at the option of the holder.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, holders of the Series H Preferred Stock will receive a payment equal to $1,000 per share of Series H Preferred Stock before any proceeds are distributed to the holders of our common stock. Following the payment described in the preceding sentence, the holders of the Series H Preferred Stock will participate, on an as-if-converted-to-common stock basis, in any distributions to the holders of common stock.

Voting Rights. Shares of Series H Preferred Stock will generally have no voting rights, except as required by law and except that the consent of the holders of the outstanding Series H Preferred Stock will be required to amend any provision of our certificate of incorporation that would have a materially adverse effect on the rights of the holders of the Series H Preferred Stock.

Dividends. Each share of Series H Preferred Stock shall be entitled to receive, and we shall pay, cumulative dividends (i) for the 12 month period beginning on date of issuance, or the Initial 12 Month Period, and (ii) for each subsequent twelve 12 month period beginning on the first calendar day, or the First Day of a Subsequent 12 Month Period, following the last calendar day of the prior twelve (12) month period and terminating 12 months thereafter, or a Subsequent 12 Month Period, provided that for each Subsequent 12 Month Period the share of Series H Preferred Stock is issued and outstanding on the First Day of a Subsequent 12 Month Period, at the rate per share of Series H Preferred Stock (as a percentage of the stated value per share) equal to 12% per annum all of which dividends shall be guaranteed and the total amount of dividends due on each share of Series H Preferred Stock for each twelve (12) month period shall be deemed earned (i) as to the Initial 12 Month Period, on date of issuance; and (ii) for each Subsequent 12 Month Period, on the First Day of a Subsequent 12 Month Period.

Certain Adjustments.    The conversion price of the Series H Preferred Stock is subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock. Additionally, the conversion price of the Series H Preferred Stock is subject to certain adjustments if we issue or sell any additional shares of common stock or common stock equivalents at a price per share less than the conversion price then in effect, or without consideration, the conversion price then in effect will be adjusted. Notwithstanding the foregoing, there will be no adjustment to the conversion price with respect to the sale or issuance of certain excluded securities.

Redemption. We shall have the right to redeem all (but not less than all) shares of the Series H Preferred Stock at any time after issuance, at a redemption price per share then issued and outstanding, equal to the product of (i) 120% (130% if a qualified public offering has occurred), multiplied by (ii) the sum of (x) the stated value, (y) all accrued but unpaid dividends, and (z) all other amount due to the holder.

Exchange Listing. We do not plan on making an application to list the Series H Preferred Stock on the OTC QX, any national securities exchange or other nationally recognized trading system. We expect the common stock issuable upon conversion of the Series H Preferred Stock to be listed on the OTC QX.

Negative Covenants. From the date hereof until the date no shares of Series H Preferred Stock are issued and outstanding, unless holders of at least 75% in stated value of the then outstanding shares of Series H Preferred Stock shall have otherwise given prior written consent, we shall not:

a)  other than permitted indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of our property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b)  other than permitted liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of our property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c)  amend our charter documents, including, without limitation, our articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the holder;

d)  repay, repurchase or offer to repay, repurchase or otherwise acquire of any shares of our common stock, common stock equivalents or junior securities;

e)  pay cash dividends or distributions on our junior securities;

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f)  enter into any transaction with any of our Affiliates which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of our disinterested directors; or

g)  hire and/or pay directly and/or indirectly, whether in cash, securities or otherwise and/or any investment banker, borrower/dealer and/or advisor for the purpose and/or in connection with any direct and/or indirect capital raise including any loans.

The transfer agent for our common stock is VStock Transfer, LLC. Our common stock is traded on the OTC QX under the symbol “AMBS.”

SELLING STOCKHOLDERS

We are registering an aggregate of 9,212,927 shares of common stock  for resale by the Selling stockholders listed in the table below. All expenses incurred with respect to the registration of the Common Stock will be paid by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling stockholders in connection with the sale of such shares.

The Selling stockholders may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act provided that it meets the criteria and conform to the requirements of that rule or by any other available means.

The Selling stockholders named below may from time to time offer and sell pursuant to this prospectus up to 9,212,927 shares of our common stock. The shares are comprised of: (i) 6,076,556 of common stock issuable upon conversion of Senior Secured Notes in the aggregate principal amount of $6,076,556; (ii) 2,597,224 shares of common stock issuable upon exercise of outstanding warrants; and (iii) 539,147 shares of common stock pursuant to the Merger Agreement. The Selling stockholders acquired the securities in the 12% Senior Secured Convertible Promissory Note and Warrants and Merger Agreement Transactions described on page 3 of this Prospectus.

The following table sets forth:

•	the name of the Selling stockholders;

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•	the number and percent of shares of our Common Stock that the Selling stockholders beneficially owned prior to the offering for resale of the shares under this prospectus;

•	the number of shares of our Common Stock that may be offered for resale for the account of the Selling stockholders under this prospectus; and

•

the number and percent of shares of our Common Stock to be beneficially owned by the Selling stockholders after the offering of the shares (assuming all of the offered shares are sold by the Selling stockholders).

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the Selling stockholders may offer under this prospectus. We currently have no agreements, arrangements or understandings with the Selling stockholders regarding the sale of any of the Resale Shares.

In addition, there are no relationships and arrangements that have existed in the past three years or are to be performed in the future between the Company and any of the selling stockholders, any affiliates of the selling stockholders or any person with whom any selling shareholder has a contractual relationship regarding the transactions contemplated by the transactions described on page 3 of this Prospectus.

This table is prepared solely based on information supplied to us by the Selling stockholders, any Schedules 13D or 13G, and Forms 3 and 4, and other public documents filed with the SEC. The applicable percentages of beneficial ownership are based on an aggregate of 9,319,747 shares of our common stock issued and outstanding on October 5, 2015.

Except as noted in the footnotes to the table below, to our knowledge, the Selling stockholders do not and have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities. To our knowledge, none of the Selling stockholders are broker-dealers or an affiliate of a broker-dealer. See “Plan of Distribution” for additional information about the Selling stockholders and the manner in which the Selling stockholders may dispose of their shares. Beneficial ownership has been determined in accordance with the rules of the SEC, and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shares voting or investment power of that security, and includes options that are currently exercisable or exercisable within 60 days. Our registration of these securities does not necessarily mean that the Selling stockholders will sell any or all of the securities covered by this prospectus.

Name and Address of Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Number of Shares Offered Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After the Offering (Number)	Shares of Common Stock Beneficially Owned After the Offering (Percent)
Delafield Investments Limited (1)	480,384	4,354,168	173,199	*
Dominion Capital LLC (2)	489,480	4,319,612	0	0
Nerveda, LLC (3)	539,147	539,147	0	0

Total		9,212,927

* Less than 1%

(1) Magna Gibraltar Investments LLC, a Delaware limited liability company, or Magna Gibraltar, is a partial owner of the Selling Stockholder and, through representation on the board of directors of the Selling Stockholder, controls the Selling Stockholder. Pursuant to a shareholders agreement relating to the ownership of the Selling Stockholder, the board of directors of the Selling Stockholder, acting by majority vote, has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of all securities owned directly by the Selling Stockholder, including, without limitation, the common stock issuable upon conversion of the Convertible Notes and the exercise of the Warrant. The board of directors of the Selling Stockholder consists of three individuals, two of which are appointed by Magna Gibraltar. The two directors appointed by Magna Gibraltar are Joshua Sason and Michael Abitebol. Beneficial ownership prior to the offering represents shares underling 3,055.556 of the Company 12% Series H Preferred Stock and shares issuable upon conversion of the Company’s 12% Senior Secured Note in the principal amount of $3,055,556 . The Series H Preferred Stock and the Senior Secured Note may not be exercisable to the extent that after giving effect to such exercise the holder would own in excess of 4.99%. The amount deemed beneficially owned, subject to the ownership limitation is 489,480 shares.

(2) Mikhail Gurevich has voting and dispositive power over the shares held by the Selling Stockholder. Beneficial ownership prior to the offering represents shares underlying the Company’s 12% Senior Secured Note in the principal amount of $3,021,000 and shares held by the selling stockholder. The Senior Secured Note may not be exercisable to the extent that after giving effect to such exercise the holder would own in excess of 4.99%. The amount deemed beneficially owned, subject to the ownership limitation is 480,384 shares.

(3) Cam S. Gallagher has voting and dispositive power over the shares held by the Selling Stockholder.

49

LEGAL MATTERS

The validity of the securities being offered by this prospectus been passed upon for us by Sichenzia Ross Friedman Ference LLP New York, New York.

EXPERTS

The consolidated financial statements of Amarantus BioScience Holdings, Inc. as of and for the year ended December 31, 2014 and December 31, 2013 appearing in this prospectus have been audited by Marcum LLP, an independent registered public accounting firms, as set forth in its report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

Changes in Registrant’s Certifying Accountant

None.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the SEC. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

·	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or

·	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

50

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the

Board of Directors and Shareholders of

Amarantus Bioscience Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Amarantus Bioscience Holdings, Inc. (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Amarantus Bioscience Holdings, Inc., as of December 31, 2014 and 2013, and the results of their operations and their cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered substantial losses from operations and has negative working capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also discussed in Note 2 to the consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

New York, NY

April 3, 2015, except for Note 1A, as to which the date is August 14, 2015

F-2

Amarantus Bioscience Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$214	$1,033
Deferred funding fees, net	—	109
Prepaid expenses and other current assets	198	106
Total current assets	412	1,248
Restricted cash	204	—
Property and equipment, net	145	—
Intangible assets, net	1,497	611
Total assets	$2,258	$1,859

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,353	$972
Accounts payable - Regenicin	2,550	—
Related party liabilities and accrued interest	252	248
Accrued expenses	149	292
Accrued interest	25	112
8% senior convertible debentures, net of discount	—	932
Convertible promissory notes	—	124
Derivative liability	—	5,859
Total current liabilities	6,329	8,539
Total liabilities	6,329	8,539

Commitments and contingencies

Series D convertible preferred stock, $1,000 stated value, 1,300 shares designated; 1,299.327 issued and outstanding as of December 31, 2013	—	839

Stockholders’ equity (deficit)
Convertible preferred stock, $0.001 par value, 10,000,000 shares authorized:
Series A, $0.001 par value, 250,000 shares designated, -0- shares issued and outstanding as of December 31, 2014 and December 31, 2013	—	—
Series B, $0.001 par value, 3,000,000 shares designated, -0- shares issued and outstanding as of December 31, 2014 and December 31, 2013	—	—
Series C, $0.001 par value, 750,000 shares designated, 750,000 shares issued and outstanding as of December 31, 2014 and December 31, 2013	1	1
Series D, $1,000 stated value; 1,300 shares designated; 1,299.327 issued and outstanding as of December 31, 2014; aggregate liquidation preference of $1,299 as of December 31, 2014	1,169	—
Series E, $1,000 stated value; 6,000 shares designated, 4,500 issued and outstanding as of December 31, 2014; aggregate liquidation preference of $4,500 as of December 31, 2014	4,050	—
Common stock, $0.001 par value, 13,333,333 and 6,666,667 shares authorized as of December 31, 2014 and December 31, 2013, respectively; 5,614,605 and 3,827,813 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	6	4
Additional paid-in capital	45,886	19,508
Accumulated deficit	(55,183)	(27,032)
Total stockholders' equity (deficit)	(4,071)	(7,519)
Total liabilities and stockholders' equity (deficit)	$2,258	$1,859

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Amarantus Bioscience Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Year Ended December 31,
	2014	2013
Net sales	$—	$—

Operating expense:
Research and development	13,762	2,089
General and administrative	7,592	3,622
Total operating expense	21,354	5,711
Loss from operations	(21,354)	(5,711)
Other income (expense):
Interest expense	(813)	(2,631)
Loss on issuance of common stock	(260)	(352)
Loss on issuance of debt	—	(6,709)
Loss on extinguishment of convertible debt	(1,250)	—
Loss on issuance of warrants	(3,867)	—
Other expense	(50)	—
Change in fair value of warrants and derivative liabilities	317	271
Total other expense	(5,923)	(9,421)
Net loss	$(27,277)	$(15,132)

Preferred stock dividend	875	38

Net loss attributable to common stockholders	$(28,152)	$(15,170)

Basic and diluted net loss per common share	$(5.35)	$(5.05)

Basic and diluted weighted average common shares outstanding	5,259,560	3,006,210

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Amarantus Bioscience Holdings, Inc.

Consolidated Statements of Stockholders’ Equity (Deficit)

(in thousands, except share and per share data)

	Convertible Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
Balances as of January 1, 2013	250,000	$—	2,283,446	$2	$8,332	$(11,862)	$(3,528)
Preferred stock - Series A converted to common	(250,000)	—	53,961	—	127	—	127
Preferred stock - Series C issued to officers as compensation	750,000	1	—	—	38	—	39
Common stock issued for services	—	—	141,333	—	860	—	860
Common stock issued to acquire intangible assets	—	—	13,333	—	79	—	79
Common stock issued in settlement of accounts payable	—	—	49,539	—	260	—	260
Common stock issued in settlement of notes payable	—	—	625,737	1	2,199	—	2,200
Common stock issued upon conversion of convertible promissory notes	—	—	656,372	1	1,558	—	1,559
Common stock issued for Series D convertible preferred stock dividend	—	—	2,759	—	12	(12)	—
Loss on issuance of common stock	—	—	—	—	352	—	352
Common stock issued upon exercise of common stock options	—	—	1,333	—	—	—	—
Debt discount written off - associated with convertible promissory notes	—	—	—	—	(250)	—	(250)
Beneficial conversion feature - debt discount - convertible promissory notes			—	—	226	—	226
Beneficial conversion feature - Series D Convertible Preferred stock			—	—	321	—	321
Relative fair value associated with senior secured convertible debentures issued with detachable warrants			—	—	1,939	—	1,939
Derivative liability reclassified upon conversion of convertible promissory notes			—	—	2,711	—	2,711
Series D convertible preferred stock 8% dividend accrued at period end			—	—	—	(26)	(26)
Stock-based compensation expense	—	—	—	—	744	—	744
Net loss	—	—	—	—	—	(15,132)	(15,132)
Balances as of December 31, 2013	750,000	1	3,827,813	4	19,508	(27,032)	(7,519)
Common stock issued for services	—	—	50,972	—	663	—	663
Common stock issued to acquire intangible assets	—	—	36,667	—	354	—	354
Common stock issued to acquire in-process research and development	—	—	250,000	—	3,000	—	3,000
Common stock issued in settlement of accounts payable	—	—	5,357	—	68	—	68
Common stock issued in private placement	—	—	200,274	—	3,074	—	3,074
Common stock issued in consideration of commitment fees for equity financing	—	—	43,120	—	516	—	516
Deferred commitment fee for equity financing reclassified upon stock issuance	—	—	—	—	(518)	—	(518)
Common stock issued upon conversion of 8% convertible debentures, including accrued interest	—	—	576,489	1	8,422	—	8,423
Common stock issued upon conversion of convertible promissory notes, including accrued interest	—	—	46,252	—	130	—	130
Common stock issued for extension of maturity of demand promissory note payable			1,785	—	20	—	20
Common stock issued for Series D convertible preferred stock dividend	—	—	23,099	—	103	(103)	—
Loss on issuance of common stock	—	—	—	—	260	—	260
Common stock issued upon exercise of common stock warrants	—	—	552,777	1	4,974	—	4,975
Deferred funding costs charged to equity upon termination of advisory agreement	—	—	—	—	(190)	—	(190)
Loss on issuance of warrants	—	—	—	—	3,867	—	3,867
Series E convertible preferred stock issued, net of issue costs of $43	3,944	3,550	—	—	(43)	—	3,507
Series E convertible preferred stock issued to retire demand promissory note	556	500	—	—	—	—	500
Series E convertible preferred stock deemed dividend from beneficial conversion feature	—	—	—	—	376	(376)	—
Series D convertible preferred stock deemed dividend from beneficial conversion feature		330				(330)
Series D convertible preferred stock reclassified to stockholders’ equity (deficit)	1,299	839	—	—		—	839
Series E convertible preferred stock dividend accrued at period end	—	—	—	—	—	(65)	(65)
Stock-based compensation expense	—	—	—	—	1,302	—	1,302
Net loss	—	—	—	—	—	(27,277)	(27,277)
Balances as of December 31, 2014	755,799	$5,220	5,614,605	$6	$45,886	$(55,183)	$(4,071)

The accompanying notes are an integral part of these consolidated financial statements

F-5

Amarantus Bioscience Holdings, Inc.

Consolidated Statements of Cash Flows

(in thousands, except share and per share data)

	Year ended December 31,
	2014	2013
Cash flows from operating activities
Net loss	$(27,277)	$(15,132)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	35	—
Amortization of debt discount	582	1,768
Amortization of deferred financing fees	223	253
Amortization of intangibles	118	70
Common Stock issued for services	663	860
Common stock issued to acquire in-process research and development	3,000	—
Write-off of clinical trial materials	500	—
Impairment of investment	50	—
Loss on debt issuance	—	6,709
Loss on Common stock issuance	260	352
Loss on warrant issuance	3,867	—
Loss on extinguishment of convertible debt	1,250	—
Preferred stock Series C issued as compensation	—	39
Stock-based compensation expense	1,302	744
Non-cash interest expense	52	—
Change in fair value of warrants and derivative liabilities	(317)	(271)
Common stock issued at conversion of Series A preferred stock		127
		—
Changes in assets and liabilities
Prepaid expenses and other current assets	(92)	368
Accounts payable	4,645	88
Accrued expenses and accrued interest	(195)	549
Related party liabilities	3	4

Net cash used in operating activities	(11,331)	(3,473)

Cash flows from investing activities
Restricted cash	(204)	—
Investment	(50)	—
Acquisition of property and equipment	(181)
Acquisition of other assets and intangible assets	(1,100)	(70)
Net cash used in investing activities	(1,535)	(70)

Cash flows from financing activities
Proceeds from demand promissory notes	500	5,048
Repayment of demand and convertible notes, including accrued interest	(9)	(304)
Proceeds from issuance of common stock	3,074	—
Proceeds from issuance of convertible preferred stock	3,550	—
Proceeds from exercise of warrants	4,975	—
Costs of financings	(43)	(325)

Net cash provided by financing activities	12,047	4,419

Net (decrease) increase in cash and cash equivalents	(819)	876
Cash and cash equivalents, beginning of period	1,033	157

Cash and cash equivalents, end of period	$214	$1,033

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Amarantus Bioscience Holdings, Inc.

Consolidated Statements of Cash Flows

(in thousands, except share and per share data)

	Year Ended December 31,
	2014	2013
Supplemental schedule of non-cash activities:
8% senior convertible debentures and accrued interest, net of unamortized debt discount and associated derivative liability converted to common stock	7,091	—
Relative fair value associated with 8% senior convertible debentures issued with detachable warrants	—	1,939
Beneficial conversion feature - Series D convertible preferred stock	—	321
Beneficial conversion feature - debt discount - convertible promissory notes	—	226
Convertible promissory notes converted to common stock and associated reclassification of derivative liability	130	2,712
Debt discount written off - associated with convertible promissory notes	—	(250)
Debt discount associated with convertible promissory notes - derivative liability	—	813
Series D convertible preferred stock issued in settlement of accounts payable	—	1,169
Convertible promissory notes issued in settlement of accounts payable and accrued liabilities	—	123
Convertible notes payable issued in settlement of accounts payable	—	161
Common stock issued in consideration of commitment fees	516	—
Deferred commitment fee for equity financing reclassified upon stock issuance	(516)	—
Common stock issued to acquire intangible assets	354	79
Common stock issued in settlement of accounts payable and accrued expenses	68	260
Series E Preferred stock issued in settlement of demand promissory notes	500	2,200
Stock issued for convertible debt	—	1,559
Common stock issued for preferred stock dividend	104	—
Preferred stock dividend accrued at end of period	(65)	(26)
Supplemental cash flow information:
Interest paid	59	61

The accompanying notes are an integral part of these consolidated financial statements.

F-7

Amarantus Bioscience Holdings, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data)

1.	General

Amarantus Bioscience Holdings, Inc. (the “Company”), is a biopharmaceutical company focused on the development of diagnostics and therapeutics to treat human disease, to date primarily in for Alzheimer's disease, Parkinson's disease and ophthalmological disorders. Through December 31, 2014, the Company has been primarily engaged in acquiring and licensing intellectual property and proprietary technologies, research and development, and raising capital to fund its operations.

1A. REVERSE STOCK SPLIT

On May 2, 2015, the Company’s Board of Directors and stockholders approved a 1-for-150 reverse stock split of the Company’s authorized and issued and outstanding common stock. The reverse stock split became effective on June 10, 2015. Upon the effectiveness of the reverse stock split, (i) every one hundred and fifty shares of outstanding common stock was combined into one share of common stock, (ii) the number of shares of common stock into which each outstanding option to purchase common stock is exercisable was proportionally decreased, (iii) the exercise price of each outstanding warrant or option to purchase common stock was proportionately increased, and (iv) the conversion ratio for each share of preferred stock outstanding was proportionately reduced.

2.	liquidity and Going Concern

The Company’s activities since inception have consisted principally of acquiring product and technology rights, raising capital, and performing research and development. Successful completion of the Company’s development programs and, ultimately, the attainment of profitable operations are dependent on future events, including, among other things, its ability to access potential markets; secure financing, develop a customer base; attract, retain and motivate qualified personnel; and develop strategic alliances. From inception, the Company has been funded by a combination of equity and debt financings. Although management believes that the Company will be able to successfully fund its operations, there can be no assurance that the Company will be able to do so or that the Company will ever operate profitably. Our activities since inception have consisted principally of acquiring product and technology rights, raising capital, and performing research and development. Historically, we have incurred net losses and negative cash flows from operations.

The Company expects to continue to incur substantial losses over the next several years during its development phase. To fully execute its business plan, the Company will need to complete certain research and development activities and clinical studies. Further, the Company’s product candidates will require regulatory approval prior to commercialization. These activities may span many years and require substantial expenditures to complete and may ultimately be unsuccessful. Any delays in completing these activities could adversely impact the Company. The Company plans to meet its capital requirements primarily through issuances of debt and equity securities and, in the longer term, revenue from product sales.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern. As of December 31, 2014, the Company had cash and cash equivalents of $214. Historically, the Company has incurred net losses and negative cash flows from operations. The Company believes its current capital resources are not sufficient to support its operations. Management intends to continue its research efforts and to finance operations of the Company through debt and/or equity financings. Management plans to seek additional debt and/or equity financing through private or public offerings or through a business combination or strategic partnership. There can be no assurance that the Company will be successful in obtaining additional financing on favorable terms, or at all. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

3.	SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation - The consolidated financial statements include the accounts of Amarantus Bioscience Holdings, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Reclassification -Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period financial statements. These reclassifications had no effect on the previously reported net loss.

F-8

Use of Estimates - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Significant estimates include the fair value of derivatives, the fair value of stock-based compensation and warrants, the carrying value of intangible assets (patents and licenses), valuation allowance against deferred tax assets, and related disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Certain Significant Risks and Uncertainties - The Company participates in a global, dynamic, and highly competitive industry and believes that changes in any of the following areas could have a material adverse effect on the Company’s future financial position, results of operations, or cash flows: ability to obtain future financing; advances and trends in new technologies and industry standards; regulatory approval and market acceptance of the Company’s products; development of the necessary manufacturing capabilities and the Company’s ability to obtain adequate resources of necessary materials; development of sales channels; certain strategic relationships; litigation or claims against the Company based on intellectual property, patent, product, regulatory, or other factors; and the Company’s ability to attract and retain employees and other resources necessary to support its growth.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with domestic financial institutions that are federally insured within statutory limits.

Cash and Cash Equivalents - The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Restricted Cash – Cash restricted as to withdrawal or use is classified separately as restricted cash, and as current or non-current based upon the nature of the restriction.

Property and Equipment - Property and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives as follows:

Equipment	3 years
Computer equipment	2 years
Furniture and fixtures	3 years

Intangible Assets – Intangible assets or certain rights to use certain intangible assets for the Company’s research and development activities are capitalized as assets in cases where the Company has determined that those assets have an identifiable alternative future use in accordance with GAAP. In certain cases, the Company may conclude certain assets have indeterminate useful lives in which case they are considered to have indefinite lives. The Company has determined that the useful lives of assets which can be reasonable estimated and amortized to expense over such useful lives range between 9.5 years and 18.5 years.

Impairment of Long-Lived Assets – The Company reviews the carrying value of long-lived assets, including intangible assets and property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value may not be fully recoverable. There have been no impairments during the years ended December 31, 2014 and 2013.

Research and Development Expenditures - Research and development expenses consist of personnel costs, including salaries, benefits and stock-based compensation, materials and supplies, licenses and fees, acquired in-process research and development, and overhead allocations consisting of various administrative and facilities related costs. Research and development activities consist primarily of three main categories: research, clinical development, and biotechnology development. Research costs typically consist of preclinical and toxicology costs. Clinical development costs include costs for clinical studies and trials. Biotechnology development costs consist of costs incurred for product formulation and analysis. Research and development costs are charged to expense when incurred.

Fair Value of Financial Instruments - The fair value of certain of the Company’s financial instruments, including cash and cash equivalents, accrued compensation, and other accrued liabilities, approximate cost because of their short maturities. The Company measures the fair value of certain of its financial assets and liabilities on a recurring basis. A fair value hierarchy is used to rank the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value which is not equivalent to cost will be classified and disclosed in one of the following three categories:

F-9

•   Level 1-Quoted prices (unadjusted) in active markets for identical assets and liabilities.

•   Level 2-Inputs other than Level 1 that are observable, either directly or indirectly, such as unadjusted quoted prices for similar assets and liabilities, unadjusted quoted prices in the markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•   Level 3-Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Stock-Based Compensation - Stock-based compensation is measured at the grant date based on the fair value of the award. The fair value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period. The expense recognized for the portion of the award that is expected to vest has been reduced by an estimated forfeiture rate. The forfeiture rate is determined at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Grant-date fair value is determined using the Black-Scholes option pricing model, which requires the use of the following assumptions:

Expected Term  — The expected term represents the period that awards are expected to be outstanding based on the simplified method, which is the half-life from vesting to the end of its contractual term.

Expected Volatility — Stock price volatility is computed over expected terms based on the historical common stock trading price of the Company’s common stock.

Risk-Free Interest Rate — The risk-free interest rate is estimated based upon the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term.

Expected Dividend — Cash dividends have never been declared or paid on common shares and there are no plans to do so in the foreseeable future such that the expected dividend yield is assumed to be zero.

Forfeiture Rate — The forfeiture rate is based on historical data and managements estimates of failure rate to achieve vesting conditions. Forfeiture rates are adjusted as actual forfeitures differ from managements estimates for the awards that actually vest in the period of the change in estimate.

The fair value of stock options granted to nonemployees is recognized over the period in which the related services are received.

Preferred Stock - Preferred shares subject to mandatory redemption are classified as liability instruments and are measured at fair value. The Company classifies conditionally redeemable preferred shares, which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as temporary equity (‘mezzanine’) until such time as the conditions are removed or lapse.

Convertible Financial Instruments – The Company bifurcates conversion options from their host instruments and accounts for them as free standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable GAAP.

F-10

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument. Deemed dividends are also recorded for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

Common Stock Purchase Warrants and Derivative Financial Instruments - Common stock purchase warrants and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as assets or liabilities. The Company assesses classification of its common stock purchase warrants and other derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

Debt Discounts - Debt discounts under these arrangements are amortized to interest expense using the interest method over the earlier of the term of the related debt or their earliest date of redemption.

Income Taxes - The Company accounts for income taxes using the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

In evaluating the ability to recover its deferred income tax assets, the Company considers all available positive and negative evidence, including its operating results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. In the event the Company determines that it would be able to realize its deferred income tax assets in the future in excess of their net recorded amount, it would make an adjustment to the valuation allowance that would reduce the provision for income taxes. Conversely, in the event that all or part of the net deferred tax assets are determined not to be realizable in the future, an adjustment to the valuation allowance would be charged to earnings in the period such determination is made.

Interest and penalties related to uncertain tax positions are recorded in the provision for income tax expense on the consolidated statements of operations.

Net Loss Per Common Shareholder - Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options, warrants and restricted stock are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. In periods in which dilutive securities are considered antidilutive, they are excluded from the computation.

Recently Issued Accounting Pronouncements

Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation removes all incremental financial reporting requirements for development stage entities, including the removal of reporting of the cumulative results of operations and cash flows for the period from inception to the end of the current period.  The ASU is effective for the first annual period beginning after December 15, 2014. Early adoption is permitted, and the Company adopted this change during 2014.

F-11

ASU No. 2014-12, Compensation – stock requires that a performance target which affects vesting and could be achieved after the requisite service period should be treated as a performance condition that affects vesting, rather than a condition that affects the grant-date fair value. The ASU is effective for the first annual period beginning after December 15, 2015 and interim periods within those years for all entities. Early adoption is permitted. The Company is considering the effect of this FASB issuance, if any, on its financial statements. The Company has decided not to early adopt at this time.

ASU No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The amendments in this ASU are effective for the first annual period ending after December 15, 2016 and interim periods within those years for all entities. Early adoption is permitted. The Company is considering the effect of this FASB issuance, if any, on its financial statements. The Company has decided not to early adopt at this time.

ASU 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity. The amendments in this ASU are effective for the first annual period ending after December 15, 2015 and interim periods within those years. Early adoption is permitted. The Company is considering the effect of this FASB issuance, if any, on its financial statements. The Company has decided not to early adopt at this time.

4.	balance sheet details

Prepaid expenses and other current assets:	As of December 31,
	2014	2013
Prepaid expenses	$55	$92
Short-term deposits	97	—
Other	46	14
Total	$198	$106

Property and equipment:	As of December 31,
	2014	2013
Furniture	$30	$—
Computer equipment, software, and other equipment	146	—
Leasehold improvements	4	—
Total property and equipment	180	—
Accumulated depreciation	(35)	—
Total, net	$145	$—

Accrued expenses:	As of December 31,
	2014	2013
Accrued compensation and related benefits	$58	$266
Dividends on Series D and E convertible preferred stock	91	26
Total	$149	$292

Related party liabilities:	As of December 31,
	2014	2013
Promissory note, 2% interest	$222	$222
Accrued interest	30	26
Total	$252	$248

F-12

The demand promissory note is due 365 days upon demand of the holder. At the option of the Company, the note and the accrued interest owed can be converted into common stock of the Company based on the closing price of the Company’s common stock on the day of the conversion. The conversion price if converted on December 31, 2014 would be $12.33 related to the note and accrued interest on the note and would convert to approximately 20,473 shares.

5.	Fair Value Measurements

Fair value is defined under the standard as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The standard also establishes a three-level hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value

The Company had no financial assets or liabilities measured at fair value on a recurring basis at December 31, 2014. Financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2013, by level within the fair value hierarchy, are as follows:

	Level 1	Level 2	Level 3	Total
Derivative liability	—	—	5,859	5,859

Total fair value	$—	$—	$5,859	$5,859

The derivative liability at December 31, 2013 represents the fair value of embedded conversion options associated with certain of the Company’s convertible notes, primarily the 8% senior convertible debentures as more fully described below. Additionally, these notes were all converted to common stock in 2014 as more fully described in Note 8.

The following table summarizes the changes in the fair value of the Company’s Level 3 financial liabilities from January 1, 2013 to December 31, 2014:

	Warrant Liability	Derivative Liability	Total
January 1, 2013	$233	$27	$260
Issuance of convertible notes	—	8,582	8,582
Reclass to additional paid in capital	—	(2,712)	(2,712)
Change in fair value	(233)	(38)	(271)
December 31, 2013	—	5,859	5,859
Conversion of 8% senior convertible debentures to common stock	—	(5,542)	(5,542)
Change in fair value	—	(317)	(317)
December 31, 2014	$—	$—	$—

The changes in fair value for all periods presented have been recorded in the accompanying consolidated statements of operations as a component of other income (expense).

The fair value of the warrants at December 31, 2013 was determined using the Black-Scholes model with the following assumptions:

2013
Annualized volatility	331% - 335%
Contractual life (years)	.04
Expected dividends	0%
Risk-free investment rate	0.62 - 0.91%

Derivative liability

For certain convertible debt obligations, the Company recorded a related derivative liability representing the estimated fair value of embedded conversion options and remeasured the fair value at each reporting date.

F-13

The fair values of the derivative liability measured at each reporting date and at conversion during 2014, and at December 31, 2013, were determined using the Black-Scholes model with the following assumptions:

	2014	2013
Annualized volatility	78% - 138%	316% - 368%
Contractual life (years)	0.08 – 0.67	0.03 - 0.93
Expected dividends	0%	0%
Risk-free investment rate	0.02% - 0.90%	0.01 - 0.12%

6.	Net loss per share

The following table sets forth the computation of the basic and diluted net loss per share attributable to common stockholders for the periods indicated:

	Year Ended December 31,
	2014	2013
Numerator
Net loss	$(27,277)	$(15,132)
Preferred stock dividend	875	38
Net loss applicable to common stockholders	$(28,152)	$(15,170)

Denominator
Weighted average shares outstanding during the period:
Common stock - basic	4,926,338	3,006,210
Common shares equivalents	333,222	—
Common stock - diluted	5,259,560	3,006,210

Basic and diluted net loss per common share	$(5.35)	$(5.05)

Potentially dilutive securities consist of:

	As of December 31,
	2014	2013
Outstanding common stock options	201,308	46,275
Outstanding preferred stock options	829,167	762,500
Related party liabilities	20,471	20,716
Warrants	310,911	563,689
Convertible promissory note(s)	—	42,167
8% senior convertible debentures	—	500,000
Convertible preferred stock- Series C	5,000	5,000
Convertible preferred stock- Series D	288,739	288,739
Convertible preferred stock- Series E	375,000	—

All of the listed dilutive securities are excluded from the computation of fully diluted loss per share as they are antidilutive.

7.	intangible assets

Intangible assets consist of:	As of December 31,
	2014	2013
Intellectual properties	1,685	$681
Accumulated amortization	(188)	(70)
Total intangible assets, net	$1,497	$611

F-14

Intangible assets are amortized over the expected remaining useful lives. As of December 31, 2014, amortization expense for the next five years is expected to be as follows:

2015	$128
2016	128
2017	128
2018	128
2019	128
Thereafter	857
Total	$1,497

8.	Convertible Debt

The following summarize the Company’s convertible debt obligations:

Convertible promissory notes
		Stated Interest		Principal Balance Outstanding As of December 31,
Issue Date	Maturity Date	Rate	Conversion Terms	2014	2013
6/5/2013	12/2/2013	6.0%	Fixed at $3.00	—	$20
11/4/2012	5/3/2013	6.0%	Fixed at $1.50	—	10
8/23/2012	2/19/2013	6.0%	Fixed at $2.25	—	50
11/2012	On Demand	None	Refundable excess payment	—	1
6/6/2011	6/6/2013	5.0%	Variable at $6.00	—	10
4/11/2011	4/11/2013	5.0%	Variable at $6.00	—	25
5/1/2011	5/1/2013	5.0%	Fixed at $15.00	—	4
4/1/2011	4/1/2013	5.0%	Fixed at $15.00	—	4
Total convertible promissory notes				$—	$124

During 2014, all the convertible promissory notes consisting of $115 in principal and $14 in accrued interest were converted into approximately 46,253 shares of common stock and $9 in principal and $1 in accrued interest were paid in full to the note holders.

8% Senior convertible debentures
	Maturity	Stated Interest		Principal Balance Outstanding As of December 31,
Issue Date	Date	Rate	Conversion Terms	2014	2013
10/2/2013	10/2/2014	8.0%	Variable conversion price	$—	$1,789
9/6/2013	9/6/2014	8.0%	Variable conversion price	—	1,544
Total principal				—	3,333
Discount on convertible promissory notes				—	(2,401)
8% senior convertible debentures, net				$—	$932

During 2014, all the 8% senior convertible debentures consisting of $3,333 in principal and $125 of accrued interest converted into approximately 576,487 shares of common stock of the Company. Amortization of the discount through the date of conversion totaled $582 was recorded as other expense. A loss on conversion of the debt of $1,250 was also recorded as other expense as a result of the fair value the Company’s common stock at conversion exceeding the fair value of the debt, net of amortized discount and including the associated derivative liability.

F-15

2013 Restructuring of Certain Convertible Debentures and Related Warrants

In February 2013, the Company completed a series of transactions related to the restructuring of certain convertible debentures and related warrants that were in default. As a result, the Company executed two separate amended and restated Convertible Promissory Notes in the amounts of $375 and $187 (the “New Notes”), respectively, payable to Dominion Capital, LLC. The Company had defaulted on Promissory Notes issued in 2011 to certain individual investors in the total aggregate amount of $375 (the “Old Notes”), and related cashless warrants in the amount of $500. Dominion capital paid $563 to acquire the Old Notes, and as part of the transaction all of the related warrants were retired, inclusive of a $38 payment from the Company to certain warrant holders. The Old Notes and Related warrants had a conversion feature equal to a 66.6% floorless discount to a ‘Next Equity Financing’, defined as a financing where equity, or debt that was convertible into common stock, with a fixed price conversion feature. Such financing occurred, and as a result, $375 in notes became immediately convertible at a price of $2.25/share, equal to 166,667 common shares. The $188 was also priced at $2.25/share, however the note was not convertible for 6 months and the Company retained an option to repurchase this note at any time until maturity. The $188 note was converted into 83,333 common shares in July 2013.

January 2013 Convertible Promissory Note Amendment

In January 2013, the Company executed an amendment to a Convertible Promissory Note payable to Dominion Capital, LLC or its registered assigns (the “Dominion Note”), dated November 14, 2012, providing for an increase in the purchase price for such note from $600 to $2,000 to be disbursed in tranches through April 2013. The Dominion Note carried a stated interest rate of 10% per annum until paid in full and was convertible into shares of the Company’s common stock, subject to certain restrictions, at a price of $15.00 per share. The Dominion Note was amended to provide for an extended amortization schedule with a final maturity date of October 2013. The Company had the option to pay the Dominion Note in cash or stock at its discretion, subject to certain conditions. The Company received all $600 from the initial agreement in 2012, and received additional funding in 2013. The extended amortization schedule provided for payments of $200 to $250 every 2 weeks until the end of April 2013. The amended notes were converted in 2013 into 627,537 common shares.

9.	DEMAND PROMISSORY NOTE

On February 14, 2014, the Company executed a Demand Promissory Note payable to Dominion Capital, LLC (“Demand Note”) in the amount of $500 at an annual interest rate of 12% compounded monthly until repayment. On March 12, 2014, the Company elected to extend the maturity of the Demand Note from March 14, 2014 to August 14, 2014. On August 14, 2014 and again on September 12, 2014 and October 12, 2014, the note holder agreed to extend the due date thirty days each time for a consideration of $10 in cash for the initial extension and $10 in common stock of the Company at each of the subsequent two extensions. The note was converted to Series E Preferred Stock prior to December 31, 2014.

10.	commitments and contingencies

Commitments:

Lease Arrangements

The Company leases its main office facility and laboratory space in two separate locations in San Francisco, California.  Office space in San Francisco is leased through November 2016 and provides for a monthly rental payment of approximately $12, plus operating expenses, subject to annual adjustment, of approximately $9 per month. The other facility lease is on a month-to-month basis.

Future non cancellable minimum lease payments are:

2015	146
2016	139
Total	$285

F-16

Rent expense for the years ended December 31, 2014 and 2013 was $150 and $30, respectively.

Research License, and Option to License Arrangements —

The Company is a party to various agreements which obligate it to make certain payments:

PGI Drug Discovery, LLC (“PGI”) — Eltoprazine License and Services Agreements (January 2014)

The Company entered into several agreements with PGI in 2014. Under the license agreements, the Company acquired rights to certain intellectual property covering the use of Eltoprazine and certain of its related compounds. In exchange, the Company paid PGI a total of $750 and 26,667 shares of common stock valued at $250 for which the Company granted piggy-back registration rights. The Company also has a contingent liability to pay PGI up to $4,000 upon achievement of future development milestone events: $1,000 at completion of a phase IIb study and $3,000 at submission of a New Drug Application (“NDA”) to the Food and Drug Administration (“FDA”) or comparable application to a non-U.S. agency.

Simultaneously, the Company and PGI entered into a separate services agreement pursuant to which PGI will provide certain services related to PGI’s proprietary analytical systems, in exchange for cash payments totaling $450 at a minimum annual rate of $150 for each of three years, payable in equal quarterly installments. Also, the company purchased $500 of clinical trial material.

The Washington University (“WashU”) — Sponsored Research (June 2014)

The Company agreed to pay $120 to perform certain research of which $60 was paid in 2014. Wash U granted the Company (i) a non-exclusive, worldwide, royalty free license to utilize any inventions belonging solely to WashU conceived in WashU’s performance of the research plan (“WashU Inventions”), and (ii) an exclusive option to obtain an exclusive, worldwide license with a right to grant sublicenses to utilize any WashU Inventions or joint inventions upon terms to be negotiated.

Buck Institute for Research on Aging (“Institute”) — Sponsored Research (August 2014)

The Company agreed to pay $300, payable quarterly, to perform certain research of which $150 was paid in 2014.

The Institute granted the Company (i) a non-exclusive, worldwide, royalty free license to utilize any institute inventions, sole or joint, for research purposes, and (ii) an exclusive option to obtain an exclusive, worldwide license with a right to sublicense to utilize any institute inventions, sole or joint upon terms to be negotiated.

University of Miami (“U Miami”) — Sponsored Research (October 2014)

The Company agreed to pay $155 to perform certain research payable in three installments, of which $52 was paid in 2014. On October 1 2014, the Company entered into a sponsored research agreement (the “Agreement”) with the University of Miami on the use of MANF in retinal disorders. The agreement calls for three equal payments of $52 on October 30, 2014, April 1, 2015 and upon receipt of the final written report.

Acquiring Engineered Skin Substitute Intellectual Property - Lonza Walkersville

In May 2014, we entered into discussions with Lonza Walkersville, Inc. (“Lonza) to acquire from Lonza its wholly owned subsidiary Cutanogen Corporation (“Cutanogen”), which is the licensee of certain Engineered Skin Substitute (“ESS”) intellectual property used to manufacture a product being developed to treat burn related injuries. At the time, Lonza was engaged in a lawsuit brought by Regenicin, Inc. relating to certain licensing rights associated with ESS. In order for the Company to acquire Cutanogen from Lonza, a resolution to the lawsuit was needed.

On October 27, 2014, we entered into an Agreement (the “Lonza Option Agreement”) with Lonza pursuant to which we were granted an exclusive option to acquire Cutanogen (the “Option”). The terms of the acquisition are set forth in a draft Share Purchase Agreement (the “SPA”) that has been negotiated between the Company and Lonza. Pursuant to the SPA, we would purchase all of the shares of Cutanogen as well as certain assets of Lonza (the “Lonza Assets”) as listed in the draft SPA.

F-17

As set forth in the SPA, and as consideration for the Cutanogen shares, we will make payments to Lonza, based upon the following milestone schedule:

•	$4,000 upon execution of the SPA;
•	$1,000 upon (i) successful completion of a Phase 1 clinical trial, or (ii) submission for a Humanitarian Use Exemption or similar exemption (“HUE”) for ESS (whichever occurs sooner); and
•	$4,000 upon submission of a Biologic License Application to the Food and Drug Administration (“FDA”) or the approval of an HUE by the FDA or European Medicines Agency (“EMA”) (whichever occurs sooner).

In addition, the Company will pay to Lonza two percent (2%) of Net Sales (as defined in the SPA) of each Earnout Product (as defined in the SPA).

The company entered into an Option and Option amendments with Lonza that extended the Option period, and provided additional time for the Company to raise capital, and settle the Regenicin lawsuit. The Option and Option amendments provided that the Company would be required to make certain additional payments to Lonza, as described below. These payments are summarized below:

•	$250 for the option period from November 7, 2014 to December 31, 2014,
•	$400 for the option period from January 1, 2015 to February 28, 2015 and
•	$300 for the option period from March 1, 2015 to March 31, 2015.

On March 27, 2015, the Company entered into a third amendment to the Option that further extended the Option period from March 31, 2015 to August 31, 2015, on a month-by-month basis. In connection with this third amendment, the Company will make additional periodic payments to Lonza, a portion of which will fund Lonza’s continuing ESS development activity. Upon execution of this third amendment, the Company paid $350 to Lonza on March 31, 2015 and will pay the following additional amounts to Lonza until the earlier of such time as the Option is exercised or August 31, 2015:

•	$400 on April 30, 2015 for the option period of April 1, 2015 to April 30, 2015,

•	$600 on May 31, 2015 for the option period of May 1, 2015 to May 31, 2015,

•	$600 on June 30, 2015 for the option period of June 1, 2015 to June 30, 2015 and

•	$600 on July 31, 2015 for the option period of July 1, 2015 to July 31 2015

If the Company exercises the Option and consummates the SPA prior to any option payment being due, then no further payment(s) shall be required. In the event the SPA is not consummated, then the Company will incur a $1,000 break-up fee payable to Lonza.

The second step in the acquisition of ESS required the Company to enter into an Asset Purchase Agreement (the “Regenicin APA”) with Regenicin, Inc. (“Regenicin”) and other interested parties under which the Company agreed to acquire certain assets of Regenicin (the “Assets”), including (i) rights to the aforementioned lawsuit that Regenicin brought against Lonza (the “Litigation”), and (ii) all intellectual property rights held by Regenicin, related to any engineered skin technology for the treatment of severe burns in humans, including any related trademarks. The Regenicin APA was executed October 27, 2014. As consideration to Regenicin, the Company agreed to pay to Regenicin a total of $3,600 and 250,000 shares of Amarantus common stock. The shares were issued to Regenicin in November 2014 (valued at approximately $3,000), along with cash payments of $1,100. The remaining cash payments of $2,500 due to Regenicin under the Regenicin APA were paid by the end of February 2015. The asset purchase was recorded at its fair value as in-process research and development expense.

In addition to the Litigation and intellectual property noted above, the Company received from Regenicin an exclusive five (5) year option to license additional intellectual property related to severe burn products developed by Regenicin for an exercise price of $10,000 plus a royalty of 5% on gross revenues in excess of $150,000.

As a result of the Regenicin APA, the Company was able to acquire the Litigation, which it subsequently dismissed with prejudice. The Company is now able to pursue the execution of the Option and the SPA with Lonza to acquire Cutanogen.

Memory Dx, LLC (“MDx”)—Asset Purchase and License Agreement (April 2014)

In conjunction with a purchase agreement in which the Company purchased all assets of MDx, including intellectual property, dependent upon (i) the Company entering into a direct licensing agreement with the University of Leipzig (“Leipzig”) pursuant to which Leipzig would grant the Company a direct license to certain assets now licensed to MDx by Leipzig, and (ii) MDx terminating the license agreement it currently holds with Leipzig with the Company’s prior written consent, the Company will issue to MDx 43,333 shares of the Company’s common stock and will provide MDx with piggy-back registration rights for the shares.

F-18

Royalty Agreement — Founders

In October 2010, the Company entered into an agreement with the founders, Gerald Commissiong and John Commissiong, where they will receive a total of 2.5% royalty (1.25% each) from the gross commercial revenue of patents derived from the Company’s proprietary PhenoGuard platform technology, including patents associated with the MANF Protein and related Gene. To date no payments have been made as no milestones have been reached.

The Company has entered into other license agreements during 2014 which are cancellable at the option of the Company with no more than 90 days notice. In the event the agreements are in force at the time certain clinical trial and regulatory milestone events occur, the Company will be required to make certain payments, as well as royalties on future sales and patent costs. In some cases, the Company will pay an annual fee to be applied to milestone or royalty payments.

From time to time, the Company may become involved in litigation.

11.	PREFERRED STOCK

Series A Convertible Preferred Stock

In May 2012, the Company designated a class of preferred stock as Series A Convertible Preferred Stock. The Series A shares have no entitlement to dividends and have no voting rights. In any event of dissolution, liquidation or winding up of the Company, the Series A shares are entitled to receive a stated value of $1.00 per share. All distributions made to holders of the Series A shares and to holders of other stock of the Company upon liquidation shall be made on a pari passu basis with distributions made to holders of the Company’s common stock. The series A shares are convertible into the Company’s common stock at a stated conversion price that is equal to the lesser of 1) 110% of the closing common stock price on the date of conversion or 2) 80% of the lowest closing common stock price occurring during a 30 trading day period prior to notice of conversion. During 2013 the registered holder of the Company’s Series A convertible preferred stock converted all 250,000 shares into 53,961 shares of the Company’s common stock. The Series A Convertible Preferred Stock was converted in January 2013 as part of a services settlement with a vendor.

Series B Preferred Stock

On April 2, 2013 the Company filed a Certificate of Designation with the State of Nevada formally creating a series of Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock can only be issued to officers, directors and advisors of the Company, and cannot be converted into common stock, transferred, sold or disposed of in any manner for 24 months.

Series C Convertible Preferred Stock

On April 1, 2013, the Company filed a Certificate of Designation with the State of Nevada creating a series of Series C Convertible Preferred Stock. The Series C Convertible Preferred Stock can only be issued to officers and directors of the Company, is convertible into a cumulative total of 5,000 common shares and is automatically convertible into common stock upon listing of the Company’s common stock to a national stock exchange. The holders of Series C shares are entitled to 2 common stock equivalent votes per share on all corporate matters except those that by law only require a single series vote.

Series D Convertible Preferred Stock

On August 19, 2013, the Company entered into a securities purchase agreement with an institutional investor (the “Investor”) pursuant to which the Company issued shares of newly designated Series D Convertible Preferred Stock (”Series D Preferred Stock”) to the Investor in exchange for the Investor agreeing to paying off certain accounts payables of the Company, up to an aggregate approximate amount of $1,250.

F-19

On August 19, 2013, the Company filed a Certificate of Designation designating 1,300 of our preferred stock as Series D Preferred Stock. Each share of Series D Preferred Stock has a stated value of $1,000 and pays on a quarterly basis 8% cumulative dividends per annum. Dividends are payable by the Company in cash or at the Company’s option, in shares of common stock. The Series D Preferred Stock has no voting rights except in certain circumstances which would adversely affect the Series D Preferred Stockholders. Each share of Series D Preferred Stock is convertible at any time into shares of common stock by dividing the stated value per share by the then effective conversion price. The conversion price for the Series D Preferred Stock is $4.50 per share, subject to adjustment under certain conditions. The Series D Preferred Stock is also subject to redemption by the Series D Preferred Stockholders upon certain triggering events. The redemption amount is equal to the greater of 130% of the stated value or the stated value divided by the then conversion price multiplied by the volume weighted average price (“VWAP”) on the trading day immediately preceding the triggering event, plus any accrued and unpaid dividends. The redemption payment may, at the option of the holder, be in cash or shares. Redemption triggering events may include certain events such as change of control, bankruptcy, junior security redemptions, common stock shall fail to be listed or quoted on a Trading Market for more than five Trading Days, or other adverse events as described under the agreement. Series D Preferred Stock also has a liquidation preference equal to the Stated Value.

No triggering event has occurred.

On June 30, 2014, with the approval of the holder of the Company’s Series D Preferred Stock, the Company filed an amendment to the Certificate of Designation of the Series D Preferred Stock to amend remove the feature by which stockholder could require redemption of the stock at cost. Accordingly, since the Series D Preferred Stock now contains mainly equity-like features, the Company changed the classification of the stock on its balance sheet from temporary equity to permanent equity within stockholders’ equity (deficit).

The securities were issued at 10% discount and contain a beneficial conversion feature. The beneficial conversion feature has been accreted, resulting in a deemed dividend reflected in the December 31, 2014 Consolidated Statements of Stockholders’ Equity (Deficit). The value of the original issue discount is $130 and the beneficial conversion feature is $321.

Series E Convertible Preferred Stock

On November 7, 2014, the Company entered into securities purchase agreements pursuant to which the Company issued 4,500 shares of Series E Convertible Preferred Stock (”Series E Preferred Stock”) which has a stated value of $1,000 and pays quarterly 12% cumulative dividends per annum. Dividends are payable by the Company in cash or at the Company’s option, in shares of common stock if certain conditions are met. These conditions include availability of funds or no occurrence of a triggering event. Triggering events include change of control, bankruptcy, junior security redemptions, common stock shall fail to be listed or quoted on a Trading Market for more than five Trading Days. No triggering event has occurred.

Holders of Series E shares are entitled to three years of dividends even if converted up to three years following the issuance date. Each share of Series E Preferred Stock is convertible into shares of common stock by dividing the stated value per share by the then effective conversion price. The conversion price for the Series E is $12.00 per share, subject to adjustment under certain conditions, but in no event prior to six months from issuance. Series E Preferred stockholders have the right to vote on all matters submitted to the Company’s shareholders and the Series E Preferred Stock are entitled to such number of votes on an as-converted basis. Series E Preferred Stock also has a liquidation preference equal to the stated value and accrued and unpaid dividends.

During 2014, the Company sold 3,944 shares of Series E Preferred Stock for proceeds of $3,507, net of issuance costs of $43. The Company also issued 556 shares to retire a $500 demand promissory note.

The securities were issued at 10% discount and contain a beneficial conversion feature. The beneficial conversion feature has been accreted, resulting in a deemed dividend reflected in the December 31, 2014 Consolidated Statements of Stockholders’ Equity (Deficit). The value of the original issue discount is $450 and the beneficial conversion feature is $376.

F-20

Preferred Stock Dividends

As described in Note 11, Preferred Stock, certain of the Company’s outstanding preferred stockholders are entitled to a certain amount of dividends even if converted.

Common Stock Purchase Warrants

The following table summarizes the Company’s warrant activity for the years ended December 31, 2013 and December 31, 2014:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Outstanding as of December 31, 2012	83,899	$6.00	$711
Issued in connection with convertible debt offerings	555,555	$9.00
Exercised	—	—
Cancelled	(75,765)	$6.00
Outstanding as of December 31, 2013	563,689	$9.00	$403.50
Issued in connection with warrant exchange	300,000	$18.00
Exercised	(552,777)	$9.00
Outstanding (exercisable) as of December 31, 2014	310,911	$18.00	$600

The warrants issued in 2013 are exercisable for a term of three years from the date of issuance at an exercise price of $9.00 per share and exercisable on a cashless basis if at any time after the six month anniversary there is no effective registration statement or current prospectus available for the resale of the shares underlying the warrants.

Warrant Exchange

Pursuant to an offer to exercise dated February 13, 2014 as supplemented on March 6, 2014, holders of outstanding warrants at a price of $9.00 (“Original Warrants”) were offered the opportunity to exercise their Original Warrants and receive new warrants (“New Warrants”) to purchase three shares of common stock of the Company for every four Original Warrants exercised. On March 7, 2014, warrant holders exercised 400,000 Original Warrants and received New Warrants to purchase 300,000 shares of common stock of the Company.

The New Warrants are exercisable at a price of $18.00 for a term of five years. The New Warrants are callable by the Company if the Volume Weighted Average Price (VWAP) of the Company’s common stock for each of 20 consecutive trading days exceeds $27.00 and certain equity conditions are met. The Company may also call the New Warrants if the closing price of the Company’s common stock exceeds $27.00 on the date that is the earlier of the receipt by the Company of an approval letter for listing of the Company’s common stock on an exchange or listing of the common stock on an exchange. The holders of the New Warrants will also have piggy-back registration rights.

The Company recorded a loss on issuance of $3,867 in other expense for the warrant exchange based on the fair value of the warrants. The fair value was determined to be using the Black-Scholes model with the following assumptions which the Company believes approximates the fair value under a binomial lattice model:

Annualized volatility (1)	305%
Contractual term	5.0
Risk-free investment rate	1.65%
Dividend yield	0.0%

F-21

12.	COMMON STOCK

The Company is authorized to issue 13,333,333 shares of common stock, $0.001 par value. The holders of common stock: (i) have equal rights to dividends from funds legally available therefore, ratably when as and if declared by the Company’s Board of Directors; (ii) are entitled to share ratably in all assets of the Company available for distribution to holders of common stock upon liquidation, dissolution, or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; (iv) are entitled to one non-cumulative vote per share of common stock, on all matters which shareholders may vote on at all meetings of shareholders; and (v) the holders of common stock have no conversion, preemptive or other subscription rights.  There is no cumulative voting for the election of directors.   Each holder of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of stockholders. As of December 31, 2014, our Board of Directors had declared no dividends payable to holders of our common stock.

Common stock private placement

In March 2014, the Company entered into an equity financing agreement (“LPC Purchase Agreement”) with Lincoln Park Capital Fund LLC (“LPC”) whereby LPC is obligated to purchase up to $20,000 of the Company’s common stock from time to time over a 30 month period, as directed by the Company and subject to certain requirements, restrictions and limitations. Under the LPC Purchase Agreement, the per share purchase price will be the lesser of the lowest sale price of common stock on the purchase date or the average of the three lowest closing purchase prices during the ten consecutive business days prior to the purchase date. However, LPC is not obligated to purchase shares from the Company on any date that the closing price of the common stock is below $6.00, subject to adjustment upon the occurrence of certain stock related events. The Company may also request that LPC purchase shares under an accelerated purchase notice whereby the per share purchase price will be the lower of (i) 94% of a volume weighted average price calculation as determined under the LPC Purchase Agreement or (ii) the closing price of the common stock on the accelerated purchase date.

Concurrently with the execution of the LPC Purchase Agreement, LPC purchased an initial 26,667 shares for gross proceeds of $400.

In consideration for entering into the LPC Purchase Agreement, the Company will issue 63,333 shares of common stock to LPC (the ‘Commitment Fee Shares’), 40,000 of which upon entering into the agreement and 23,333 contingently issuable on a pro rata basis as the Company utilizes the financing arrangement. The agreement will automatically terminate upon the earlier of 30 months (August 2016) or upon full utilization of the purchase commitment.

Issuances through December 31, 2014 and the remaining available amounts under the financing agreement:

	Commitment Fee Shares	Shares Sold	Financing Available
Total under agreement	63,333		$20,000
Issued at execution	(40,000)	26,667
Issued subsequent to execution	(3,120)	173,607	(2,674)
Total activity	(43,120)	200,274	(2,674)
Available for issue at December 31, 2014	20,213		$17,326

The fair value of the 40,000 Commitment Fee Shares initially issued to LPC was approximately $516 at issue and initially recorded as a deferred funding fee asset. The fee, as well as fair value at issue of subsequent Commitment Fee Shares, has been recognized as additional paid in capital as of December 31, 2014.

13.	Stock option planS

2008 Stock Plan

The Company’s Board of Directors approved the 2008 Stock Plan (the “Plan”). Under the Plan, the Company may grant up to 307,466 shares of incentive stock options, nonqualified stock options, or stock awards to eligible persons, including employees, nonemployees, members of the Board of Directors, consultants, and other independent advisors who provide services to the Company. In general, options are granted with an exercise price equal to the fair value of the underlying common stock on the date of the grant. Options granted typically have a contractual life of 10 years and vest over periods ranging from being fully vested as of the grant date to four years.

F-22

The following table is a summary of activity under the 2008 Plan:

	Common stock options outstanding	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value ($000)
Balance – December 31, 2012	12,194	$3.00	6.4
Options granted (weighted-average fair value of $0.52)
Employee	5,179	7.50	9.2
Non-employee	38,308	7.50	9.2
Options cancelled	(8,072)	1.50	—
Options exercised	1,333	7.50	—
Balance December 31, 2013	46,276	7.50	9.0	$0
Options granted (weighted-average fair value of $0.08)
Employee (1)	83,333	13.50	9.3
Non-employee	22,009	12.00	9.3
Options cancelled	(7,643)	10.50	—
Options exercised	—	—	—
Balance December 31, 2014	143,975	$12.00	8.8	$47

Options vested December 31, 2014	108,693

(1)	Includes 26,667 shares granted to Robert Farrell, the Company’s Chief Financial Officer, 13,333 of which are performance-based and vest upon continued service and achievement of a specific goal; and 13,333 of which are market-based and vest upon continued service and the Company’s achievement of certain stock price targets. All of these shares have an exercise price of $12.00.

The amount of awards available to grant under the Plan is 8,977 as of December 31, 2014.

2014 Stock Plan

In August 2014, the Company adopted the 2014 Stock Plan (the “2014 Plan”), which was approved by the Company’s stockholder at the Company’s Annual Meeting in September 2014. Under the 2014 Plan, the Company may grant up to 1,025,868 common shares in the form of incentive stock options, nonqualified stock options or stock awards to eligible persons, including employees, nonemployees, members of the Board of Directors, consultants, and other independent advisors who provide services to the Company. In general, options are granted with an exercise price equal to the fair value of the underlying common stock on the date of the grant. Options granted typically have a contractual life of 10 years and vest over periods ranging from being fully vested as of the grant date to four years.

The following table is a summary of activity under the 2014 Plan:

	Common Stock options outstanding	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Term (years)
Balance – December 31, 2013	—-	—-	—-
Options granted (weighted-average fair value of $0.09)
Employee	57,333	$13.50	9.8
Non-Employee	—	—	—
Options cancelled	—	—	—
Options Exercised	—	—	—
Balance December 31, 2014	57,333	13.50	9.8

Options vested as of December 31, 2014	4,773

F-23

The amount of awards available to grant under the 2014 Plan is 968,534 as of December 31, 2014.

2012 Preferred Stock Plan

In July 2012, our Board of Directors adopted a new stock plan, the Management, Employee, Advisor and Director Preferred Stock Option Plan – 2012 Series B Convertible Preferred Stock Plan (“Preferred Stock Plan”). The purposes of the Preferred Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Management, Employees, Advisors and Directors and to promote the success of our business. Certain current and former Management, Employees, Advisors and Directors were awarded a total of 1,248,000 options to purchase Series B Preferred shares on July 15, 2012, and an additional 1,200,000 options on November 4, 2012. These options currently vest over four years and cannot be converted into common shares or sold for two years from the date of the Designation of the Series B Preferred shares. Each share of Series B Preferred stock converts into fifty shares of common stock. The following table is a summary of activity under the Preferred Stock Plan:

	Preferred Stock Options Outstanding	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Term (years)
Balance – December 31, 2012	2,448,000	$0.46	9.6
Preferred options granted (weighted-average fair value of $0.0237)
Employee	—	—	—
Non-employee	—	—	—
Preferred options cancelled	(160,500)	$0.23	—
Balance – December 31, 2013	2,287,500	0.47	8.5
Preferred options granted (weighted-average fair value of $1.61)
Employee	200,000	2.21	9.3
Non-employee	—	—	—
Preferred options cancelled	—	—	—
Balance – December 31, 2014	2,487,500	$0.61	8.1

Preferred options vested at December 31, 2014	1,986,068

The amount of awards available to grant under the Preferred Stock Plan is 512,500 as of December 31, 2014.

Stock-based compensation expense for all plans for the years ended December 31, 2014 and 2013 is classified in the statements of operations as follows:

	Year Ended December 31,
	2014	2013
Research and development	$412	$338
General and administrative	890	406
Total	$1,302	$744

At December 31, 2014, there was a total of $1,510 of unrecognized compensation cost net of estimated forfeitures related to un-vested stock-based awards, which is expected to be recognized over a weighted-average period of approximately 2.5 years.

F-24

The fair value of the Company’s stock-based awards during the twelve months ended December 31, 2014 and 2013 were estimated using the following assumptions:

	Year Ended December 31,
	2014	2013
Weighted-average volatility	288%	90%
Weighted-average expected term	5.8	5.0
Expected dividends	0%	0%
Risk-free investment rate	2%	2%
Expected forfeiture rate	0%	0%

14.	INCOME TAXES

There is no provision for income taxes because we have incurred operating losses since inception and applied a full valuation allowance against all deferred tax assets. The reported amount of income tax expense attributable to operations for the year differs from the amount that would result from applying domestic federal statutory tax rates to loss before income taxes from operations as summarized below:

	Year ended December 31,
Loss before income taxes	2014	2013
United States	$(27,278)	$(15,132)
Foreign	—	—
Total Income (Loss) before income taxes	$(27,278)	$(15,132)

Income tax expense (benefit) for the years ended December 31, 2014 and 2013 differed from the amounts computed by applying the statutory federal income tax rate of 34% to pretax income (loss) as a result of the following:

	Year ended December 31,
	2014	, 2013
Federal tax expense (benefit) at statutory rate	$(9,274)	$(5,145)
State tax expense (benefit), net of federal tax effect	(1,334)	(539)
R&D credit	(269)	(46)
Non-deductible expenses	1,696	2,192
Change in valuation allowance	9,181	3,538
Total tax expense	$—	$—

	Year ended December 31,
	2014	2013
Federal tax expense (benefit) at statutory rate	(34.0)%	(34.0)%
State tax expense (benefit), net of federal tax effect	(4.9)%	(3.6)%
R&D credit	(1.0)%	(0.3)%
Non-deductible expenses	6.2%	14.5%
Change in valuation allowance	33.7%	23.4%
Total tax expense	—%	—%

F-25

The significant components of deferred tax assets are as follows:

	As of December 31,
	2014	2013
Net operating loss carry-forward	$12,835	$7,320
Tax credit carry-forward	504	204
Accrued liabilities	1,257	723
Capitalized start-up costs	15	15
Depreciation and amortization	2,833	1
Gross deferred tax assets	17,444	8,263
Valuation allowance	(17,444)	(8,263)
Net deferred tax assets	$—	$—

The Company’s accounting for deferred taxes involves the evaluation of a number of factors concerning the realizability of the Company’s net deferred tax assets. The Company primarily considered such factors as the Company’s history of operating losses, the nature of the Company’s deferred tax assets and the timing, likelihood and amount, if any, of future taxable income during the periods in which those temporary differences and carryforwards become deductible. At present, the Company does not believe that it is more likely than not that the deferred tax assets will be realized; accordingly, a full valuation allowance has been established and no deferred tax asset is shown in the accompanying balance sheets. The valuation allowance increased by approximately $9,181 and $3,538 during the years ended December 31, 2014 and December 31, 2013, respectively.

As of December 31, 2013, the Company had net federal and state net operating loss carry-forwards of approximately $18,374 and $18,378, respectively. These net operating loss carry forwards will begin to expire, if not utilized, beginning in 2028 for both federal and state income tax purposes. The Company also has federal and state research and development credit carry-forwards of approximately $134 and $141, respectively. The federal credits will expire if not utilized beginning in 2029. The California credits do not expire. As of December 31, 2014, the Company had net federal and state net operating loss carry-forwards of approximately $32,226 and $32,190, respectively. These net operating loss carry forwards will begin to expire, if not utilized, beginning in 2028 for both federal and state income tax purposes. The Company also has federal and state research and development credit carry-forwards of approximately $398 and $193, respectively. The federal credits will expire if not utilized beginning in 2029. The California credits do not expire.

The Tax Reform Act of 1986 and similar California legislation impose substantial restrictions on the use of net operating losses and tax credits in the event of an ownership change of a corporation. Accordingly, the Company’s ability to use net operating losses and credit carry forwards may be significantly limited in the future as a result of such an ownership change.

The Company follows GAAP with regard recognition, measurement, presentation and disclosure in financial statements of any uncertain tax positions that have been taken or expected to be taken on a tax return. No liability related to uncertain tax positions is recorded on the financial statements. It is the Company’s policy to include penalties and interest expense related to income taxes as a component of tax expense, as necessary.

A summary of unrecognized tax benefits is as follows:

Ending balance at December 31, 2012	$17
Increase (decrease) of unrecognized tax benefits taken in prior years	—
Increase (decrease) of unrecognized tax benefits related to current year	10
Increase (decrease) of unrecognized tax benefits related to settlements	—
Reductions to unrecognized tax benefits related lapsing statute of limitations	—

Ending balance at December 31, 2013	$27
Increase (decrease) of unrecognized tax benefits taken in prior years	—
Increase (decrease) of unrecognized tax benefits related to current year	35
Increase (decrease) of unrecognized tax benefits related to settlements	—
Reductions to unrecognized tax benefits related lapsing statute of limitations	—

Ending balance at December 31, 2014	$62

F-26

The total amount of unrecognized tax benefits that if recognized, would affect the effective tax rate is $0.

The Company has not incurred any interest or penalties as of December 31, 2014. The Company does not anticipate any significant change within 12 months of this reporting date of its uncertain tax positions. The Company is subject to taxation in the US and California. There are no ongoing examinations by taxing authorities at this time.

The Company’s tax years 2008 through 2014 will remain open for examination by the federal and state authorities for three and four years, respectively, from the date of utilization of any net operating loss credits.

15.	Related-Party Transactions

Consulting Agreement –Director

The Company has an agreement with a NeuroAssets Sarl, a Swiss-based company to provide consulting services to the Company. Dr. David Lowe was appointed to the Company’s Board of Directors in November 2013 and is the president and chief executive officer of NeuroAssets. The Company recorded $660 and $350 in consulting fees to NeuroAssets for the years ended December 31, 2014 and 2013, respectively.

The Company has an agreement with Joseph Rubinfeld to provide consulting services to the company. Joseph Rubinfeld was appointed to the Company’s Board of Directors in November 2012. The company recorded $142 and $10 in consulting fee for the years ended December 31, 2014 and 2013, respectively.

Related Party Debt and Capital Transactions

At December 31, 2013, one of the Company’s Directors, Robert Harris, held $66 of convertible promissory notes with the Company. The notes were converted during 2014 such that a total of 33,273 shares of common stock were issued for principal and accrued interest.

In October 2013, the Company’s Chief Executive Officer, Gerald Commissiong, its Chief Scientific Officer, John Commissiong and one of the Company’s Directors Robert Harris invested $5 each or an aggregate of $15 in total and was each issued an 8% senior convertible debenture in the principal aggregate amount of $6 and a warrant to purchase 926 shares. Each of the debentures was converted to shares of common stock during 2014 such that a total of 982 shares of common stock were issued to each Messrs. Gerald Commissiong and John Commissiong for principal and accrued interest. The shares underlying the debentures and warrants purchased by Messrs. Gerald Commissiong, John Commissiong and Robert Harris were not included in the related registration statement.

16.	SUBSEQUENT EVENTS

The Company evaluated subsequent events through the date that its financial statements were available for issuance.

Common Stock Purchase Agreement

Through March 25, 2015, the Company has sold an additional 249,639 shares of common stock for gross proceeds of $2,767 under its agreement with LPC, and issued an additional 3,228 Commitment Fee shares.

Series D Convertible Stock

•	On March 11, 2015 Dominion Capital exercised 299 Series D shares to 66,517 common shares.
•	On March 25, 2015 Dominion Capital exercised 250 Series D shares to 55,556 common shares.

Series E Convertible Preferred Stock

Through March 31 2015, the Company has sold an additional 3,278 shares of Series E convertible preferred stock for gross proceeds of $2,950.

F-27

On March 4, 2015 Dominion Capital LLC converted 500 Series E shares to 41,667 common shares as well as 15,837 Make-Whole shares.

On April 2, 2015, the Company filed an amended and restated Certificate of Designation of its Series E Preferred Stock (The “Amendment”). The Amendment increased the number of authorized Series E Preferred Stock from 7,779 to 13,335 and changed the conversion price for the Series E Preferred Stock from $12.00 to $7.50, subject to adjustments, provided no adjustments shall be made until October 31, 2015

The Amendment also provides that simultaneously with the consummation of a Qualified Public Offering (defined in the Amendment as a public offering for gross proceeds of at least $10,000,000 and listing on a national securities exchange) each share of outstanding Series E Preferred Stock, together with any unpaid Dividends shall be converted into shares of Common Stock of the Company subject to adjustments at a conversion price per share of Series E Preferred Stock equal to the lower of $7.50 or 85% of the public offering price of the Qualified Public Offering (“Mandatory Conversion Price”). In addition, 30% (25% if no warrants are sold to the public in the Qualified Public Offering) of the Stated Amount of the outstanding Preferred Stock together with any Make-Whole Amount shall, at the Company’s option, in whole or in part, be paid in cash or in shares of common stock priced at the Mandatory Conversion Price.

As consideration for the agreeing to the Amendment, the existing Series E Preferred Shareholders received, an aggregate of 200,000 shares of common stock pro rata to the Stated Value of Series E Preferred Stock then held by each holder.

DioGenix Acquisition

On January 8, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DioGenix, Inc., a Delaware corporation (“DioGenix”), in which the Company acquired all of the outstanding equity interests of DioGenix. Total consideration for the acquisition is 662,526 shares of the Company’s common stock and up to $2,000 in additional payments to DioGenix stockholders in cash or combination of cash and common stock, conditioned on the achievement of certain milestones related to results of clinical testing and future revenue from products in development. A portion of the consideration will be placed into escrow to satisfy certain indemnification obligations of DioGenix stockholders. The shares of the Company issued may, upon the request of the Company, be made subject to lock-up agreements precluding sale of such shares as described in the Merger Agreement. The company will obtain a report from a valuation specialist, pro forma information is currently not available.

The Merger Agreement also includes registration rights whereby the Company will file a registration statement with the Securities and Exchange Commission covering the consideration paid with common stock within 120 days of the closing of the transaction, subject to certain terms and conditions, including certain penalties to the Company for delay in registering the shares.

The Company incurred approximately $500 of transaction fees at closing.

Note payable

On February 23, 2015, the Company entered into a Securities Purchase Agreement with Dominion Capital pursuant to which the Company issued a 12% Promissory Note (the “February Note”) in the principal amount of $2,500 due and payable on December 23, 2015 in cash or stock or a combination at The Company’s option. At any time upon ten (10) days written notice to Dominion Capital, the Company may prepay any portion of the principal amount of the Note and any accrued and unpaid interest at an amount equal to 110% of the then outstanding principal amount of the Note and guaranteed interest, 10% of which may be paid in cash or, at the Company’s option, in common stock or a combination thereof.

The February Note contains certain customary Events of Default (including, but not limited to, default in payment of principal or interest thereunder, breaches of covenants, agreements, representations or warranties thereunder, the occurrence of an event of default under certain material contracts of the Company, including the transaction documents relating to the Note transaction, changes in control of the Company and the entering or filing of certain monetary judgments against the Company). Upon the occurrence of any such Event of Default the outstanding principal amount of the February Note, plus accrued but unpaid interest, liquidated damages, and other amounts owing in respect thereof through the date of acceleration, shall become, at the Investor’s election, immediately due and payable in cash. Upon any Event of Default that results in acceleration of the February Note, the interest rate on the Note shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under state law at the time of the default..

F-28

In connection with the February Note Transaction, effective on February 23, 2015, the Company entered into a Security Agreement with the Investor (the “Security Agreement”) pursuant to which the Company granted a security interest in certain of its property (the “Collateral”) to Dominion Capital in order to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Note. The Collateral shall consist of all of the Company’s rights, title and interest in and to that certain Asset Purchase Agreement, dated November 7, 2014, by and among the Company, Regenicin, Inc., Clark Corporate Law Group, LLP, and Gordon & Rees, LLP and that certain Option Agreement, dated November 7, 2014, by and between the Company and Lonza Walkersville.

As part of the financing, Dominion received 8,333 shares of the Company’s restricted common stock valued at $98.

On March 31, 2015, the Company issued an additional Note to Dominion in the principal amount of $350. The March Note was issued upon the same terms and conditions as the February Note.

Georgetown University Option to License

On January 13, 2015, the Company entered into an Exclusive Option Agreement (the “GU Option Agreement”) with the Georgetown University (“GU”) pursuant to which the Company was granted an option to obtain an exclusive license (with the right to sublicense) from Georgetown based upon certain patented technologies entitled “BLOOD BASED BIOMARKERS FOR MEMORY LOSS” (the “Technologies”). The term of the option is 12 months which may be extended mutual written consent of the parties. In consideration for the grant of the option, the Company paid an option fee of $75.

Prior to exercise of the option, the Company must (i) satisfy certain milestones as further described in the Agreement, (ii) obtained financing of at least $10,000 of which $3,000 shall be used to commercialize the Technologies, (iii) shall have sponsored at least $500 worth of research at Georgetown throughout the course of the term of the Agreement, and (iv) has submitted, to GU, a business plan for commercialization of the Technologies.

The Agreement contemplates that the parties, upon exercise of the Option, will use good faith efforts to execute a license agreement within 120 days of the exercise of the Option.

F-29

Amarantus Bioscience Holdings, Inc

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)

	June 30, 2015	December 31, 2014
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$315	$214
Deferred financing fees	83	—
Prepaid expenses and other current assets	386	198
Total current assets	784	412
Restricted cash	204	204
Property and equipment, net	150	145
Intangible assets, net	10,245	1,497
Total assets	$11,383	$2,258

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$4,729	$3,502
Accounts payable - Regenicin	—	2,550
Related party liabilities and accrued interest	255	252
Accrued interest	139	25
Note Payable	2,850	—
Total current liabilities	7,973	6,329
Total liabilities	7,973	6,329

Stockholders’ equity (deficit)
Convertible preferred stock, $0.001 par value, 10,000,000 shares authorized:
Series A, $0.001 par value, 250,000 shares designated, -0- shares issued and outstanding as of June 30, 2015 and December 31, 2014	—	—
Series B, $0.001 par value, 3,000,000 shares designated, -0- shares issued and outstanding as of June 30, 2015 and December 31, 2014	—	—
Series C, $0.001 par value, 750,000 shares designated, 750,000 shares issued and outstanding as of June 30, 2015 and December 31, 2014	1	1
Series D, $1,000 stated value; 1,300 shares designated; 350 and 1,299 issued and outstanding as of June 30, 2015 and December 31, 2014, respectively; aggregate liquidation preference of $350	315	1,169
Series E, $1,000 stated value; 13,335 shares designated, 7,722 and 4,500 issued and outstanding as of June 30, 2015 and December 31, 2014 respectively; aggregate liquidation preference of $7,722	6,950	4,050
Series G, $5,000 stated value; 10,000 shares designated; 1,087 and 0 issued and outstanding as of June 30, 2015 and December 31, 2014, respectively; aggregate liquidation preference of $5,435	4,950	—
Common stock, $0.001 par value, 13,333,333 authorized; 7,084,970 and 5,614,605 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	7	6
Additional paid-in capital	62,637	45,886
Accumulated deficit	(71,450)	(55,183)
Total stockholders' equity (deficit)	3,410	(4,071)
Total liabilities and stockholders' equity (deficit)	$11,383	$2,258

See notes to condensed consolidated financial statements.

F-30

Amarantus Bioscience Holdings, Inc

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Net sales	$—	$—	$—	$—

Operating expense:
Research and development	2,257	1,640	4,734	2,157
General and administrative	3,339	2,101	7,400	3,220

	5,596	3,741	12,134	5,377

Loss from operations	(5,596)	(3,741)	(12,134)	(5,377)

Other income (expense):
Interest expense	(126)	(71)	(168)	(709)
Loss on issuance of common stock	—	—	—	(67)
Loss on issuance of warrants	—	—	—	(3,867)
Other expense	—	(20)	—	(20)
Change in fair value of warrant & derivative liabilities	—	(193)	—	473

Total other income (expense)	(126)	(284)	(168)	(4,190)

Net loss	$(5,722)	$(4,025)	$(12,302)	$(9,567)

Preferred stock dividend	$3,187	$26	$4,016	$52
Net loss attributable to common stockholders	$(8,909)	$(4,051)	$(16,318)	$(9,619)
Basic and diluted net loss per common share	$(1.08)	$(0.83)	$(2.13)	$(2.11)

Basic and diluted weighted average common shares outstanding	8,230,225	4,893,491	7, 652,163	4,551,050

See notes to condensed consolidated financial statements.

F-31

Amarantus Bioscience Holdings, Inc

CONDENSED CONSOLIDATED STATEMENTS STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

(Unaudited)

(in thousands, except share and per share data)

	Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balances as of December 31, 2014	755,799	$5,220	5,614,605	$6	$45,886	$(55,183)	$(4,071)
Common stock issued for services	—	—	9,028	—	106	—	106
Common stock issued for acquisition of DioGenix	—	—	662,526	1	7,950	—	7,951
Common stock issued for cash	—	—	256,305	—	2,819	—	2,819
Common stock issued for funding fees	—	—	3,290	—	(1)	—	(1)
Sale of Series E preferred stock	3,278	2,950	—	—	—	—	2,950
Common stock issued for Series D convertible preferred stock dividend	—	—	7,819	—	35	(9)	26
Common stock issued for Series E convertible preferred stock dividend	—	—	21,738	—	237	(172)	65
Series E accretion of beneficial conversion feature as deemed dividend	—	—	—	—	440	(440)	—
Series D stock conversion	(549)	(494)	122,073	—	494	—	—
Series E stock conversion	(500)	(450)	41,667	—	450	—	—
Common stock issued as fee for debt financing arrangement	—	—	8,333	—	102	—	102
Legal fees related to stock offering	—	—	—	—	(19)	—	(19)
Series D dividend accrued	—	—	—	—	—	(15)	(15)
Series E dividend accrued	—	—	—	—	—	(192)	(192)
Stock-based compensation expense	—	—	—	—	488	—	488
Net loss	—	—	—	—	—	(6,580)	(6,580)
Balances as of March 31, 2015	758,028	$7,226	6,747,384	$7	$58,987	$(62,591)	$3,629
Common stock issued for services	—	—	17,360	—	97	—	97
Common stock issued as fee for debt financing arrangement	—	—	1,867	—	14	—	14
Sale of Series E preferred stock	444	400	—	—	—	—	400
Sale of Series G preferred stock	1,087	4,950	—	—	—	—	4,950
Series E modification deemed dividend	—	—	—	—	2,782	(2,782)	—
Common stock issued for Series D convertible preferred stock dividend	—	—	3,620	—	16		16
Common stock issued for Series E convertible preferred stock dividend	—	—	25,850	—	192	—	192
Common stock issued in conversion of Series D preferred stock	(400)	(360)	88,889	—	360	—	—
Common stock issued to Series E shareholders related to modification of preferred stock agreement			200,000	—	—	—	—
Series D dividend accrued	—	—	—	—	—	(8)	(8)
Series E dividend accrued	—	—	—	—	—	(233)	(233)
Series G dividend accrued	—	—	—	—	—	(114)	(114)
Equity funding fees	—	—	—	—	(130)	—	(130)
Stock-based compensation expense	—	—	—	—	319	—	319
Net loss	—	—	—	—	—	(5,722)	(5,722)
Balances as of June 30, 2015	759,159	$12,216	7,084,970	$7	$62,637	$(71,450)	$3,410

See notes to condensed consolidated financial statements.

F-32

Amarantus Bioscience Holdings, Inc

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities
Net loss	$(12,302)	$(9,567)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	39	6
Amortization of debt discount	—	572
Amortization of deferred financing fees	53	106
Amortization of intangible assets	64	53
Stock issued for services	203	595
Write-off of clinical material	—	500
Loss on stock issuance	—	67
Loss on warrant issuance	—	3,867
Non-cash interest expense related to warrants and derivative	—	32
Change in fair value of warrants and derivative liability	—	(473)
Stock-based compensation expense	807	475
Changes in assets and liabilities:
Related party liabilities and accrued interest	2	2
Receivable for sale of common stock	—	(146)
Deferred funding fees	(20)	116
Clinical trial material	—	(500)
Prepaid expenses and other current assets	(45)	(144)
Accounts payable and accrued expenses	(1,730)	853
Accrued interest	114	(47)
Net cash used in operating activities	(12,815)	(3,633)

Cash flows from investing activities
Acquisition of DioGenix	(900)	—
Acquisition of other assets	—	(600)
Acquisition of property and equipment	(5)	(56)

Net cash used in investing activities	(905)	(656)

Cash flows from financing activities
Proceeds from issuance of notes payable	2,850	500
Repayment of convertible promissory notes	—	(9)
Financing costs	(149)	—
Proceeds from issuance of common stock	2,820	400
Proceeds from exercise of warrants	—	3,767
Proceeds from issuance of convertible preferred stock	8,300	—
Net cash provided by financing activities	13,821	4,658

Net increase in cash and cash equivalents	101	369
Cash and cash equivalents
Beginning of period	214	1,033
End of period	$315	$1,402

F-33

Amarantus Bioscience Holdings, Inc

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2015	2014
Supplemental schedule of non-cash activities:
Common stock issued as fee for debt financing arrangement	$116	$—
Common stock issued for Series D preferred dividend	$42	$—
Common stock issued for Series E preferred dividend	$257	$—
Series D preferred stock dividend accrued	$(8)	$—
Series E preferred stock dividend accrued	$(233)	$—
Series G preferred stock dividend accrued	$(114)	$—
Convertible debentures converted and associated reclassification of derivative liabilities	$—	$8,238
Debt discount written off - associated with convertible promissory notes	$—	$(1,787)
Stock issued for deferred funding fees	$—	$518
Stock issued for convertible debt	$—	$11
Convertible promissory note issued for payables and accrued liability	$—	$2
Stock Subscription	$—	$146
Intangible assets	$—	$(50)
Deferred funding fees charged to equity upon sale of common stock	$—	$(518)
Stock issued to acquire intangible assets	$—	$103
Reclass of Series D Preferred from mezzanine to equity	$—	$839
Stock issued to satisfy accounts payable and accrued expenses	$—	$22

Supplemental cash flow information

Interest payments	$—	$1

See notes to condensed consolidated financial statements.

F-34

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except share and per share data)

1.	GENERAL

Amarantus Bioscience Holdings, Inc. (the “Company”), is a biopharmaceutical company focused on the development of diagnostics and therapeutics to treat human disease, to date primarily for Alzheimer's disease, Parkinson's disease and ophthalmological disorders. Through June 30, 2015, the Company has been primarily engaged in acquiring and licensing intellectual property and proprietary technologies, research and development, and raising capital to fund its operations.

Amarantus Bioscience has three operating divisions: the diagnostics division; the therapeutics division; and the other drug discovery division.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries.  All significant intercompany balances and transactions have been eliminated in consolidation.

The unaudited condensed consolidated financial statements (Financial Statements) have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments (consisting of normal recurring adjustments unless otherwise indicated) which, in the opinion of management, are necessary for a fair presentation of the results for the interim periods presented. Certain prior year amounts have been reclassified to conform to current year presentation.

Certain information in footnote disclosures normally included in the financial statements prepared in conformity with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the SEC rules and regulations for interim reporting. The financial results for the periods presented may not be indicative of the full year’s results. The Company believes the disclosures are adequate to make the information presented not misleading.

These financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto for the fiscal year ended December 31, 2014 included in the Company’s Annual Report on Form 10K filed in April 2015.

Significant Accounting Policies

Accounting for Business Combinations

Business combinations are accounted for under the acquisition method of accounting. This method requires the recording of acquired assets, including separately identifiable intangible assets, and assumed liabilities at their acquisition date fair values. The method records any excess purchase price over the fair value of acquired net assets as goodwill. The determination of the fair value of assets acquired, liabilities assumed involves assessments of factors such as the expected future cash flows associated with individual assets and liabilities and appropriate discount rates at the closing date of the acquisition. When necessary, external advisors are consulted to help determine fair value. For non-observable market values, fair values are determined using acceptable valuation principles (e.g., multiple excess earnings, relief from royalty and cost methods, discounted cash flows).

Contingent consideration assumed in a business combination is remeasured at fair value each reporting period and any change in the fair value from either the passage of time or events occurring after the acquisition date, is recorded in results from operations.

The results of operations are included from the acquisition date in the financial statements for all businesses acquired.

Goodwill and Other Identifiable Intangibles

Goodwill and indefinite-lived intangibles are reviewed annually for impairment. When testing goodwill and indefinite-lived intangibles for impairment, we first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not (more than 50%) that an impairment exists. Such qualitative factors may include the following: macroeconomic conditions; industry and market considerations; cost factors; overall financial performance; and other relevant entity-specific events. In the event the qualitative assessment indicates that an impairment is more likely than not, we would be required to perform a quantitative impairment test, otherwise no further analysis is required.

Under the quantitative goodwill impairment test, the evaluation of impairment involves comparing the current fair value (using Level 3 inputs) of each reporting unit to its carrying value, including goodwill.

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If the carrying amount of a reporting unit, including goodwill, exceeds the estimated fair value, then individual assets (including identifiable intangible assets) and liabilities of the reporting unit are estimated at fair value. The excess of the estimated fair value of the reporting unit over the estimated fair value of its net assets would establish the implied value of goodwill. The excess of the recorded amount of goodwill over the implied value is then charged to earnings as an impairment loss.

In-process research & development ("IPR&D") represents the fair value assigned to research and development assets that were not fully developed at the date of acquisition. IPR&D acquired in a business combination is capitalized on the Company's consolidated balance sheet at its acquisition-date fair value. Until the project is completed, the assets are accounted for as indefinite-lived intangible assets and subject to impairment testing. Upon completion of a project, the carrying value of the related IPR&D is reclassified to intangible assets and is amortized over the estimated useful life of the asset.

When performing the impairment assessment, the Company first assesses qualitative factors to determine whether it is necessary to recalculate the fair value of its acquired IPR&D. If the Company determines, as a result of the qualitative assessment, that it is more likely than not that the fair value of acquired IPR&D is less than its carrying amount, it calculates the asset's fair value. If the carrying value of the Company's acquired IPR&D exceeds its fair value, then the intangible asset is written down to its fair value.

Recently Issued Accounting Pronouncements

In April 2015, the Financial Accounting Standards Board issued a new pronouncement that requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. The pronouncement becomes effective for the Company in the first quarter of 2016. Early adoption is permitted. The Company believes adoption of the pronouncement will not have a significant impact on the financial statements or its results of operations.

2.	LIQUIDITY AND GOING CONCERN

The Company’s activities since inception have consisted principally of acquiring product and technology rights, raising capital, and performing research and development. Successful completion of the Company’s development programs and, ultimately, the attainment of profitable operations are dependent on future events, including, among other things, its ability to access potential markets; secure financing, develop a customer base; attract, retain and motivate qualified personnel; and develop strategic alliances. From inception, the Company has been funded by a combination of equity and debt financings. Although management believes that the Company will be able to successfully fund its operations, there can be no assurance that the Company will be able to do so or that the Company will ever operate profitably. Our activities since inception have consisted principally of acquiring product and technology rights, raising capital, and performing research and development. Historically, we have incurred net losses and negative cash flows from operations.

The Company expects to continue to incur substantial losses over the next several years during its development phase. To fully execute its business plan, the Company will need to complete certain research and development activities and clinical studies. Further, the Company’s product candidates will require regulatory approval prior to commercialization. These activities may span many years and require substantial expenditures to complete and may ultimately be unsuccessful. Any delays in completing these activities could adversely impact the Company. The Company plans to meet its capital requirements primarily through issuances of debt and equity securities and, in the longer term, revenue from product sales.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern. As of June 30, 2015, the Company had cash and cash equivalents of $315. Subsequent to June 30, 2015, we sold additional 1,400 shares of Series E Preferred stock and received $1,260 of proceeds from the sale. On July 10, 2015, we entered into a Stock Purchase Agreement (“SPA”) with Discover Growth Fund, a Cayman Islands exempted mutual fund (“Discover”), pursuant to which we sold and issued 535 shares of additional designated Series G Preferred Stock (“Series G Preferred Stock”) for gross proceeds of $2,000 and an 8% original issue discount. The Company has incurred net losses and negative cash flows from operations. The Company believes its current capital resources are not sufficient to support its operations. Management intends to continue its research efforts and to finance operations of the Company through debt and/or equity financings. Management plans to seek additional debt and/or equity financing through private or public offerings or through a business combination or strategic partnership. There can be no assurance that the Company will be successful in obtaining additional financing on favorable terms, or at all. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

F-36

3.	ACQUISITION

On January 8, 2015, the Company, through a wholly-owned subsidiary, entered into an agreement and plan of merger (the “Merger”) for the acquisition of all of the outstanding stock of DioGenix, Inc. The Company acquired DioGenix for its pipeline of diagnostic tests focused on immune-mediated neurological diseases, such as multiple sclerosis (MS). Its lead product, MSPrecise, can significantly expand a physician's ability to diagnose patients that exhibit unclear neurological dysfunction.

The transaction closed on January 9, 2015 with DioGenix, Inc. surviving the Merger and becoming a wholly-owned subsidiary of the Company. Consideration paid included 662,526 shares of Company stock valued at $12.00 per share and $900 in cash for a total consideration of $8,850. In addition, the agreement provides for a contingent payment amount up to $2,000 in cash and common stock of the Company should the acquired company achieve certain milestones related to results of clinical testing and future revenue from products in development. The fair value of the contingent consideration was estimated by applying the income approach. That measure is based on significant inputs that are not observable in the market (Level 3 inputs). Key assumptions include the discount rate of 30.4% and probability-adjusted potential outcomes.

Following an acquisition, there is a period of not more than twelve months from the closing date of the acquisition to finalize the acquisition date fair values of assets acquired and liabilities assumed, including valuations of identifiable intangible assets and property and equipment. The determination of fair values of acquired intangible assets and property and equipment involves a variety of assumptions, including estimates associated with remaining useful lives.

The preliminary purchase price adjustments of the assets and liabilities acquired in the January 9, 2015 Merger is $8,867.

We incurred acquisition costs of $169 which were expensed.

The following unaudited supplemental pro forma information presents the financial results as if the Merger had occurred on January 1, 2014. This supplemental pro forma information has been prepared for comparative purposes and does not purport to be indicative of what would have occurred had the acquisition been made on January 1, 2014, nor is it indicative of any future results.

	Three months ended June 30, 2014	Six months ended June 30, 2014
Net Sales	$—	$—
Operating Expenses	4,381	6,610
Loss from operations	$(4,381)	$(6,610)
Total other expenses	(401)	(4,424)
Net Loss	$(4,782)	$(11,034)

Basic and diluted net loss per common share	$(0.98)	$(2.42)
Basic and diluted weighted average common shares outstanding	4,893,491	4,551,050

Condensed Consolidated Statement of Operations net loss for the second quarter of 2015 and year to date was $5,722 and $12,302 respectively, which included the results of DioGenix after the merger on January 9, 2015. The loss incurred during the first eight days of January 2015 is immaterial for comparison purposes.

F-37

4.	Net loss per share

The following table sets forth the computation of the basic and diluted net loss per share attributable to the Company’s common stockholders for the periods indicated:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Numerator:
Net loss	$(5,722)	$(4,025)	$(12,302)	$(9,567)
Preferred stock dividend	3,187	26	4,016	52
Net loss attributable to common stockholders	$(8,909)	$(4,051)	$(16,318)	$(9,619)

Denominator:
Common stock - basic	7,037,671	4,893,491	6,719,726	4,551,050
Common shares equivalents(1)	1,192,554	—	932,437	—
Weighted average shares outstanding during the period:	8,230,225	4,893,491	7,652,163	4,551,050

Net loss per share	$(1.08)	$(0.83)	$(2.13)	$(2.11)

(1)	Preferred Stock Series D, E and G are participating securities; therefore we utilize the two class method of computing net loss per share.

Potentially dilutive securities:	June 30, 2015	June 30, 2014
Outstanding common stock options(2)	366,000	122,953
Outstanding preferred stock option(2)	16,587	16,587
Warrants(2)	303,000	451,840
Related party liability(2)	40,738	15,973
Convertible promissory note(s)(2)	—	31,500
8% Senior convertible debentures	—	29,453
Convertible preferred stock Series C(2)	5,000	5,000

(2)	The impact of stock options, warrants, convertible debt instruments and convertible preferred stock which do not have participation rights is anti-dilutive in a period of loss from continuing operations.

F-38

5.	intangible assets

The following table summarizes our intangible assets:

	Period Ended
	June 30, 2015	December 31, 2014
Intangibles - Acquisition Diogenix (Preliminary IPRD)	$8,812	$—
Licenses	1,685	1,685

Accumulated amortization	(252)	(188)
Total licenses, net	1,433	1,497
Total intangible assets, net	$10,245	$1,497

Intangible assets are amortized over the expected remaining lives of the respective patents. As of June 30, 2015, amortization expense for the next five years is expected to be as follows:

2015 (remaining six months)	$64
2016	128
2017	128
2018	128
2019	128
thereafter	857
Total	$1,433

6.	NOTE PAYABLE

The Company entered into two Securities Purchase Agreements with Dominion Capital pursuant to which the Company issued a 12% Promissory Note in the principal amount of $2,850 due and payable on December 23, 2015 in cash or stock or a combination at the Company’s option. The Notes Payable can be prepaid at any time equal to 110% of the principal and guaranteed interest.

The February 23, 2015 Note contains certain customary Events of Default and if triggered the interest rate on the Note shall equal to the lesser of 24% per annum or the maximum rate permitted under state law at the time of the default.

The Notes Payable are secured by the Company’s rights, title and interest in and to that certain Asset Purchase Agreement, dated November 7, 2014, by and among the Company, Regenicin, Inc., Clark Corporate Law Group, LLP, and Gordon & Rees, LLP and that certain Option Agreement, dated November 7, 2014, by and between the Company and Lonza Walkersville.

As part of the financing, Dominion received 8,333 shares of the Company’s restricted common stock valued at $102 and recorded as deferred financing on the balance sheet and will be amortized over the term of the loan.

7.	commitments and contingencies

Commitments:

Sponsored Research Arrangements:

We entered into a number of sponsored research agreements during 2014, primarily, which require us to make future payments as follows:

2015 (remaining)	$102
2016	150
Total	$252

F-39

Research, License, and Option to License Arrangements

The Company is a party to various agreements which obligate it to make certain payments:

Acquiring Engineered Skin Substitute Intellectual Property - Lonza Walkersville

On March 27, 2015, the Company entered into a third amendment to the Lonza Option Agreement that further extended the Option period from March 31, 2015 to August 31, 2015, on a month-by-month basis. In connection with this third amendment, the Company will make additional periodic payments to Lonza, a portion of which will fund Lonza’s continuing Engineering Skin Substitute (“ESS”) development activity. Upon execution of this third amendment, the Company paid $350 to Lonza on March 31, 2015.

The option agreement was executed in July 2015 and is disclosed in Note 10, Subsequent Events.

8.	EQUITY Reverse Stock Split

On May 2, 2015, the Company’s Board of Directors and stockholders approved a 1-for-150 reverse stock split of the Company’s authorized and issued and outstanding common stock. The reverse stock split became effective on June 10, 2015. Upon the effectiveness of the reverse stock split, (i) every one hundred and fifty shares of outstanding common stock was combined into one share of common stock, (ii) the number of shares of common stock into which each outstanding option to purchase common stock is exercisable was proportionally decreased, (iii) the exercise price of each outstanding warrant or option to purchase common stock was proportionately increased, and (iv) the conversion ratio for each share of preferred stock outstanding was proportionately reduced.

Unless otherwise indicated, all of the share numbers, share prices and exercise prices in these consolidated financial statements have been adjusted, on a retroactive basis, to reflect this 1-for-150 reverse stock split.

Private Placement of Common Stock

During the first quarter of 2015 under the Lincoln Park Capital Fund LLC financing arrangement the Company sold 256,305 common shares and issued 3,290 common shares as a commitment fee for a total of $2,819. $14,506 funding remains available under the financing arrangement as of June 30, 2015.

Series D Preferred Stock

During the first quarter of 2015, 549 shares of Series D preferred stock were converted to 122,073 common shares, and 2,045 shares of common stock were issued as a dividend due upon conversion. Also, 7,819 shares of common stock were issued as a quarterly dividend.

During the second quarter of 2015, 400 shares of Series D preferred stock were converted to 88,889 common shares. Also, 3,620 shares of common stock were issued as a quarterly dividend.

Series E Preferred Stock

During the first quarter of 2015, 3,278 shares of Series E preferred stock were sold for $2,950. Also during the first quarter of 2015, 500 shares of Series E preferred stock were converted to 41,667 common shares, and 15,835 shares of common stock were issued as a dividend due upon conversion. Also, 5,904 shares of common stock were issued as a quarterly dividend.

During the second quarter of 2015, 444 shares of Series E preferred stock were sold for $400. Also, 25,850 shares of common stock were issued as a quarterly dividend.

On April 2, 2015 the Company amended the Series E preferred Stock Certificate of Designation for the following:

•	Increased the number of authorized shares from 7,779 to 13,335.
•	Reduced the conversion price from $12.00 to $7.50.
•	Issued 200,000 Company restricted common shares to existing investors as of April 2, 2015.

Subsequent to June 30, 2015, the Company issued 1,400 shares of its Series E Convertible Preferred Stock (”Series E Preferred Stock”) for gross proceeds of $1,260.

On July 9, 2015, the Company filed a Second Amended and Restated Certificate of Designation to its Series E Convertible Preferred Stock to, among other things, provide for cash redemption of the Series E Preferred Stock at the Company’s discretion and a further extension of any downward adjustment in the conversion price until January 8, 2016.

Series G Preferred Stock

On April 23, 2015, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of the Series G Preferred Stock (“Certificate of Designation”) with the Secretary of State of the State of Nevada. On April 23, 2015, the Company, entered into a Stock Purchase Agreement (“SPA”) with Discover Growth Fund, a Cayman Islands exempted mutual fund (“Discover”), pursuant to which the Company sold and issued 1,087 shares of the Company’s newly designated Series G Preferred Stock (“Series G Preferred Stock”) for gross proceeds of $5,000 and an 8% original issue discount.

F-40

On July 9, 2015, the Company entered into an Amended and Restated Securities Purchase Agreement (the “Series G SPA”) with Discover for the sale of 435 shares of the Company’s Series G Preferred Stock and an additional 100 shares of Series G Preferred Stock as a fee (collectively, the “Shares”) in a registered direct offering (the “Offering”), subject to customary closing conditions for proceeds of $2,000.

The Series G Preferred Stock has a fixed conversion price of $9.00 and has no specific voting rights.

9.	STOCK OPTION PLANS

2008 Stock Plan

The Company’s Board of Directors approved the 2008 Stock Plan (the “Plan”). Under the Plan, the Company may grant up to 307,466 shares of incentive stock options, nonqualified stock options, or stock awards to eligible persons, including employees, nonemployees, members of the Board of Directors, consultants, and other independent advisors who provide services to the Company. In general, options are granted with an exercise price equal to the fair value of the underlying common stock on the date of the grant. Options granted typically have a contractual life of 10 years and vest over periods ranging from being fully vested as of the grant date to four years.

The following table is a summary of activity under the 2008 Plan:

	Common Stock Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value ($000)
Balance December 31, 2014	143,974	$11.00	8.8	$47
Options granted
Employee	—	—	—
Non-employee	—	—	—
Options cancelled	(16,667)	15.00	—
Options exercised	—	—	—
Balance June 30, 2015	127,307	$11.00	8.5	$12

Options vested as of June 30, 2015	104,413

2012 Preferred Stock Plan

In July 2012, our Board of Directors adopted a new stock plan, the Management, Employee, Advisor and Director Preferred Stock Option Plan – 2012 Series B Convertible Preferred Stock Plan (“Preferred Stock Plan”). The purposes of the Preferred Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Management, Employees, Advisors and Directors and to promote the success of our business. These options currently vest over two or three years and cannot be converted into common shares or sold for two years from the date of the Designation of the Series B Preferred shares. Each share of Series B Preferred stock converts into fifty shares of common stock.

F-41

The following table is a summary of activity under the Preferred Stock Plan:

	Preferred Stock Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value ($000)
Balance – December 31, 2014	16,583	$92.03	7.8	$6,836
Preferred options cancelled	—	—	—
Preferred options granted
Employee	—	—	—
Non-Employee	—	—	—
Balance – June 30, 2015	16,583	$92.03	7.3	$3,525

Preferred options vested as of June 30, 2015	15,480

2014 Stock Plan

In August 2014, the Company adopted the 2014 Stock Plan (the “2014 Plan”), which was approved by the Company’s stockholder at the Company’s Annual Meeting in September 2014. Under the 2014 Plan, the Company may grant up to 1,025,868 common shares in the forms of incentive stock options, nonqualified stock options or stock awards to eligible persons, including employees, nonemployees, members of the Board of Directors, consultants, and other independent advisors who provide services to the Company. In general, options are granted with an exercise price equal to the fair value of the underlying common stock on the date of the grant. Options granted typically have a contractual life of 10 years and vest over periods ranging from being fully vested as of the grant date to four years.

The following table is a summary of activity under the 2014 Plan:

	Common Stock Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value ($000)
Balance – December 31, 2014	57,333	$13.50	9.8	$0
Options granted (weighted-average fair value of $12.48)
Employee	166,467	12.50	9.1
Non-Employee	15,000	12.30	0.8
Options cancelled	—	—	—
Options exercised	—	—	—
Balance June 30, 2015	238,800	$12.00	9.5	$0

Options vested as of June 30, 2015	46,325

Stock-based compensation expense for all plans is classified in the statements of operations as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Research and development	$103	$108	$295	$288
General and administrative	215	165	520	187
Total	$318	$273	$815	$475

F-42

At June 30, 2015, there was a total of approximately $2,732 of unrecognized compensation cost, related to non-vested stock option awards, which is expected to be recognized over a weighted-average period of approximately 2.7 years. The Company has estimated a forfeiture rate of 0% due to a low history of forfeitures and the majority of grants being held by senior level executives.

The fair value of the Company’s stock-based awards during the six months ended June 30, 2015 and 2014 were estimated using the Black-Scholes option-pricing model with the following assumptions:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Weighted-average volatility	(1)%	302%	(1)%	89%-302%
Weighted-average expected term	(1)	5.75	(1)	5-5.75
Expected dividends	0%	0%	0%	0%
Risk-free investment rate	(1)%	1.96%	(1)%	1.73%-1.96%
(1)	There were no stock options issued during the three and six months ended June 30, 2015.

10.	SUBSEQUENT EVENTS

Note Payable

On July 1, 2015, the Company entered into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Investor”) pursuant to which such Investor purchased an aggregate of $650 in principal amount of 12% Promissory Notes (the “Notes”) due April 2, 2016 (the “Note Transaction”).

On July 9, 2015, the Company entered into a Securities Purchase Agreement (the “Notes SPA”) with four investors (the “Investors”) pursuant to which such Investors purchased an aggregate of $1,000 in principal amount of 12% Promissory Notes (the “Notes”) due July 9, 2016 (the “Note Purchase Transaction”).

In connection with the Note Transaction, effective on July 9, 2015, the Company entered into a Security Agreement with the Investors (the “Security Agreement”) pursuant to which the Company agreed to grant a security interest in certain of its property (the “Collateral”) to the Investors in order to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Notes.

Acquisition of Cutanogen Corporation

On July 8, 2015, the Company exercised its previously disclosed option to acquire Cutanogen Corporation. Pursuant to a Share Purchase Agreement among the Company and Lonza Walkersville, Inc. (“Lonza”) dated July 14, 2015 (the “Agreement”); the Company paid $4,000 to Lonza upon closing. Pursuant to the Agreement, the Company will be required to pay up to $5,000 in aggregate milestone payments upon the achievement of certain regulatory milestones.

Common Stock issued

Subsequent to June 30, 2015 the company sold 13,334 of common shares and issued 74 common shares as a commitment fee for total proceeds of $63 under the Lincoln Park Capital Fund LLC financing arrangement.

In July 2015, a total 218,286 of common shares were issued for Series D, E and G quarterly preferred stock dividends.

During the month of July 2015, 350 Shares of Series D Preferred Stock converted to 77,778 of common shares. Also 150 shares of Series G Preferred Stock converted to 83,334 of common shares.

F-43

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant, other than estimated placement agents’ fees, in connection with our public offering. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee:

SEC registration fee	$983.41
Legal fees and expenses	$60,000	*
Accounting fees and expenses	$15,000	*
Printing and engraving expenses	$1,000	*
Miscellaneous fees and expenses	$3,016.59	*
Total	$80,000

* Estimated.

Item 14. Indemnification of Directors and Officers

Section 78.7502(1) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

Section 78.7502(2) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the Nevada Revised Statutes further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith.

Section 78.751 of the Nevada Revised Statutes provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the Nevada Revised Statutes further provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

Item 15. Recent Sales of Unregistered Securities

On October 2, 2012, the Company issued 2,000 shares of the Company’s common stock to BeSpoke Growth Partners, Inc. for capital market public relations and business consulting services. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 3, 2012, the Company issued 13,636shares of the Company’s common stock to Redwood Management LLC for payment of $4,500 for note conversion. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 3, 2012, the Company issued 33,333 shares of the Company’s common stock to Asher Enterprises Inc. for payment of $15,000 for note conversion. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 4, 2012, the Company issued 51,125 shares of the Company’s common stock to Bespoke Growth Partners, Inc. for payment of $9,202.43 for capital market public relations and business consulting services. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 4, 2012, the Company issued 3,333 shares of the Company’s common stock to Provsta Life Sciences for payment of $32,500 for technology. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 8, 2012, the Company issued 5,583 shares of the Company’s common stock to Asher Enterprises Inc. for payment of $2,680 for note conversion. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 9, 2012, the Company issued 8,333 shares of the Company’s common stock to StockVest for payment of $11,250 for services. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 9, 2012, the Company issued 36,036 shares of the Company’s common stock to Matt Morns for payment of $10,000 for note conversion. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 12, 2012, the Company issued 10,000 shares of the Company’s common stock to JSBarkats PLLC for payment of $7,500 for legal services. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 16, 2012, the Company issued 45,455 shares of the Company’s common stock to Redwood Management LLC for payment of $15,000 for note conversion. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 16, 2012, the Company issued 53,333 shares of the Company’s common stock to Brian Holden for payment of $16,000 for note conversion. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 17, 2012, the Company issued 32,955 shares of the Company’s common stock to Matt Morris for payment of $9,145 for note conversion. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 22, 2012, the Company issued 57,971 shares of the Company’s common stock to Redwood Management LLC for payment of $20,000 for note conversion. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 22, 2012, the Company issued 72,072shares of the Company’s common stock to Mathew Morris for payment of $20,000 related to the conversion of a Convertible Promissory Note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 26, 2012, the Company issued 66,667 shares of the Company’s common stock to Neuroscience Associates for payment of $68,000 related to technical services provided to the Company. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 26, 2012, the Company issued 20,290 shares of the Company’s common stock to Redwood Management LLC for payment of $7,000 for note conversion. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 29, 2012, the Company issued 6,667 shares of the Company’s common stock to Joseph Rubinfeld for payment of $10,000 related to the conversion of a Convertible Promissory Notes These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 30, 2012, the Company issued 36,036 shares of the Company’s common stock to Matt Morris for payment of $10,000 for note conversion. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 31, 2012, the Company issued 38,000 shares of the Company’s common stock to Scott VanderMeer for payment of $10,000 for note conversion. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 31, 2012, the Company issued 13,333 shares of the Company’s common stock to Brian Holden for payment of $4,000 for note conversion. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 1, 2012, the Company issued 13,333 shares of the Company’s common stock to R. Chris Cottone for payment of $12,000 for services. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 2, 2012, the Company issued 33,333 shares of the Company’s common stock to Jeff Stephens for payment of $12,000 related to the conversion of a Convertible Promissory Notes These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 2, 2012, the Company issued 33,333 shares of the Company’s common stock to Scott VanderMeer. for payment of $12,000 related to the conversion of a Convertible Promissory Notes These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 2, 2012, the Company issued 46,667 shares of the Company’s common stock to Ascendent Partners, LLC for payment of $11,436.88 related to the conversion of a Convertible Promissory Note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 9, 2012, the Company issued 5,000 shares of the Company’s common stock to VStock Transfer, LLC for payment of $6,750 related to transfer agent services. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 10, 2012, the Company issued 3,333 shares of the Company’s common stock to Scott VanderMeer for payment of $5,000 related to a Convertible Promissory Note conversion. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 10, 2012, the Company issued 1,760 shares of the Company’s common stock to Sheryl Clark for payment of $10,552.52 related to a Convertible Promissory Note conversion. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 12, 2012, the Company issued 23,333 shares of the Company’s common stock to Dustin Johns for payment of $7,500 related to the conversion of a Convertible Promissory Notes These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 19, 2012, the Company issued 153,333 shares of the Company’s common stock to Ironridge Global IV, Ltd for payment of $464,600 related to the conversion of some trade debt. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 19, 2012, the Company issued 66,657 shares of the Company’s common stock to Dominion Capital, LLC for payment of $84,987.91 related to the conversion of a Convertible Promissory Note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 28, 2012, the Company issued 66,667 shares of the Company’s common stock to Dominion Capital, LLC for payment of $85,000 related to the conversion of a Convertible Promissory Note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 5, 2012, the Company issued 58,824 shares of the Company’s common stock to Dominion Capital LLC for payment of $75,000. related to the conversion of a Convertible Promissory Notes These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 6, 2012, the Company issued 26,418 shares of the Company’s common stock to Ironridge Global IV, Ltd for payment of $80,050.16 related to the conversion of some trade debt. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 10, 2012, the Company issued 8,268 shares of the Company’s common stock to Ironridge Global IV, Ltd for payment of $24,374.45 related to the conversion of some trade debt. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 18, 2012, the Company issued 66,667 shares of the Company’s common stock to Ascendent Partners, LLC for payment of $30,000 related to the conversion of a Convertible Promissory Notes These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 21, 2012, the Company issued 11,549shares of the Company’s common stock to Hanover Holdings I, LLC for payment of $22,575 related to the conversion of a Convertible Promissory Notes. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 26, 2012, the Company issued 62,226 shares of the Company’s common stock to David Fiamingo. for payment of $31,080.51 related to the conversion of Convertible Promissory Notes. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On January 29, 2013, we issued 2,500 shares of our restricted common stock to Network 1 Financial Services for services related to various convertible debt holders. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On January 29, 2013, we issued 3,750 shares of our restricted common stock to Mario Marsillo for services related to various convertible debt holders. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded us under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On January 29, 2013, we issued 3,750 shares of our restricted common stock to Vincent Labarbara for services related to various convertible debt holders. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded us under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 3, 2013, we issued 10,000 restricted shares of our restricted common stock to Avidity IP Limited for legal services. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded us under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 13, 2013, we issued 5,556 shares of our restricted common stock to International Infusion LLC related to the conversion of a convertible note into common stock. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded us under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 28, 2013, we issued 48,718 shares of our restricted common stock to Neuroscience Associates, Inc. related to technical research services provided. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded us under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On July 22, 2013, the Company issued 24,809shares of the Company’s restricted common stock to Brett Johnson related to various public relation services provided. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On July 22, 2013, the Company issued 13,333 shares of the Company’s restricted common stock to Brewer Sports International related to various business advisory services provided. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 1, 2013, the Company issued 1,282 shares of the Company’s restricted common stock to Russell James Miller related to investor relation services provided. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 13, 2013, the Company issued 333 shares of the Company’s restricted common stock to Jamaal Brown related to various business advisory services provided. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 20, 2013, the Company issued 2,778 shares of the Company’s restricted common stock to International Infusion related to business advisory services. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 26, 2013, the Company issued 18,622 shares of the Company’s restricted common stock to Matt Morris related to the conversion of a convertible note into common stock. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 30, 2013, the Company issued 50,000 shares of the Company’s restricted common stock to International Infusion LLC related to the conversion of a convertible note into common stock. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On September 4, 2013, the Company issued 667 shares of the Company’s restricted common stock to Gerard Casale related to business advisory services. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On September 24, 2013, the Company issued 66,667 shares of the Company’s restricted common stock to Jeffery Stephens related to the conversion of a convertible note into common stock. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On September 1, 2013, the Company issued 64,891 shares of the Company’s restricted common stock to Ascendant Partners, LLC related to the conversion of a convertible note into common stock. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On September 26, 2013, the Company issued 24,667 shares of the Company’s restricted common stock to Jeffery Stephens related to the conversion of a convertible note into common stock. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On September 30, 2013, the Company issued 45,288 shares of the Company’s restricted common stock to Dominion Capital LLC related to the conversion of a convertible note into common stock. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 1, 2013, the Company issued 2,759 shares of the Company’s restricted common stock to Dominion Capital LLC related dividend on Series D Preferred Stock. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 1, 2013, the Company issued 2,500 shares of the Company’s restricted common stock to Sichenza Ross Friedman Ference related to business advisory services. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 1, 2013, the Company issued 1,667 shares of the Company’s restricted common stock to VStock Transfer, LLC related to business advisory services. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 1, 2013, the Company issued 6,667 shares of the Company’s restricted common stock to Jack Brewer related to business advisory services. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 3, 2013, the Company issued 3,266 shares of the Company’s restricted common stock to Black Mountain Equities, Inc. related to the conversion of a convertible note into common stock. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 4, 2013, the Company issued 10,000 shares of the Company’s restricted common stock to Daniel Kordash related to business advisory services. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 7, 2013, the Company issued 12,500 shares of the Company’s restricted common stock to Zacks & Company related to business advisory services. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 7, 2013, the Company issued 409 shares of the Company’s restricted common stock to Richard Lane related to business advisory services. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 7, 2013, the Company issued 854 shares of the Company’s restricted common stock to Russell James Miller, Jr. Living Trust related to business advisory services. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October15, 2013, the Company issued 52,504 shares of the Company’s restricted common stock to Dominion Capital LLC related to the conversion of a convertible note into common stock. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 17, 2013, the Company issued 1,200 shares of the Company’s restricted common stock to VStock Transfer, LLC related to business advisory services. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October28, 2013, the Company issued 44,558 shares of the Company’s restricted common stock to Dominion Capital LLC related to the conversion of a convertible note into common stock. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 12, 2013, the Company issued 52,426 shares of the Company’s restricted common stock to Dominion Capital LLC related to the conversion of a convertible note into common stock. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 2, 2013, the Company issued 47,741 shares of the Company’s restricted common stock to Dominion Capital LLC related to the conversion of a convertible note into common stock. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 2, 2013, the Company issued 47,741 shares of the Company’s restricted common stock to Dominion Capital LLC related to the conversion of a convertible note into common stock. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions.

On January 1, 2014, the Company issued 5,775 shares of the Company’s restricted common stock to Dominion Capital, LLC as a dividend payment on the Series D convertible preferred stock. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On January 14, 2014, the Company issued 24,273 shares of the Company’s restricted common stock to PGI Drug Discovery, LLC as payment per the terms of a License Agreement entered into on January 14, 2014. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 10, 2014, the Company issued 7,305 shares of the Company’s restricted common stock to Mr. Robert L. Harris, a director of the Company related to the conversion of a convertible note and accrued interest into restricted common stock. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 1, 2014 the Company issued 5,775 shares of the Company’s restricted common stock as consideration for a dividend payment.

On October 16, 2014, the Company issued 1,111 shares of the Company’s restricted common stock, as consideration for an extension on a note payable.

On October 24, 2014 the company issued 6,548 shares of the Company’s restricted common stock as consideration for a services provided and Board of Director fees.

On November 7, 2014, the Company issued 250,000 shares of the Company’s restricted common stock, as payment for acquisition of certain assets of Regenicin, Inc.

In addition the company issued shares in during 2014 including the following transactions:

·	On January 1, 2014 the Company issued 13,333 shares of the Company’s restricted common stock as consideration for services provided.

·	On January 31, 2014 the Company issued 3,333 shares of the Company’s restricted common stock as consideration for services provided.

·	On May 8, 2014 the Company issued 10,000 shares of the Company’s restricted common stock as consideration under the Asset Purchase Agreement for Memory Dx.

·	On May 28, 2014 the Company issued 13,889 shares of the Company’s restricted common stock as consideration for a services provided.

On January 2, 2015 the Company issued 11,678 shares of the Company’s restricted common stock as consideration for a dividend payment

On January 9, 2015 the Company issued 662,526 shares of the Company’s restricted common stock as payment for acquisition of Diogenix, Inc.

On February 19, 2015 the Company issued 9,028 shares of the Company’s restricted common stock as consideration for services provided.

On February 23, 2015 the Company issued 8,333 shares of the Company’s restricted common stock as part of the consideration for entering into a Securities Purchase Agreement with an institutional investor.

On March 4, 2015 the Company issued 15,835 shares of the Company’s restricted common stock as consideration for a dividend payment

On March 11, 2015 the Company issued 1,020 shares of the Company’s restricted common stock as consideration for a dividend payment

On March 25, 2015 the Company issued 1,027 shares of the Company’s restricted common stock as consideration for a dividend payment.

On April 1, 2015 we issued 29,183 shares of our restricted common stock as consideration for a dividend payment.

On April 1, 2015 we issued 1,867 shares of our restricted common stock as consideration for deferred funding costs.

On April 2, 2015 we issued 200,000 shares of our restricted common stock to Series E Preferred Stock Holders for consideration for an amendment to Stock Holder Rights related to the issuance of Series G Preferred Stock.

On April 9, 2015 we issued 40 shares of the Company’s restricted common stock were issued for a dividend payment.

On April 27, 2015 we issued 90 shares of our restricted common stock for a dividend payment.

On May 13, 2015 we issued 158 shares of our restricted common for a dividend payment.

On July 1, 2015 we issued 44,907 shares of our restricted common stock as consideration for a dividend payment.

On July 15, 2015 we issued 77,778 shares of our restricted common stock pertaining to the conversion of Series D Preferred Stock.

On July 15, 2015 we issued 242 shares of our restricted common stock as consideration for a dividend payment.

On August 12, 2015 we issued 40,000 shares of our restricted common as payment for services.

On August 12, 2015 we sold 150 shares of Series E Preferred stock.

On September3, 2015 we issued 15,000 shares of our restricted common stock as additional financing costs.

On September 28, 2015 we issued 389,933 shares of our restricted common stock as consideration for a dividend payment.

Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
3.1	Articles of Incorporation of Amarantus BioScience, Inc. filed with the Secretary of State of Nevada on March 22, 2013.Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed April 1, 2013.
3.2	Certificate of Amendment to Certificate of Incorporation. Incorporated by reference to Current Report on Form 8-K filed October 14, 2011.
3.3	Certificate of Amendment to the Certificate of Incorporation. Incorporated by reference to Current Report on Form 8-K filed November 14, 2012.
3.4	Certificate of Designation of Series B Preferred Stock filed with the Secretary of State on April 2, 2013. Incorporated by reference to the Company’s Current Report on Form 8-K filed April 4, 2013.
3.5	Bylaws. Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed April 1, 2013
3.6	Certificate of Amendment to Certificate of Incorporation-Delaware. Incorporated by reference to Current Report on Form 8-K filed November 27, 2012.
3.7	Certificate of Designation of Series D Preferred Stock filed with the Secretary of State on June 30, 2014. Incorporated by reference to the Company’s Current Report on Form 8-K filed on July 7, 2014.
3.8	Certificate of Amendment to Certificate of Designation of Series E Preferred Stock filed December 19, 2014. Incorporated by reference to the Company’s Current Report on Form 8-K filed on December 24, 2014.
3.9	Agreement and Plan of Merger, dated January 8, 2015, by and among Amarantus Bioscience Holdings, Inc., DioGenix, Inc., Neuro Acquisition Corporation and Nerveda, LLC, as Security holder Representative. Incorporated by reference to the Company’s Current Report on Form 8-K filed on January 13, 2015.

3.10	Certificate of Amendment to Certificate of Designation of Series E Preferred Stock filed with the Secretary of State on January 13, 2014. Incorporated by reference to the Company’s Current Report on Form 8-K filed on January 14, 2015.
3.11	Amended and Restated Certificate of Designation of Series E Preferred Stock filed with the Secretary of State on April 2, 2015. Incorporated by reference to the Exhibit 10.54 to the Company’s annual report on Form 10-K filed on April 6, 2015.
3.12	Certificate of Designations of Series G Preferred Stock filed with the Secretary of State on April 23, 2015. Incorporated by reference to the Company’s Current Report on Form 8-K filed on April 28, 2015.
3.13	Certificate of Change filed with the Secretary of State on May 21, 2015. Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 21, 2015
3.14	Second Amended and Restated Certificate of Designations of Series E Preferred Stock filed with Secretary of State of Nevada on July 9, 2015 . Incorporated by reference to the Company’s current report on Form 8-K filed on July 15, 2015.
3.15	Amended and Restated Certificate of Designations of Series G Preferred Stock filed with the Secretary of State of Nevada on July 10, 2015. Incorporated by reference to the Company’s current report on Form 8-K filed on July 15, 2015.
3.16	Certificate of Designation of Preferences, Rights and Limitations of the Series H 12% Convertible Preferred Stock filed with the Secretary of State of Nevada on September 30, 2015. Incorporated by reference to the Company’s current report on Form 8-K filed on October 1, 2015.
4.1	Senior Secured Convertible Promissory Note Agreement dated December 28, 2010. Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K/A filed June 3, 2011
4.2	Form of Rights Agreement, Form of Certificate of Designations, Form of Right Certificate, and the Form of Summary of Rights to Purchase Preferred Shares. Incorporated by reference to Current Report on Form 8-K filed December 28, 2012.
5.1*	Opinion of Sichenzia Ross Friedman Ference LLP
10.1	Second Amendment to Senior Secured Convertible Promissory Note Agreement. Incorporated by reference to Current Report on Form 8-K/A filed June 3, 2011.
10.2	Convertible Promissory Note Agreement as amended on March 23, 2011. Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K/A filed June 3, 2011.
10.3	Note and Warrant Purchase Agreement - Molecular Medicine Research Institute Incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K/A filed June 3, 2011.
10.4	Sponsored Research Agreement. Incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K/A filed June 3, 2011.
10.5	Note and Warrant Purchase Agreement - The Parkinson’s Institute. Incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K/A filed June 3, 2011.
10.6	Promissory Note - Neurotrophics, Inc. Incorporated by reference to the Company’s Current Report on Form 8-K/A filed June 3, 2011.
10.7	Intellectual Property Assignment Incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K/A filed June 3, 2011.
10.8	Data Transfer Agreement Incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K/A filed June 3, 2011.
10.9	Consulting Agreement with Keelin Reeds Partners Incorporated by reference to Exhibit 10.10 of the Company’s Current Report on Form 8-K/A filed June 3, 2011.
10.10	Executive Services Agreement, as amended. Incorporated by reference to Exhibit 10.11 of the Company’s Current Report on Form 8-K/A filed June 3, 2011.
10.11	Sublease Incorporated by reference to Exhibit 10.12 of the Company’s Current Report on Form 8-K/A filed June 3, 2011.
10.12	MJFF Research Grant Terms and Conditions Incorporated by reference to Exhibit 10.13 of the Company’s Current Report on Form 8-K/A filed June 3, 2011.
10.13	2008 Stock Plan. Incorporated by reference to Exhibit 10.14 of the Company’s Current Report on Form 8-K/A filed June 3, 2011.
10.14	Letter of Agreement with Argot Partners, LLC Incorporated by reference to Exhibit 10.15 of the Company’s Current Report on Form 8-K/A filed June 3, 2011.

10.15	Consent to Assignment between Juvaris BioTherapeutics, Inc. and the Company dated May 31, 2011. Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed June 15, 2011
10.16	Lease Agreement, as amended - Juvaris BioTherapeutics, Inc. Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed June 15, 2011
10.17	Note Purchase Agreement - Samuel Herschkowitz. Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed October 3, 2011
10.18	Promissory Note dated October 4, 2011 issued by the Company to Samuel Herschkowitz. Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed October 3, 2011
10.19	Letter Agreement regarding Pledged Shares between the Company and Samuel Herschkowitz. Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed October 3, 2011.
10.20	Exclusive License Agreement between Power 3 Medical Products, Inc. and the Company dated January 18, 2012. Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed January 30, 2012
10.21	Convertible Promissory Note issued November 14, 2012 to Dominion Capital, LLC Incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q filed on November 14, 2012.
10.22	Exclusive License Agreement, effective December 14th, 2012, by and between Amarantus Biosciences and Memory Dx, LLC. Incorporated by reference to Current Report on Form 8-K filed December 12, 2012.
10.23	Bill of Sale, dated December 19, 2012, by and between Lowell T. Cage, as the chapter 7 Trustee for Power3 Medical Products, Inc. and Amarantus Biosciences, Inc. Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed December 26, 2012
10.24	Order Authorizing Sales of Intellectual Property Free and Clear of Liens, Claims and Encumbrances, dated December 17, 2012. Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed December 26, 2012.
10.25	Copy of Letter of Intent between Amarantus BioScience, Inc. and Brewer Sports International, LLC dated as of December 28, 2012. Incorporated by reference to Current Report on Form 8-K filed December 31, 2012.
10.26	Amendment No 1 to Convertible Promissory Note issued to Dominion Capital, LLC. Incorporated by reference to Exhibit 10.32 to the Company’s annual report on Form 10-K filed on April 18, 2013.
10.27	Amendment No. 2 to Convertible Promissory Note issued to Dominion Capital, LLC. Incorporated by reference to Exhibit 10.33 to the Company’s annual report on Form 10-K filed on April 18, 2013.
10.28	Amended and Restated Convertible Promissory note - issued to Dominion Capital, LLC in the principal amount of $375,000. Incorporated by reference to Exhibit 10.34 to the Company’s annual report on Form 10-K filed on April 18, 2013.
10.29	Securities Purchase Agreement dated September 3, 2013. Incorporated by reference to the Company’s Form 8-K filed September 9, 2013.
10.30	Form of 8% Original Issue Discount Senior Convertible Debenture due September 6, 2014. Incorporated by reference to the Company’s Form 8-K filed September 9, 2013.
10.31	Form of Registration Rights Agreement entered into in connection with the Securities Purchase. Incorporated by reference to the Company’s Form 8-K filed September 9, 2013. Agreement dated September 3, 2013 and October 2, 2013 dated September 3, 2013
10.32	Form of Common Stock Purchase entered into in connection with the Securities Purchase Agreement dated September 3, 2013 and October 2, 2013 Warrant. Incorporated by reference to the Company’s Form 8-K filed September 9, 2013.
10.33	Form of Subsidiary Guarantee entered into in connection with Securities Purchase Agreement dated September 3, 2013 and October 2, 2013. Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on December 2, 2013
10.34	Securities Purchase Agreement dated October 2, 2013. Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on December 2, 2013
10.35	Form of 8% Original Issue Discount Senior Convertible Debenture due October 2, 2014. Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on December 2, 2013
10.36	Amendment No. 1 to Registration Rights Agreement dated October 2, 2013. Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on December 2, 2013.
10.37	Option Agreement between the Company and the University of Miami dated November 27, 2013. Incorporated by reference to the Company’s Annual Report on Form 10-K filed on April 21, 2014.
10.38	Exclusive License Agreement between the Company and the University of Massachusetts date December 12, 2013 Incorporated by reference to the Company’s Annual Report on Form 10-K filed on April 21, 2014.

10.39	Demand Promissory Note issued to Dominion Capital LLC. Incorporated by reference to the Company’s Annual Report on Form 10-K filed on April 21, 2014.
10.40	Option Agreement with the University of Massachusetts dated as of February 28, 2014. Incorporated by reference to the Company’s Annual Report on Form 10-K filed on April 21, 2014.
10.41	Purchase Agreement, dated as of March 7, 2014, by and between the Company and Lincoln Park Capital Fund, LLC. Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed March 13, 2014.
10.42	Registration Rights Agreement dated as of March 7, 2014, by and between the Company and Lincoln Park Capital Fund, LLC. Incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed March 13, 2014.
10.43	Asset Purchase Agreement between Amarantus Bioscience Holdings, Inc. and Memory DX, LLC dated as of April 29, 2014. Incorporated by reference to Exhibit 10.1 to the Company’s quarterly report on Form 10-Q filed with the SEC on May 20, 2014.
10.44	Asset Purchase Agreement between Amarantus Bioscience Holdings, Inc. and Provista Diagnostics, Inc. entered into as of May 1, 2014. Incorporated by reference to Exhibit 10.2 to the Company’s quarterly report on Form 10-Q filed with the SEC on May 20, 2014.
10.45	Employment Letter, entered into by and between Gerald E. Commissiong and Amarantus Bioscience Holdings, Inc. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2014.
10.46	Form of Securities Purchase Agreement. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2014.
10.47	Option Agreement, dated November 7, 2014, by and between Amarantus Bioscience Holdings, Inc. and Lonza Walkersville. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 17, 2014.
10.48	Asset Purchase Agreement, dated November 7, 2014, by and among Amarantus Bioscience Holdings, Inc., Regenicin, Inc., Clark Corporate Law Group, LLP, and Gordon & Rees, LLP. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 17, 2014.
10.49	Consulting Agreement, dated November 1, 2014, by and between Amarantus Bioscience Holdings, Inc. and NeuroAssets SARL. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 24, 2014.
10.50	First Amendment to Option Agreement by and between Lonza Walkersville, Inc. and Amarantus Bioscience Holdings, Inc. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2015.
10.51	Offer Letter to Dr. John W. Commissiong dated December 31, 2014. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2015.
10.52	Amendment to Asset Purchase Agreement by and among Regenicin, Inc., Clark Corporate Law Group, LLP, and Amarantus Bioscience Holdings, Inc. Incorporated by reference to the Company’s annual report on Form 10-K filed on April 6, 2015.
10.53	Second Amendment to Option Agreement by and between Lonza Walkersville, Inc. and Amarantus Bioscience Holdings, Inc. Incorporated by reference to the Company’s annual report on Form 10-K filed on April 6, 2015.
10.55	Form of Stock Purchase Agreement (Series G Preferred Stock). Incorporated by reference to the Company’s current report on Form 8-K filed on April 28, 2015.
10.56	Form of 12% Promissory Note issued on July 1, 2015. Incorporated by reference to the Company’s current report on Form 8-K filed on July 8, 2015. Incorporated by reference to the Company’s current report on Form 8-K filed on July 15, 2015.
10.57	Form of Amended and Restated Securities Purchase Agreement for Series G Preferred Stock. Incorporated by reference to the Company’s current report on Form 8-K filed on July 15, 2015. Incorporated by reference to the Company’s current report on Form 8-K filed on July 15, 2015.
10.58	Form of Securities Purchase Agreement for Series E Preferred Stock. Incorporated by reference to the Company’s current report on Form 8-K filed on July 15, 2015. Incorporated by reference to the Company’s current report on Form 8-K filed on July 15, 2015.
10.59	Form of Securities Purchase Agreement for 12% Promissory Note. Incorporated by reference to the Company’s current report on Form 8-K filed on July 15, 2015.
10.60	Form of 12% Promissory Note Incorporated by reference to the Company’s current report on Form 8-K filed on July 15, 2015.
10.61	Form of Security Agreement Incorporated by reference to the Company’s current report on Form 8-K filed on July 15, 2015. Incorporated by reference to the Company’s current report on Form 8-K filed on July 15, 2015.
10.62	Form of Securities Purchase Agreement dated as of September 30, 2015 for the Series H 12% Convertible Preferred Stock and Warrants. Incorporated by reference to the Company’s current report on Form 8-K filed on October 1, 2015.

10.63	Form of Securities Purchase Agreement dated as of September 30, 2015 for the 12% Senior Secured Convertible Promissory Notes and Warrants. Incorporated by reference to the Company’s current report on Form 8-K filed on October 1, 2015.
10.64	Form of Warrant issued pursuant to the Securities Purchase Agreement dated as of September 30, 2015 for the Series H 12% Convertible Preferred Stock and Warrants and Securities Purchase Agreement dated as of September 30, 2015 for the 12% Senior Secured Convertible Promissory Notes and Warrants. Incorporated by reference to the Company’s current report on Form 8-K filed on October 1, 2015.
10.65	Form of 12% Senior Secured Convertible Promissory Notes. Incorporated by reference to the Company’s current report on Form 8-K filed on October 1, 2015.
10.66	Form of Security Agreement dated September 30, 2015. Incorporated by reference to the Company’s current report on Form 8-K filed on October 1, 2015.
10.67	Form of Patent and Trademark Security Agreement dated September 30, 2015. Incorporated by reference to the Company’s current report on Form 8-K filed on October 1, 2015.
10.68	Form of Exchange Agreement dated September 30, 2015. Incorporated by reference to the Company’s current report on Form 8-K filed on October 1, 2015.
10.69	Form of Registration Rights Agreement dated September 30, 2015. Incorporated by reference to the Company’s current report on Form 8-K filed on October 1, 2015.
10.70	Form of Letter Agreement dated September 30, 2015. Incorporated by reference to the Company’s current report on Form 8-K filed on October 1, 2015.
10.71	Form of Repurchase Agreement dated September 25, 2015. Incorporated by reference to the Company’s current report on Form 8-K filed on October 1, 2015.
21	List of Subsidiaries. Incorporated by reference to Exhibit 21 to the Company’s annual report on Form 10-K filed on April 6, 2015.
23.1*	Consent of Marcum LLP
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase
101.DEF*	XBRL Taxonomy Extension Definition Linkbase
101.LAB*	XBRL Taxonomy Extension Label Linkbase
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase

*	Filed herewith.

Item 17. Undertakings

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)          The undersigned Registrant hereby undertakes that:

(1) for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1), or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) for purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, on October 15, 2015.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: October 15, 2015	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer (Principal Executive Officer)

Date: October 15, 2015	By:	/s/ Robert Farrell
Name: Robert Farrell
Title: Chief Financial Officer (Principal Financial and Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald E. Commissiong and Robert Farrell as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated

Name	Position	Date
/s/ Gerald E. Commissiong	Chief Executive Officer (Principal Executive Officer), President, Director	October 15, 2015
Gerald E. Commissiong

/s/ Robert Farrell	Chief Financial Officer (Principal Financial and Accounting Officer),	October 15, 2015
Robert Farrell

/s/ John W. Commissiong	Chief Scientific Officer, Director	October 15, 2015
John W. Commissiong

/s/ Robert L. Harris	Director	October 15, 2015
Robert L. Harris

/s/ David Lowe	Director	October 15, 2015
David Lowe

/s/ Donald Huffman	Director	October 15, 2015
Donald Huffman

October 15, 2015
/s/ Joseph Rubinfeld	Director
Joseph Rubinfeld